Exhibit 4.1

AMERICAN AXLE & MANUFACTURING, INC.

as Issuer

THE GUARANTORS PARTY

HERETO

6.375% Senior Secured Notes due 2032

INDENTURE

Dated as of October 3, 2025

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee and Notes Collateral Agent

TABLE OF CONTENTS

Page

ARTICLE I

Definitions and Incorporation by Reference

ARTICLE II

The Notes

ARTICLE III

Covenants

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ARTICLE IV

Successor Company and Successor Guarantor

SECTION 4.1.	When Company May Merge or Otherwise Dispose of Assets	91
SECTION 4.2.	When Issuer May Merge or Otherwise Dispose of Assets	92
SECTION 4.3.	When a Subsidiary Guarantor May Merge or Otherwise Dispose of Assets	95
SECTION 4.4.	The Transactions	95

ARTICLE V

Redemption of Notes

ARTICLE VI

Defaults and Remedies

ii

SECTION 6.8.	Collection Suit by Trustee	105
SECTION 6.9.	Trustee May File Proofs of Claim	105
SECTION 6.10.	Priorities	105
SECTION 6.11.	Undertaking for Costs	105

ARTICLE VII

Trustee

SECTION 7.1.	Duties of Trustee	106
SECTION 7.2.	Rights of Trustee	107
SECTION 7.3.	Individual Rights of Trustee	119
SECTION 7.4.	Disclaimer	110
SECTION 7.5.	Notice of Defaults	110
SECTION 7.6.	Compensation and Indemnity	110
SECTION 7.7.	Replacement of Trustee	111
SECTION 7.8.	Successor Trustee by Merger	112
SECTION 7.9.	Eligibility; Disqualification	112
SECTION 7.10.	Limitation on Duty of Trustee in Respect of Collateral	112

ARTICLE VIII

Discharge of Indenture; Defeasance

ARTICLE IX

Amendments

ARTICLE X

Note Guarantee

SECTION 10.1.	Note Guarantee	120
SECTION 10.2.	Limitation on Liability; Termination, Release and Discharge	121
SECTION 10.3.	Right of Contribution	122
SECTION 10.4.	No Subrogation	122

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ARTICLE XI

Collateral and Security

SECTION 11.1.	The Collateral	123
SECTION 11.2.	Release of Liens on the Collateral	123
SECTION 11.3.	Authorization of Actions To Be Taken by the Trustee Under the Collateral Documents	125
SECTION 11.4.	The Notes Collateral Agent	126

ARTICLE XII

Escrow Matters

SECTION 12.1.	Secured Notes Escrow Account	132
SECTION 12.2.	Release of Escrowed Property	133
SECTION 12.3.	Trustee Direction to Execute Escrow Agreement	133

ARTICLE XIII

Miscellaneous

iv

Exhibits

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Supplemental Indenture

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INDENTURE, dated as of October 3, 2025 (this “Indenture”), among AMERICAN AXLE & MANUFACTURING, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Issuer”), its parent, AMERICAN AXLE & MANUFACTURING HOLDINGS, INC. (the “Company”), certain subsidiaries of the Company from time to time parties hereto (the “Subsidiary Guarantors” and, together with the Company, the “Guarantors”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Notes Collateral Agent”).

Recitals of the Company

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) $850,000,000 aggregate principal amount of the Issuer’s 6.375% Senior Secured Notes due 2032, issued on the date hereof (the “Initial Notes”), and (ii) if and when issued, Additional Notes (as defined herein) (collectively with the Initial Notes, the “Notes”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.1.      Definitions.

“Account” means, collectively, (a) an “account” as such term is defined in the Uniform Commercial Code as in effect from time to time in the State of New York or under other relevant law, (b) a “payment intangible” as such term is defined in the Uniform Commercial Code as in effect from time to time in the State of New York or under other relevant law, and (c) the Company’s or any Restricted Subsidiary’s rights to payment for goods sold or leased or services performed or rights to payment in respect of any monetary obligation owed to the Company or any Restricted Subsidiary, including all such rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of Indebtedness or security.

“Acquisition” means the acquisition by the Company of all of the outstanding equity interests of the Target pursuant to an English law governed Scheme.

“Act” means the United Kingdom Companies Act 2006.

“Additional First Lien Document” means with respect to any Series of Additional Senior Class Debt, the notes, indentures, credit agreements, collateral agreements, security documents, guarantees and other operative agreements evidencing or governing such Indebtedness and the Liens securing such Indebtedness; provided that, in each case, the Indebtedness thereunder has been designated as Additional Senior Class Debt pursuant to the Pari Passu Intercreditor Agreement.

“Additional First Lien Obligations” means all amounts owing to any Additional First Lien Secured Party pursuant to the terms of any Series of Additional Senior Class Debt designated as Additional First Lien Obligations pursuant to the Pari Passu Intercreditor Agreement, including, without limitation, the obligation (including guarantee obligations) to pay principal, premium, interest, fees, expenses (including interest, fees and expenses that accrue after the commencement of a Bankruptcy Case, regardless of whether such interest, fees and expenses are an allowed claim under such Bankruptcy Case at the rate provided for in the respective Additional First Lien Documents), letter of credit commissions, reimbursement obligations, charges, attorneys costs, indemnities, penalties, reimbursements, damages and other amounts payable by a Guarantor any Additional First Lien Document (including guarantees of the foregoing).

“Additional First Lien Secured Party” means the holders of any Additional First Lien Obligations and any Collateral Agent and Authorized Representative with respect thereto and the beneficiaries of each indemnification obligation undertaken by the Company, the Issuer and the other applicable Guarantors under any related Additional First Lien Document.

“Additional Senior Class Debt” means additional Indebtedness incurred that is secured on an equal and ratable basis by the Liens securing the First Lien Obligations on a pari passu basis.

“Additional Senior Class Debt Collateral Agent” means, with respect to any Additional Senior Class Debt, the collateral agent acting on behalf of the holders of such Additional Senior Class Debt.

“Additional Senior Class Debt Representative” means the Authorized Representative of such Additional Senior Class Debt.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Applicable Premium” means, with respect to a Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value as of such Redemption Date of (i) the redemption price of such Note on October 15, 2028 (such redemption price being described in Section 5.1(c)), plus (ii) all required interest payments due on such Note through October 15, 2028 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, over (b) the then outstanding principal of such Note.

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“Applicable Total Net Leverage Ratio” means, for any date, the Consolidated Total Net Leverage Ratio set forth below with respect to the period of four consecutive fiscal quarters most recently ended on or prior to such date.

Issue Date through March 31, 2026	4.25 to 1.00

April 1, 2026 through March 31, 2027	4.00 to 1.00

April 1, 2027 through March 31, 2028	3.75 to 1.00

April 1, 2028 and thereafter	3.50 to 1.00

“Asset Disposition” means any Sale, including any disposition of any Capital Stock owned by it or an issuance of any Capital Stock in a Restricted Subsidiary, in each case, other than (A) issuing directors’ qualifying shares and other than issuing Capital Stock to the Issuer or another Restricted Subsidiary in compliance with clause (4) of the definition of Permitted Investments) and (B) properties or assets sold, transferred, leased or otherwise disposed of in a single transaction or a series of related transactions with a fair market value (a) prior to the Scheme Effective Date, not exceeding $15.0 million and not exceeding $65.0 million in aggregate in any fiscal year and (b) from and after the Scheme Effective Date, not exceeding $30.0 million and not exceeding $140.0 million in aggregate in any fiscal year); provided that Asset Disposition shall not include:

(1) sales, transfers, leases and other dispositions of (i) inventory, goods held for sale and other assets and licenses or leases of intellectual property (including on an intercompany basis), (ii) surplus, obsolete or worn out equipment or other property, or property no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries or otherwise economically impracticable to maintain, whether now owned or hereafter acquired and (iii) cash and Permitted Investments, in each case in the ordinary course of business;

(2) sales, transfers, leases and other dispositions (i) to the Company or a Restricted Subsidiary and (ii) of Capital Stock or Indebtedness of Unrestricted Subsidiaries;

(3) sales, transfers and other dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;

(4) the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business;

(5) assignments and sales of Receivables and Related Security pursuant to a Permitted Receivables Financing;

(6) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of any of the Company or any Restricted Subsidiary;

(7) any substantially concurrent exchange of assets of comparable value to be used in a Related Business;

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(8) the creation of a Lien permitted by the covenant described under Section 3.5 (but not the sale or other disposition of the property subject to such Lien);

(9) to the extent constituting a disposition of assets by the Company or any of the Restricted Subsidiaries, Permitted Investments and other Investments permitted by Section 3.4 (other than Capital Stock in a Restricted Subsidiary, unless all Capital Stock in such Restricted Subsidiary (other than directors’ qualifying shares) are sold);

(10) dispositions in connection with the Transactions;

(11) other sales, transfers, leases and other dispositions of assets (other than Capital Stock in a Restricted Subsidiary, unless all Capital Stock in such Restricted Subsidiary (other than directors’ qualifying shares) are sold) that are not permitted by any other clause of this definition; provided that no Default shall have occurred and be continuing or would result therefrom;

(12) the disposition of non-core or non-strategic assets acquired in connection with the Acquisition, a Permitted Acquisition or similar investment; provided that (i) immediately after giving effect thereto, no Event of Default would exist and (ii) the fair market value of such non-core or non-strategic assets so disposed pursuant to this clause (12) shall not exceed 25% of the purchase price paid for all such assets acquired in the Acquisition, such Permitted Acquisition or such investment, as the case may be;

(13) sales, transfers, leases and other dispositions in order to consummate a Permitted Reorganization; provided that any assets of the Company or a Restricted Subsidiary so sold, transferred, leased or otherwise disposed of shall, following such transaction, remain assets of the Company or any Restricted Subsidiary; provided that intermediate sales, transfers, leases or other dispositions may be made by the Company or any Restricted Subsidiary to an Unrestricted Subsidiary on a temporary basis (and in any event for a period not in excess of 20 days) in order to effect a Permitted Reorganization so long as such assets are further sold or otherwise transferred to the Company or a Restricted Subsidiary;

(14) any merger, consolidation, disposition or conveyance, the sole purpose and effect of which is to reincorporate or reorganize (i) any Restricted Subsidiary (other than a Foreign Subsidiary) in another jurisdiction in the United States or any state thereof or (ii) any Foreign Subsidiary in the United States or any state thereof or any other jurisdiction; provided that any Notes Party involved in such transaction does not become an Excluded Subsidiary as a result of such transaction and any Restricted Subsidiary does not become an Unrestricted Subsidiary as a result of such transaction unless the designation of such Restricted Subsidiary as an Unrestricted Subsidiary is permitted at such time;

(15) other Sales made on and after the Issue Date involving assets having a fair market value (as reasonably determined by the Issuer at the time of the relevant disposition) in the aggregate of not more than (a) prior to the Scheme Effective Date, the greater of (x) $62.5 million and (y) 1.00% of Consolidated Total Assets and (b) from and after the Scheme Effective Date, the greater of (x) $140.0 million and (y) 1.00% of Consolidated Total Assets, in each case, as of the last day of the most recently ended fiscal quarter of the Company;

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(16) the voluntary termination of Hedging Obligations;

(17) any disposition that constitutes a Change of Control pursuant to this Indenture;

(18) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(19) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(20) operating leases in the ordinary course of business; and

(21) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.

“Authorized Representative” means at any time, (a) in the case of any Credit Facilities Obligations or the Credit Facilities Secured Parties, the Administrative Agent and (b) in the case of any other Series of Additional First Lien Obligations or Additional First Lien Secured Parties, the Additional Senior Class Debt Representative for such Series.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.

“Bankruptcy Law” means each of the Bankruptcy Code and any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Board of Directors” means:

(1) with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) any committee thereof duly authorized to act on behalf of the Board of Directors with respect to the relevant matter;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee or Board of Directors of such company or of the sole member or of the managing member thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

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“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a company to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Stock” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such capital stock.

“Capitalized Lease Obligation” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1) U.S. dollars, or in the case of any Foreign Subsidiary, such currencies held by it from time to time in the ordinary course of business;

(2) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America);

(3) commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 by S&P or P-1 by Moody’s or the equivalent rating from Fitch Ratings Inc.;

(4) certificates of deposit, banker’s acceptances and time deposits maturing within 270 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or any foreign country recognized by the United States of America which has a combined capital and surplus and undivided profits of not less than $250.0 million (or the foreign currency equivalent thereof) or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof or the equivalent rating from Fitch Ratings Inc.;

(5) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clauses (1), (5) and (6) of this definition of “Cash Equivalents” and entered into with a financial institution satisfying the criteria described in clause (3) above;

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(6) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000.0 million;

(7) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or Moody’s or the equivalent rating from Fitch Ratings Inc.;

(8) in the case of any Foreign Subsidiary, (i) direct obligations of the sovereign nation (or any agency thereof) in which such Subsidiary is organized and is conducting business or of Germany or France, or in obligations fully and unconditionally guaranteed by such sovereign nation, Germany or France (or any agency thereof), (ii) investments of the type and maturity described in clauses (1) through (6) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (iii) investments of the type and maturity described in clauses (1) through (6) above of foreign obligors (or the parents of such obligors), which investments of obligors (or the parents of such obligors) are not rated as provided in such clauses or in clause (ii) above but which are, in the reasonable judgment of the Company and the Issuer, comparable in investment quality to such investments and obligors (or the parents of such obligors);

(9) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (1) through (6) above;

(10) time deposit accounts, certificates of deposits and money market deposits in an aggregate face amount not in excess 1% of Consolidated Total Assets of the Company as of the end of the Company’s most recently completed fiscal year; and

(11) solely in the case of any Foreign Subsidiary, investments in certificates of deposit, banker’s acceptances and time deposits maturing within 270 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Affiliate of a revolving lender under the Credit Agreement.

“Change of Control” means:

(1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of at least 50% of the total voting power of the Voting Stock of the Company or the Issuer (or their successors by merger, consolidation or purchase of all or substantially all of their assets);

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(2) the sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or of the Issuer and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act);

(3) the adoption by the stockholders of the Company or the Issuer of a plan or proposal for the liquidation or dissolution of the Company or the Issuer; or

(4) the Company ceases to own, directly or indirectly, all of the Capital Stock of the Issuer (other than in connection with a merger of the Company into the Issuer permitted by this Indenture).

For the avoidance of doubt, the Transactions will not constitute a Change of Control.

“Co-Operation Agreement” means the Co-Operation Agreement dated as of January 29, 2025 between the Company and the Target.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Collateral Documents (including as a result of the Collateral Requirement as set forth in Section 3.13 or as a result of Sections 3.14, 3.15 or 3.16) as security for any of the Notes Obligations; provided that the Collateral will not include any Excluded Assets.

“Collateral Agent” means (a) in the case of any Credit Facilities Obligations, the Credit Facilities Collateral Agent, (b) in the case of the Notes Obligations, the Notes Collateral Agent and (c) in the case of any other Series of Additional First Lien Obligations, the Additional Senior Class Debt Collateral Agent for such Series.

“Collateral Agreement” means the Collateral Agreement, dated as of October 3, 2025, among the Issuer, the Guarantors and the Notes Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral Documents” means the Collateral Agreement, the Mortgages, the Pari Passu Intercreditor Agreement and each other security agreement or other instrument or document executed and delivered pursuant to any of the foregoing to secure any of the Notes Obligations.

“Collateral Release Period” means any period during which the Liens on the Collateral granted pursuant to the Collateral Documents have been released (or are required to have been released) pursuant to Section 3.11 and are not required to be reinstated pursuant to Section 3.11, determined as provided in Section 3.11.

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“Collateral Requirement” means, at any time other than during a Collateral Release Period, the requirement that:

(a) the Notes Collateral Agent shall have received from each Notes Party either (i) a counterpart of each of this Indenture, the Collateral Agreement and the Pari Passu Intercreditor Agreement duly executed and delivered on behalf of such Notes Party or (ii) an Additional Guarantor Supplemental Indenture and a supplement or joinder to each of the Collateral Agreement and the Pari Passu Intercreditor Agreement, in the form specified therein, duly executed and delivered on behalf of such Notes Party;

(b) all Capital Stock of each Restricted Subsidiary directly owned by or on behalf of such Notes Party shall have been pledged pursuant to the Collateral Agreement (except that the Notes Parties shall not be required to pledge (i) more than 66% of the outstanding voting Capital Stock of any Foreign Subsidiary or (ii)  Capital Stock of any NWO Subsidiary to the extent that such pledge requires the consent of any other holder of Capital Stock in such NWO Subsidiary and such consent has not been obtained) and, if applicable, certificates or other instruments representing all such Capital Stock, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank, shall have been delivered in accordance with the Collateral Agreement; provided that, if any outstanding non-voting Capital Stock of a Foreign Subsidiary are, by their terms, able to be assigned or transferred (or required to be owned) only together with outstanding voting Capital Stock of such Foreign Subsidiary, then such non-voting Capital Stock shall be required to be pledged but only to the extent such voting Capital Stock are required to be pledged after taking into account clause (i) of this paragraph (b);

(c) all Indebtedness of the Company and each Restricted Subsidiary that is owing to any Notes Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement and, if applicable, all such promissory notes (together with any promissory note evidencing Indebtedness of any other Person owing to a Notes Party in a principal amount exceeding $60,000,000), together with undated instruments of transfer with respect thereto endorsed in blank, shall have been delivered in accordance with the Collateral Agreement; provided that any such Indebtedness of a Foreign Subsidiary owing to a Notes Party shall not be required to be evidenced by a promissory note if, and for so long as, under the laws of the jurisdiction where such Foreign Subsidiary is organized, promissory notes are not recognized as an instrument for evidencing Indebtedness (it being understood that (i) any such Indebtedness shall, in any event, constitute Collateral and (ii) if any promissory note or other instrument is created to evidence such Indebtedness, it shall be delivered in accordance with the Collateral Agreement, if applicable);

(d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Notes Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Notes Documents, shall have been filed, registered or recorded;

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(e) the Notes Collateral Agent shall have received, or shall have confirmation that the title company recording the mortgages has received, (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) with respect to each Material Property, a policy or policies of title insurance issued by a nationally recognized title insurance company, in an amount equal to the fair market value determined by the Company, insuring the Lien of the Mortgage with respect to such Material Property as a valid and enforceable first Lien on such Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 3.5, together with such endorsements, coinsurance and reinsurance as is customary for senior secured notes transactions (it being understood that any endorsement, coinsurance and reinsurance accepted by the Administrative Agent in connection with the similar requirement under the Credit Agreement shall be deemed customary for senior secured notes transactions) and (iii) with respect to each Material Property, such land surveys, legal opinions of local counsel in the jurisdiction where such Material Property is located and other documents as is customary for senior secured notes transactions with respect to any such Mortgage or Material Property (it being understood that any land surveys, legal opinions of local counsel and other documents accepted by the Administrative Agent in connection with the similar requirement under the Credit Agreement shall be deemed customary for senior secured notes transactions); and

(f) each Notes Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Collateral Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder, including those required by the Collateral Agreement;

provided that (i) this definition shall in no event require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to any Excluded Asset, (ii) as applicable, the requirements in this definition shall be subject to the grace periods set forth in Section 3.16 of this Indenture or in the Collateral Documents, and (iii) the requirements of this definition shall in no event require any Restricted Subsidiary that is not a Notes Party (including any Foreign Subsidiary) to grant any Lien on or otherwise pledge its assets to secure any of the Notes Obligations.

“Common Stock” means, with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Companies Registrar” means Companies House, the registrar of companies for England and Wales.

“Company” means American Axle & Manufacturing Holdings, Inc., a Delaware corporation, and its successors and assigns.

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“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum, without duplication, of (i) the interest expense of the Company and its consolidated Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest or other financing costs becoming payable during such period in respect of Indebtedness of the Company or its consolidated Restricted Subsidiaries to the extent such interest or other financing costs shall have been capitalized (excluding any make-whole premiums paid in connection with the early redemption of the Existing Senior Notes, early redemption and extinguishment of debt in connection with the Target Indebtedness Refinancing and Transaction Costs) rather than included in consolidated interest expense for such period in accordance with GAAP and (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(ii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization or write-off of capitalized interest or other financing costs (including as a result of the effects of acquisition method accounting or pushdown accounting) paid in a previous period, (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period, (iii) to the extent included in such consolidated interest expense for such period, non-cash interest relating to the issuance of warrants or other equity-like instruments for such period, (iv) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including any Indebtedness Incurred in connection with the Transactions, (v) accretion or accrual of discounted liabilities not constituting Indebtedness, (vi) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting and (vii) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential), with respect thereto and with respect to the Transactions, any acquisition or investment permitted under this Indenture, all as calculated on a consolidated basis. Consolidated Cash Interest Expense for each of the first four four-fiscal quarter periods ending after the Escrow Release Date shall be deemed to be Consolidated Cash Interest Expense for the period from the Escrow Release Date to and including the last day of the applicable four-fiscal quarter period, multiplied by a fraction equal to (x) 365 divided by (y) the number of days actually elapsed from the Escrow Release Date to the last day of such four-fiscal quarter period.

“Consolidated Cash Interest Expense Coverage Ratio” means, for any period of four consecutive fiscal quarters, the ratio of Consolidated EBITDA of the Company for such period to Consolidated Cash Interest Expense of the Company for such period.

“Consolidated EBITDA” means, of any Person for any period, Consolidated Net Income of such Person for such period:

(1) plus without duplication and to the extent deducted in determining such Consolidated Net Income (except with respect to clause (g) below), the sum of:

(a) provision for Taxes based on income, profits or capital (including pursuant to any tax sharing arrangements), including, without limitation, federal, state, local, provincial, foreign, excise, franchise, property and similar taxes, border taxes and foreign withholding taxes and foreign unreimbursed value added Taxes (including, in each case, penalties and interest related to such Taxes or arising from tax examinations) of such Person paid or accrued during such period;

(b) gross interest expense for such period (including interest-equivalent costs associated with any Permitted Receivables Financing, whether accounted for as interest expense or loss on the sale of Receivables, amortization of deferred financing fees and other original issue discount and banking fees, charges and commissions (e.g., letter of credit fees, commitment fees, underwriting fees, arrangement fees, fees or premiums or other amounts paid in connection with the issuance or repayment or termination of Indebtedness));

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(c) (A) all depreciation and amortization expenses (including amortization of goodwill, software and other intangible assets) and (B) all asset write-offs and/or write-downs (other than write-offs or write-downs in respect of inventory and receivables), in each case for such period;

(d) any special charges and any extraordinary or nonrecurring losses for such period;

(e) other non-cash items reducing such Consolidated Net Income for such period;

(f) the aggregate of any costs and expenses (including fees) paid in connection with the Transactions, whether or not successful;

(g) pro forma “run rate” cost savings, operating expense reductions and other synergies related to any asset sale, merger or other business combination, acquisition, investment, disposition or divestiture, operating improvement and expense reductions, restructurings, synergy or cost saving initiative, any similar initiative and/or specified transaction taken or to be taken by the Company or any of the Restricted Subsidiaries (any such action, a “Synergy or Cost Saving Initiative”), in each case that are reasonably identifiable and factually supportable and have been realized or are reasonably anticipated by the Company in good faith to be realized within 24 months following the date of the change, acquisition or disposition that is expected to result in such cost savings, expense reductions, operating improvements or other synergies (without duplication of any actual benefits realized prior to or during the applicable period from such Synergy or Cost Savings Initiatives); provided that for any period of four consecutive fiscal quarters of the Company, the aggregate amount added back to Consolidated EBITDA pursuant to this clause (g) shall not exceed 25% of Consolidated EBITDA for such period (determined prior to giving effect to such addbacks);

(h) to the extent not already included in Consolidated Net Income of such Person, any charge or deduction for such period that is associated with any Restricted Subsidiary and attributable to any non-controlling interest and/or minority interest of any third party;

(i) any earn-out and contingent consideration obligations (including to the extent accounted for as bonuses, compensation or otherwise) Incurred in connection with any acquisition and/or other investment which is paid or accrued during such period and in connection with any similar acquisition or other investment completed and, in each case, adjustments thereof;

(j) restructuring, integration and business optimization costs and expenses incurred during such period, including any severance costs, costs associated with office or plant openings or closings and consolidation, systems integration and optimization, relocation or integration costs, fees of restructuring or business optimization consultants and other business optimization or restructuring charges and expenses;

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(k) proceeds of business interruption insurance for such period;

(l) costs, charges, accruals, reserves or expenses attributable to the undertaking or implementation and opening, pre-opening, closure, relocation and or consolidation of facilities and plants, unused warehouse space costs and costs related to entry into new markets;

(m) any net loss from disposed or discontinued operations during such period (excluding held for sale discontinued operations until actually disposed of);

(n) any losses attributable to the early extinguishment or conversion of Indebtedness or Hedging Agreements during such period;

(o) at the option of the Company, (A) the excess of GAAP rent expense over actual cash rent paid, including the benefit of lease incentives (in the case of a charge) during such period due to the use of straight line rent or the application of fair value adjustments made as a result of recapitalization or purchase accounting, in each case for GAAP purposes and (B) to the extent not already included in Consolidated Net Income of such Person, the cash portion of sublease rentals received by such Person; provided that, in each case, if any such non-cash charge represents an accrual or reserve for potential cash items in any future period, such Person may determine not to add back such non-cash charge in the current period;

(2) minus without duplication and to the extent included in determining such Consolidated Net Income, the sum of:

(a) interest income for such period;

(b) extraordinary or nonrecurring gains for such period;

(c) other non-cash items increasing such Consolidated Net Income for such period;

(d) any net gain from disposed or discontinued operations during such period (excluding held for sale discontinued operations until actually disposed of); and

(e) any gains attributable to the early extinguishment or conversion of Indebtedness or Hedging Agreements during such period, all determined on a consolidated basis in accordance with GAAP.

Unless the context otherwise requires, references to Consolidated EBITDA shall be construed to mean Consolidated EBITDA of the Company.

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“Consolidated First Lien Net Leverage Ratio” means, on any date, the ratio of (a) an amount equal to (i) the Consolidated Total First Lien Indebtedness as of such date, minus the (ii) lesser as of such date of (A) $1,000.0 million and (B) the aggregate amount of Unrestricted Cash to (b) Consolidated EBITDA of the Company for the period of four consecutive fiscal quarters of the Company ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Company most recently ended prior to such date).

“Consolidated Net Income” means, of any Person for any period, the net income or loss of such Person for such period determined on a consolidated basis in accordance with GAAP. Unless the context otherwise requires, references to Consolidated Net Income shall be construed to mean Consolidated Net Income of the Company and the Restricted Subsidiaries. For the avoidance of doubt, the net income or loss attributable to any Unrestricted Subsidiary shall be excluded from Consolidated Net Income; provided that the net income of any Unrestricted Subsidiary shall be included, without duplication, in the calculation of Consolidated Net Income for such period in an amount equal to amount of any cash dividends or distributions paid by any Unrestricted Subsidiary to the Company or a Restricted Subsidiary during such period.

“Consolidated Secured Net Leverage Ratio” means, on any date, the ratio of (a) an amount equal to (i) the Consolidated Total Secured Indebtedness as of such date, minus (ii) the lesser as of such date of (A) $1,000.0 million and (B) the aggregate amount of Unrestricted Cash to (b) Consolidated EBITDA of the Company for the period of four consecutive fiscal quarters of the Company ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Company most recently ended prior to such date).

“Consolidated Total Assets” means the amount of total assets of the Company and its Restricted Subsidiaries that would be reflected on a balance sheet of the Company prepared as of such date on a consolidated basis in accordance with GAAP.

“Consolidated Total First Lien Indebtedness” means, as of any date, the aggregate principal amount of Consolidated Total Indebtedness that is secured on a first priority basis by a Lien on any property or asset of the Company or any Restricted Subsidiary.

“Consolidated Total Indebtedness” means, as of any date, the sum (without duplication) of (a) the aggregate principal amount of Indebtedness of the Company and the Restricted Subsidiaries outstanding as of such date that consists of Capitalized Lease Obligations, obligations for borrowed money and obligations in respect of the deferred purchase price of property or services (in the case of any earn-out or similar contingent obligation, solely to the extent due and payable (and unpaid) as of any applicable date of determination), determined on a consolidated basis, plus (b) the aggregate amount, if any, of Receivables Financing Debt in respect of any Permitted Receivables Securitization outstanding as of such date.

“Consolidated Total Net Leverage Ratio” means, on any date, the ratio of (a) an amount equal to (i) the Consolidated Total Indebtedness as of such date, minus (ii) the lesser as of such date of (A) $1,000.0 million and (B) the aggregate amount of Unrestricted Cash to (b) Consolidated EBITDA of the Company for the period of four consecutive fiscal quarters of the Company ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Company most recently ended prior to such date).

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“Consolidated Total Secured Indebtedness” means, as of any date, the aggregate principal amount of Consolidated Total Indebtedness that is secured by a Lien on any property or asset of the Company or any Restricted Subsidiary.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Court” means the High Court of Justice of England and Wales.

“Court Meeting” means the meeting or meetings of Target Shareholders (including any adjournment thereof) convened or to be convened at the direction of the Court for the purposes of considering and, if thought fit, approving the Scheme.

“Credit Agreement” means the Credit Agreement dated as of April 6, 2017, as amended by the First Amendment dated as of July 29, 2019, the Second Amendment dated as of April 28, 2020 (as amended by the agreement amending the Second Amendment dated as of June 11, 2021), as amended and restated by the Amended and Restated Credit Agreement dated as of March 11, 2022, as amended by the First Amendment dated as of June 28, 2023 and as amended by the Second Amendment and Incremental Facility Agreement dated as of February 24, 2025, among the Company, the Issuer, each financial institution party thereto as a lender and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), as amended, restated, supplemented, replaced or refinanced from time to time.

“Credit Facilities” means one or more debt facilities, commercial paper facilities (which may be outstanding at the same time and including, without limitation, the Senior Secured Credit Facilities), indentures or other arrangements providing for revolving credit loans, term loans, letters of credit, receivables financing, commercial paper, notes or any other form of Indebtedness and, in each case, as such agreements may be amended, amended and restated, supplemented, modified, extended, refinanced, replaced or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender, group of lenders or trustee.

“Credit Facilities Collateral Documents” has the meaning assigned to the term “Security Documents” under the Credit Agreement.

“Credit Facilities Documents” has the meaning assigned to the term “Loan Documents” under the Credit Agreement.

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“Credit Facilities Obligations” means, collectively, (a) the due and punctual payment by the Issuer of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the loans made by lenders to the Issuer pursuant to the Credit Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Issuer under the Credit Agreement in respect of any letter of credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations of the Issuer to any of the Credit Facilities Secured Parties under the Credit Agreement and each of the other Credit Facilities Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of each Notes Party under or pursuant to the Credit Agreement and each of the other Credit Facilities Documents and (c) the due and punctual payment and performance of all the obligations of each other Notes Party under or pursuant to the Credit Agreement and each of the other Credit Facilities Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Credit Facilities Secured Parties” has the meaning assigned to the term “Secured Parties” under the Credit Agreement.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Increases or Decreases in the Global Note” attached thereto.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

“Designated Indebtedness” means Indebtedness (other than Indebtedness under this Indenture) of any one or more of the Company and its Restricted Subsidiaries in an aggregate principal amount exceeding (i) prior to the Scheme Effective Date, $125.0 million or (ii) from and after the Scheme Effective Date, $265.0 million.

“Designated Non-Cash Consideration” means the fair market value (as determined by the Issuer in good faith) of non-cash consideration received by the Company or a Restricted Subsidiary in connection with a disposition pursuant to Section 3.7 that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer at the time of the Asset Disposition (which amount will be reduced by the amount of cash or Permitted Investments received by the Company or a Restricted Subsidiary in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Permitted Investments).

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“Disqualified Stock” means, with respect to any Person, any Capital Stock in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(1) matures or is mandatorily redeemable (other than solely for Capital Stock in such Person that do not constitute Disqualified Stock and cash in lieu of fractional shares of such Capital Stock), whether pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Capital Stock (other than solely for Capital Stock in such Person that do not constitute Disqualified Stock and cash in lieu of fractional shares of such Capital Stock); or

(3) is redeemable (other than solely for Capital Stock in such Person that do not constitute Disqualified Stock and cash in lieu of fractional shares of such Capital Stock) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case on or prior to the final maturity date of the Notes; provided, however, that Capital Stock in any Person that would not constitute as Disqualified Stock but for terms thereof giving holders thereof the right to require such Person to redeem or purchase or otherwise retire such Capital Stock upon the occurrence of an “asset sale” or a “change of control” shall not constitute Disqualified Stock.

“Equity Offering” means a public offering for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than (x) public offerings with respect to the Company’s Common Stock, or options, warrants or rights, registered on Form S-4 or S-8, (y) an issuance to any Subsidiary of the Company or (z) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Rate” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in U.S. dollars, such amount, and (b) if such amount is denominated in any other currency, the equivalent of such amount in U.S. dollars as reasonably determined by the Issuer.

“Excluded Assets” means:

(i) assets that are not pledged to secure the Credit Agreement while such facility is in place (for the avoidance of doubt, not including release upon any repayment or termination of the Credit Agreement); provided such assets do not secure any other First Lien Obligations and any Restricted Property if and to the extent that including such Restricted Property in the Collateral would require any of the Senior Notes to be equally and ratably secured; provided such Restricted Property does not secure any other First Lien Obligation;

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(ii) with respect to real property, (x) all leasehold interests (including requirements to deliver landlord lien waivers, estoppels and collateral access letters), (y) all fee-owned real property located outside the United States and (z) with respect to all other fee-owned property, all such real property that does not secure any other First Lien Obligations;

(iii) all motor vehicles and other assets subject to certificates of title, letter of credit rights having a fair market value of less than $40.0 million (except to the extent a security interest therein can be perfected by filing a UCC financing statement) and any commercial tort claims involving a claim for less than $40.0 million;

(iv) any asset to the extent a grant of a security interest therein is prohibited or restricted by applicable law or would require the consent of any governmental authority pursuant to applicable law or third party, unless such consent has been obtained, in each case, except to the extent such prohibition or restriction is rendered ineffective pursuant to the applicable UCC or any other applicable law (other than the proceeds thereof, with respect to which the collateral assignment in favor of the Notes Secured Parties is expressly deemed effective under the applicable UCC notwithstanding such prohibition or restriction);

(v) margin stock;

(vi) all leases, contracts, agreements, licenses, franchises and permits to the extent the grant of a security interest therein shall constitute or result in (x) the unenforceability of any right of the relevant Notes Party granting such security interest or (y) a breach or termination pursuant to the terms of, or a default under, any such lease, contract, agreement, license, franchise or permit, in each case, except to the extent such prohibition or restriction is rendered ineffective pursuant to the applicable UCC or any other applicable law or principles of equity (other than the proceeds thereof, with respect to which the collateral assignment in favor of the Notes Secured Parties is expressly deemed effective under the applicable UCC notwithstanding such prohibition or restriction); provided, however, that such security interest shall attach immediately at such time as the condition causing such unenforceability or breach, termination or default, as the case may be, shall be remedied or otherwise cease to exist and, to the extent severable, shall attach immediately to any portion of such lease, contract, agreement, license or franchise that does not result in any of the consequences specified in clauses (x) or (y) including, without limitation, any proceeds of such lease, contract, agreement, license, franchise or permit;

(vii) equipment and assets that are subject to a lien securing a purchase money obligation or Capitalized Lease Obligation permitted to be Incurred under the Notes Documents, if the underlying contract or other agreement prohibits or restricts the creation of any other lien on such equipment (including any requirement to obtain the consent of a third party) or the granting of a lien on such assets would trigger the termination (or a right of termination) of any such purchase money or capital lease agreement pursuant to any “change of control” or similar provision or the ability for any third party to amend any rights, benefits and/or obligations of the Notes Parties in respect of those assets or which require any Notes Party or any subsidiary of any Notes Party to take any action materially adverse to the interests of that subsidiary or any Notes Party, in each case, except to the extent such prohibition or restriction is rendered ineffective pursuant to the applicable UCC or any other applicable law or principles of equity (other than the proceeds thereof, with respect to which the collateral assignment in favor of the Notes Secured Parties is expressly deemed effective under the applicable UCC notwithstanding such prohibition); provided, however, that such security interest shall attach immediately at such time as such prohibition shall cease to exist and, to the extent possible, shall attach immediately to any portion of such equipment or assets that does not result in any of the consequences specified in this clause (vii) including, without limitation, any proceeds of such equipment or assets;

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(viii) assets to the extent a security interest in such assets would result in material adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction);

(ix) all foreign intellectual property and any “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable United States federal law. In addition, notwithstanding the foregoing, (i) in the event that the Administrative Agent under the Credit Agreement grants extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets (including extensions in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Issue Date) in favor of the Credit Agreement where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by the Credit Agreement or the Credit Facilities Collateral Documents, the same extensions shall be automatically granted with respect to the Notes; provided such extensions are no longer than the corresponding deadlines under any other First Lien Obligations and (ii) the Notes Parties shall not be required to enter into control agreements with respect to (x) any payroll, collections or zero balance accounts (ZBAs) or (y) any other account of a Notes Party that has a balance of less than $25.0 million; provided that the aggregate balance of all accounts excluded pursuant to this clause (y) shall not exceed $100.0 million (such accounts described in this clause (ii), the “Excluded Accounts”); and

(x) the Secured Notes Escrow Account, the Unsecured Notes Escrow Account and all funds, securities, interest, dividends, distributions and other property and payments credited to the Secured Notes Escrow Account or the Unsecured Notes Escrow Account.

“Excluded Subsidiary” means, at any time, (a) any Subsidiary that is permitted to be released as a Subsidiary Guarantor pursuant to Section 10.2(b)(ii), (b) any Restricted Subsidiary that is an NWO Subsidiary (for so long as such Restricted Subsidiary is an NWO Subsidiary), (c) any Immaterial Subsidiary, (d) any Restricted Subsidiary that (i) is prohibited by (A) any law or (B) any contractual obligation from providing a Guarantee (provided that in the case of the foregoing clause (B), such contractual obligation exists on the Issue Date or at the time such Restricted Subsidiary becomes a Subsidiary, shall not have been entered into in contemplation of such Restricted Subsidiary becoming a Subsidiary and a Guarantee is provided promptly after the prohibition in such contractual obligation ceases to exist), except to the extent such prohibition is rendered ineffective pursuant to applicable law or (ii) would require a consent, approval, license or authorization (including any regulatory consent, approval, license or authorization) from a governmental authority to provide a Guarantee, unless such consent, approval, license or authorization has been obtained, (e) any not-for-profit subsidiary, (f) captive insurance subsidiaries, (g) any special purpose entity used for any permitted securitization or receivables facility or financing, (h) any Foreign Subsidiary and (i) any Unrestricted Subsidiary and (provided such other Restricted Subsidiary also constitutes an Excluded Subsidiary under the First Lien Credit Documents governing the other First Lien Obligations) any other Restricted Subsidiary with respect to which, in the reasonable judgment of the Company, the burden or cost of providing a Guarantee (including any materially adverse tax consequences) outweighs the benefits afforded thereby.

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“Existing Senior Notes” means (a) the 6.50% senior notes due 2027, (b) the 6.875% senior notes due 2028 and (c) the 5.00% senior notes due 2029, in each case issued pursuant to the Existing Senior Notes Indenture and outstanding as of the Issue Date.

“Existing Senior Notes Indenture” means the Indenture dated as of November 3, 2011, among the Company, the Issuer, certain subsidiary guarantors and U.S. Bank National Association, as trustee, as supplemented by (a) the First Supplemental Indenture dated as of March 23, 2017, (b) the Second Supplemental Indenture dated as of May 17, 2017, (c) the Third Supplemental Indenture dated as of March 23, 2018 and (d) the Fourth Supplemental Indenture dated as of May 14, 2024.

“Financial Officer” means, with respect to the Company or the Issuer, the chief financial officer, principal accounting officer, treasurer or controller thereof, as applicable.

“First Lien Collateral” means all assets, whether now owned or hereafter acquired by the Issuer or any other Notes Party, in which a Lien is granted or purported to be granted to or for the benefit of any First Lien Secured Party as security for any First Lien Obligation.

“First Lien Credit Documents” means (a) the Credit Agreement and each Loan Document (or similarly defined term) as defined in the Credit Agreement, (b) the Collateral Documents and each Notes Document and (c) each Additional First Lien Document for Additional First Lien Obligations incurred.

“First Lien Documents” means collectively (a) the Credit Agreement, (b) this Indenture and the Notes, (c) except for those that are unsecured, any other credit agreement, loan agreement, note agreement, promissory note indenture or other agreement or instrument evidencing or governing the terms or any indebtedness or other financial accommodation that has been incurred to refinance in whole or in part the indebtedness and other obligations outstanding under the Credit Agreement, this Indenture, the Notes and/or any other agreement or instrument referred to in this clause (c), (d) any document pursuant to which any Notes Party guarantees any First Lien Obligations and (e) any other documents pursuant to which any Liens or other security interests may from time to time be granted in any First Lien Collateral in favor of the Notes Collateral Agent, the Credit Facilities Collateral Agent or any other First Lien Secured Party under or in connection with any First Lien Obligation, in the case of (a), (b), (c), (d) and (e), as each such document may be amended, supplemented, restated or otherwise modified from time to time.

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“First Lien Obligations” means, collectively, (a) the Notes Obligations, (b) the Credit Facilities Obligations and (c) and all other Obligations secured by Collateral on a pari passu basis with the Notes.

“First Lien Secured Parties” means (a) the Credit Facilities Secured Parties, (b) the Notes Secured Parties and (c) the Additional First Lien Secured Parties with respect to each other Series of Additional First Lien Obligations.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and any successor to its rating agency business.

“Foreign Subsidiary” means (a) any Restricted Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia and (b) any Restricted Subsidiary, organized under the laws of any jurisdiction, of a Restricted Subsidiary described in clause (a) above; provided that any subsidiary of the Target organized in the United States of America or any State thereof or the District of Columbia shall not constitute a Foreign Subsidiary (including, for the avoidance of doubt, if such Subsidiary ceases to be a direct or indirect subsidiary of the Target).

“GAAP” means generally accepted accounting principles in the United States of America.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations entered into in connection with any acquisition or disposition of assets permitted under this Indenture. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means the Company and the Subsidiary Guarantors.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Hedging Agreement.

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“Hedging Obligations” of any Person means the obligations of such Person in respect of any Hedging Agreement.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Immaterial Subsidiary” means, as of any date after the Issue Date, any Restricted Subsidiary (other than the Issuer, a Foreign Subsidiary, a NWO Subsidiary or a Receivables Subsidiary) that (a) accounts (together with its subsidiaries on a consolidated basis) for less than 5% of Consolidated Total Assets of the Company and (b) accounts (together with its subsidiaries on a consolidated basis) for less than 5% of the consolidated revenues of the Company and the Restricted Subsidiaries for the most recently ended period of four consecutive fiscal quarters for which financial statements are available, in each case, determined in accordance with GAAP; provided that all such Restricted Subsidiaries, taken together, shall not account for greater than 7.5% of Consolidated Total Assets of the Company or greater than 7.5% of the consolidated revenues of the Company and the Restricted Subsidiaries for the most recently ended period of four consecutive fiscal quarters for which financial statements are available; provided further that to the extent the limitation set forth in the foregoing proviso would be exceeded, the Issuer shall designate in writing to the Trustee one or more Restricted Subsidiaries, which Restricted Subsidiaries shall be deemed to no longer be Immaterial Subsidiaries, such that the foregoing limitation is not exceeded.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness” of any Person means, without duplication:

(1) all obligations of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(3) all obligations of such Person upon which interest charges are customarily paid (excluding current accounts payable incurred in the ordinary course of business);

(4) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person;

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(5) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business) and, in the case of any earn-out or similar contingent obligation, solely to the extent due and payable (and unpaid) as of any applicable date of determination;

(6) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed;

(7) all Guarantees by such Person of Indebtedness of others;

(8) all Capitalized Lease Obligations of such Person;

(9) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty;

(10) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances;

(11) all Disqualified Stock in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Stock or Indebtedness into which such Disqualified Stock are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Stock; and

(12) Receivables Financing Debt.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor; provided that, if the sole asset of such Person is its ownership interest in such other entity, the amount of such Indebtedness shall be deemed equal to the value of such ownership interest.

For the avoidance of doubt, the Indebtedness of the Company, the Issuer or any other Restricted Subsidiary shall not include any obligations of the Company, the Issuer or such other Restricted Subsidiary arising in the ordinary course of business from the establishment, offering and maintenance by the Company, the Issuer or such other Restricted Subsidiary, as the case may be, of trade payables financing programs under which suppliers to the Company the Issuer or such other Restricted Subsidiary, as the case may be, can request accelerated payment from one or more designated financial institutions; provided that (i) the Company, the Issuer or such other Restricted Subsidiary, as the case may be, reimburses the designated financial institution or institutions for such accelerated payment on the date specified in the purchase terms and conditions previously agreed upon by the applicable supplier and the Company, the Issuer or such other Restricted Subsidiary, as the case may be and (ii) had such financial institution or institutions not paid such obligations to the applicable supplier, such obligations would have been required to be classified as a trade payable in the consolidated financial statements of the Company, the Issuer or such other Restricted Subsidiary, as the case may be, prepared in accordance with GAAP.

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The amount of Indebtedness of any Person for purposes of clause (6) shall be deemed to be equal to the lesser of (a) the aggregate unpaid principal amount of such Indebtedness and (b) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by any Guarantor, including patents, copyrights, licenses, trademarks, trade secrets, domain names and all rights therein and tangible embodiments thereof and all additions, improvements and accessions thereto.

“Interest Payment Date” means April 15 and October 15 of each year to the Stated Maturity of the Notes.

“Investment” means to purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Restricted Subsidiary prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or to purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit; provided that none of the following will be deemed to be an Investment:

(1) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(2) endorsements of negotiable instruments and documents in the ordinary course of business;

(3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company; and

(4) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or Fitch. If no rating by Moody’s, S&P or Fitch then exists, the applicable rating shall be replaced by an equivalent rating by another Rating Agency.

“Issue Date” means October 3, 2025.

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“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. The term “Lien” shall not include any license, covenant not to sue or other similar permission to use intellectual property, in each case granted or given in the ordinary course of business.

“Lien Basket Amount” means, as of any date, an amount equal to 10% of “Consolidated Net Tangible Assets” (within the meaning of the Senior Notes Indentures) as of such date.

“Material Intellectual Property” shall mean any Intellectual Property owned by the Company or any of its Restricted Subsidiaries that is material to the business of the Company and the Restricted Subsidiaries, taken as a whole (as determined by the Company in good faith).

“Material Properties” means any Mortgaged Property designated as a “Material Property” or a similar designation under the Credit Agreement or, if the Credit Agreement is no longer in place, the definitive agreements governing any other First Lien Obligations.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other Collateral Document granting a Lien on any Mortgaged Property to secure any of the Notes Obligations. Each Mortgage shall be reasonably satisfactory in form to the Notes Collateral Agent.

“Mortgaged Property” means each parcel of real property and the improvements thereto owned by a Notes Party and subject to a mortgage securing any other First Lien Obligations.

“Net Cash Proceeds” means, (i) with respect to any Asset Disposition (but excluding any issuance or incurrence of Indebtedness or any issuance of Capital Stock, which are the subject of the following clause (ii)), the cash proceeds thereof net of (a) attorneys’ fees, accountants’ fees, commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such Asset Disposition, (b) taxes paid or payable as a result thereof, (c) any reserve for any purchase price adjustment or any indemnification payments (fixed and contingent) in connection with such Asset Disposition; provided that if any such reserve is later released, such amount shall be included in the calculation of Net Cash Proceeds, and (d) the principal amount of any Indebtedness (other than Indebtedness under the Notes Documents, any Credit Facilities Documents, any Permitted Refinancing Indebtedness in respect of the foregoing or any other Indebtedness secured by a Lien on the Collateral) that is secured by the assets subject to such Asset Disposition and any related premiums, fees, expenses and other amounts due thereunder and that are required to be repaid in connection therewith and (ii) with respect to any issuance or incurrence of Indebtedness or any issuance of Capital Stock (for the avoidance of doubt, including an Equity Offering), means the cash proceeds thereof, net of (a) attorneys’ fees, accountants’ fees, commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or incurrence and (b) taxes paid or payable as a result thereof.

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“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Note Guarantee” means any Guarantee by a Guarantor pursuant to the terms of this Indenture, including pursuant to an Additional Guarantor Supplemental Indenture. Each such Note Guarantee will be in the form prescribed by this Indenture.

“Notes Collateral Agent” means the party acting in such capacity under this Indenture until a successor replaces it and, thereafter, means such successor.

“Notes Custodian” means the custodian with respect to the Global Note (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Notes Documents” means this Indenture, the Notes and the Collateral Documents; provided that, during a Collateral Release Period, the “Notes Documents” shall not include the Collateral Documents.

“Notes Obligations” means, collectively, (a) the due and punctual payment by the Issuer of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Issuer to any of the Notes Secured Parties under this Indenture and each of the other Notes Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of each Notes Party under or pursuant to this Indenture and each of the other Notes Documents and (c) the due and punctual payment and performance of all the obligations of each other Notes Party under or pursuant to this Indenture and each of the other Notes Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Notes Parties” means, collectively, the Company, Issuer and the Subsidiary Guarantors.

“Notes Secured Parties” means the Trustee, the Holders and the Notes Collateral Agent.

“NWO Subsidiary” means any Restricted Subsidiary of the Company with respect to which (except for directors’ qualifying shares) the Company owns, directly or indirectly, Capital Stock representing less than 100% of the outstanding Capital Stock and less than 100% of the outstanding voting Capital Stock; provided that a Restricted Subsidiary shall not be an “NWO Subsidiary” if (a) such Restricted Subsidiary was a Subsidiary Guarantor before it met the foregoing criteria for becoming an “NWO Subsidiary,” unless such Restricted Subsidiary became an “NWO Subsidiary” pursuant to a transfer of all Capital Stock in such Restricted Subsidiary owned, directly or indirectly, by the Company to an NWO Subsidiary, in accordance with this Indenture or (b) such Restricted Subsidiary is not prohibited from guaranteeing the Notes Obligations.

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“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foregoing law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the final offering memorandum, dated as of September 19, 2025, relating to the offering of the Notes.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee or the Notes Collateral Agent, as applicable. The counsel may be an employee of or counsel to the Issuer or a Guarantor.

“Pari Passu Intercreditor Agreement” means the Amended and Restated Pari Passu Intercreditor Agreement, dated as of February 24, 2025, as amended from time to time, among the Credit Facilities Collateral Agent, the First Lien Bridge Collateral Agent (as defined therein), the Company, the Issuer and the other Grantors (as defined therein) listed therein, as amended, restated or supplemented from time to time.

“Permitted Acquisition” means any acquisition by the Company or any Restricted Subsidiary of all or substantially all the assets of, or all the Capital Stock in, a Person or division or line of business of a Person if, immediately after giving effect thereto, (a) no Default has occurred and is continuing or would result therefrom, (b) the portion of the fair market value of the consideration paid or delivered by any Notes Party for such acquisition (excluding Capital Stock of the Company) that is attributable to investments in Persons (whether or not Restricted Subsidiaries) that do not become Notes Parties as a result of such acquisition but in which the Company or any Restricted Subsidiary shall own, directly or indirectly, any investment as a result of such acquisition (including the investment in the Person acquired, if it is not a Subsidiary Guarantor) are treated, at the time of such acquisition, as investments in such Person pursuant to Article IV and are permitted to be made thereunder at such time (other than pursuant to the clause thereof that permits Permitted Acquisitions), and (c) the Consolidated Cash Interest Expense Coverage Ratio, calculated on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter of the Company, is not less than 3.00 to 1.00 (provided that if such acquisition is a Testing Transaction, then the conditions precedent set forth in this clause (c) may be required, at the option of the Issuer, to be satisfied as of the date on which the binding agreement for such Testing Transaction is entered into, rather than at the time of the consummation thereof).

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“Permitted Encumbrances” means:

(1) Liens imposed by law for Taxes that are not yet due or are being contested in good faith by appropriate proceedings and for which the Company, the Issuer or such other Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP;

(2) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s construction, artisan’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that (i) are not overdue by more than 60 days or (ii) are being contested in good faith by appropriate proceedings and for which the Company, the Issuer or such other Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP;

(3) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations;

(4) deposits to secure or in connection with the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, letters of credit or bankers’ acceptances issued, completion guarantees, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(5) judgment liens in respect of judgments that do not constitute an Event of Default under Section 6.1(a)(ix);

(6) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any Restricted Subsidiary;

(7) Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with creditor depository institution;

(8) landlord’s or lessor’s Liens under leases of property to which the Company or a Restricted Subsidiary is a party;

(9) purported Liens evidenced by the filing of Uniform Commercial Code financing statements (x) in respect of operating leases or consignment of goods or (y) that is precautionary in nature in connection with a transaction that is not prohibited under this Indenture;

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(10) Liens arising by operation of law under Article 4 of the Uniform Commercial Code in connection with collection of items provided for therein or under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods to the extent such Liens arise in connection with a transaction not prohibited under this Indenture;

(11) Liens attaching solely to (i) cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with any investment permitted under this Indenture and (ii) proceeds of a Sale permitted under this Indenture that are held in escrow to secure obligations under the sale documentation relating to such disposition;

(12) Liens in favor of customs and revenues authorities that secure payment of non-delinquent customs duties in connection with the importation of goods;

(13) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(14) with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by any applicable law;

(15) purchase options, call, and similar rights of, and restrictions for the benefit of, a third party with respect to Capital Stock held by the Company or any Restricted Subsidiary in joint ventures;

(16) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(17) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(18) Liens that are contractual rights of set off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits or sweep accounts of the Company or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Restricted Subsidiaries, (iii) relating to debit card or other payment services or (iv) relating to purchase orders and other agreements entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business;

(19) any interest or title of a lessor under any operating lease;

(20) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(21) Liens on funds of the Company or any Restricted Subsidiary held in deposit accounts with third party providers of payment services securing credit card charge-back reimbursement and similar cash management obligations of the Company or the Restricted Subsidiaries;

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(22) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 and 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon; and

(23) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder.

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Governmental Receivables Program” means the Auto Supplier Support Program established by the United States Department of the Treasury pursuant to the authority granted to it by and under the Emergency Economic Stabilization Act of 2008, as amended, or any other similar governmental receivables program.

“Permitted Investment” means an Investment by the Company or any of its Restricted Subsidiaries in:

(1) cash and Cash Equivalents;

(2) Investments existing on the Issue Date and any Investments made after the Issue Date that are required by any contract or law that is in existence as of the Issue Date;

(3) Investments by the Company, the Issuer and the other Restricted Subsidiaries in the Company, the Issuer or any Restricted Subsidiaries and by any Foreign Subsidiary in Capital Stock in any other Foreign Subsidiary;

(4)  [reserved];

(5) Guarantees by the Company of obligations of any Restricted Subsidiary and Guarantees by any Restricted Subsidiary of obligations of the Company or any other Restricted Subsidiary; provided that (i) a Restricted Subsidiary that is not a Notes Party shall not Guarantee any obligations of any Notes Party and (ii) the aggregate amount of Indebtedness and other obligations of Restricted Subsidiaries that are not Notes Parties that is guaranteed by any Notes Party pursuant to this clause (5) shall be subject to the limitation set forth in clause (3) above;

(6)  (i) loans and advances to officers, directors, employees or consultants in the ordinary course of business of the Company and the Restricted Subsidiaries as presently conducted in an aggregate amount not to exceed (a) prior to the Scheme Effective Date, $12.5 million and (b) from and after the Scheme Effective Date, $25.0 million, in each case, at any time outstanding (disregarding any write-down or write-off thereof) and (ii) payments (including, for the avoidance of doubt, premiums, contributions, and payments or charges related to annuitization) payable by the Company or any Restricted Subsidiary associated with the pre-funding and termination of pension plans;

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(7) Permitted Acquisitions;

(8) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(9) Investments in connection with activities in support of current and future electrification programs in an amount not to exceed (a) prior to the Scheme Effective Date, $150.0 million and (b) from and after the Scheme Effective Date $320.0 million;

(10) Investments made amongst and between Foreign Subsidiaries

(11) promissory notes and other non-cash consideration received in connection with dispositions of assets;

(12) (i) Investments in connection with joint ventures, partnerships, joint development agreements, or similar type agreements in an amount not to exceed (a) prior to the Scheme Effective Date, (A) $187.5 million plus (B) the greater of (x) $62.5 million and (y) 1.0% of Consolidated Total Assets and (b) from and after the Scheme Effective Date, (A) $395.0 million plus (B) the greater of (x) $140.0 million and (y) 1.25% of Consolidated Total Assets, in each case, as of the last day of the most recently ended fiscal quarter of the Company and (ii) Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed at any time outstanding (a) prior to the Scheme Effective Date, the greater of (x) $187.5 million and (y) 1.50% of Consolidated Total Assets and (b) from and after the Scheme Effective Date, the greater of (x) $210.0 million and (y) 2.00% of Consolidated Total Assets, in each case, as of the last day of the most recently ended fiscal quarter of the Company;

(13) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(14) Investments made in order to effect a Permitted Reorganization;

(15) (i) other Investments not to exceed in the aggregate at any time outstanding (a) prior to the Scheme Effective Date, the greater of (x) $437.5 million and (y) 5.25% of Consolidated Total Assets and (b) from and after the Scheme Effective Date, the greater of (x) $730.0 million and (y) 6.75% of Consolidated Total Assets and (ii) other Investments; provided that (A) at the time any such Investment is made pursuant to this clause (ii), and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing and (B) the aggregate amount of all such Investments outstanding at any time (disregarding any write-down or write-off thereof) made in reliance on this clause (ii), together with the aggregate amount of all other Investments previously or concurrently made under this clause (ii) and all Restricted Payments previously or concurrently made in reliance on Section 3.4(a)(iv)(B) shall not exceed the Builder Amount (but, for purposes of this clause (15), the Builder Amount shall be calculated by excluding clause (i) of the definition thereof);

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(16) Investments in an amount not to exceed (a)(i) prior to the Scheme Effective Date, $400.0 million and (ii) from and after the Scheme Effective Date, the greater of (x) $400.0 million and (y) 3.50% of Consolidated Total Assets, minus (b) the amount of Restricted Payments previously or concurrently made pursuant to Section 3.4(b)(iv);

(17) To the extent constituting an Investment, Indebtedness permitted under Section 3.3, Liens permitted by Section 3.5, and mergers, consolidations, amalgamations, liquidations, winding up, dissolutions or dispositions permitted by Section 3.7 and Article IV, provided that no Investment may be made solely pursuant to or in reliance on this clause (17);

(18) other Investments so long as at the time any such Investment is made and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing and the Consolidated Total Net Leverage Ratio, calculated on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter of the Company, does not exceed 2.80 to 1.00;

(19) (i) the Acquisition, (ii) Investments made in order to effect the Transactions and (iii) integration and restructuring activities related to the Transactions;

(20) Investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates or merges with or into the Company or any Restricted Subsidiary; provided that such Investments were not created in contemplation of or in connection with the acquisition of such Person or such consolidation or merger, as the case may be;

(21) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(22) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(23) Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan, including, without limitation, split-dollar insurance policies, in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans;

(24) Investments consisting of prepaid expenses, negotiable instructions held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

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(25) prepayments and other credits to suppliers made in the ordinary course of business; and

(26) Investments by the Company or a Restricted Subsidiary in a Receivables Subsidiary in connection with a Permitted Receivables Financing, which Investment is reasonably determined by the Company as necessary or advisable to effect such Permitted Receivables Financing.

For the avoidance of doubt, any increase in the book value or market value of an outstanding Investment following the making of such Investment shall not be deemed to increase the amount of such Investment for purposes of determining utilization under Section 3.4.

Notwithstanding anything to the contrary in this Indenture, (x) any Investment by the Company, the Issuer or any other Restricted Subsidiary in any Unrestricted Subsidiary may be made only pursuant to clause (ii) of clause (12) of this definition and shall not be made in reliance on any other provision of this Indenture and (y) none of the Company, the Issuer or any other Restricted Subsidiary may assign or transfer or exclusively license any Material Intellectual Property to any Unrestricted Subsidiary, and no Unrestricted Subsidiary may, legally or beneficially, own or exclusively license any Material Intellectual Property.

“Permitted Liens” means, with respect to any Person:

(1) Liens securing the Notes Obligations relating to the Notes outstanding on the Issue Date and any Permitted Refinancing Indebtedness in respect thereof;

(2) Liens securing Indebtedness and related obligations Incurred pursuant to Section 3.3(b)(iii);

(3) Permitted Encumbrances;

(4) any Lien on any property or asset of the Company or any Restricted Subsidiary existing on the Issue Date (other than Liens of the type permitted under clauses (1), (2) or (8) of this definition); provided that (i) such Lien shall not apply to any other property or asset of the Company or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Issue Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(5) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary (other than an Unrestricted Subsidiary) (including pursuant to the Acquisition) prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Restricted Subsidiary, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof and (iv) if such Lien secures Indebtedness, such Indebtedness is permitted by Section 3.3(b)(viii);

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(6) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness incurred to finance the acquisition, construction or improvement of such fixed or capital assets, including Capitalized Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, (ii) such Liens and the Indebtedness secured thereby are Incurred prior to or within 360 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby is permitted by Section 3.3(b)(vii) and does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, and (iv) such Liens shall not apply to any other property or assets of the Company or any Subsidiary (other than to accessions to such fixed or capital assets and provided that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender);

(7) any (i) Lien on any property or asset of any Foreign Subsidiary in an aggregate amount at any time outstanding not exceeding (a) prior to the Scheme Effective Date, the greater of (x) $750.0 million and (y) 7.75% of Consolidated Total Assets and (b) from and after the Scheme Effective Date, the greater of (x) $1,045.0 million and (y) 7.75% of Consolidated Total Assets, in each case, as of the last day of the most recently ended fiscal quarter of the Company and (ii) other Lien on any property or asset of any Foreign Subsidiary; provided that (A) in respect of this sub-clause (ii), such Lien secures Indebtedness or other obligations of such Foreign Subsidiary that is not Guaranteed by any Notes Party and (B) with respect to Indebtedness, such Indebtedness is permitted under Section 3.3;

(8) Liens comprising easements, rights of way or other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or do not materially interfere with the ordinary conduct of business of the Company or any Restricted Subsidiary;

(9) assignments and sales of Receivables and Related Security pursuant to a Permitted Receivables Financing and Liens arising pursuant to a Permitted Receivables Financing on Receivables and Related Security sold or financed in connection with such Permitted Receivables Financing; provided that the related Receivables Financing Debt is permitted under Section 3.3;

(10) any Lien not otherwise permitted by this definition to the extent that the aggregate outstanding principal amount of the obligations secured thereby does not exceed (a) prior to the Scheme Effective Date, the greater of (x) $395.0 million and (y) 6.0% of Consolidated Total Assets and (b) from and after the Scheme Effective Date, the greater of (x) $835.0 million and (y) 6.0% of Consolidated Total Assets, in each case, as of the last day of the most recently ended fiscal quarter of the Company; provided that any such Lien shall not attach to Restricted Property;

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(11) any purchase option, call or similar right of a third party that owns Capital Stock in an NWO Subsidiary with respect to any Capital Stock in such NWO Subsidiary that are customary among parties to a joint venture;

(12) [reserved];

(13) Liens on Capital Stock in joint ventures; provided that any such Lien is in favor of a creditor of such joint venture and such creditor is not an Affiliate of any partner to such joint venture;

(14) Liens securing Hedging Obligations and submitted for clearing in accordance with applicable law and set-off and early termination rights under Hedging Agreements;

(15) Liens on cash and Permitted Investments that are earmarked, set aside or deposited into segregated accounts to be used to satisfy or discharge Indebtedness; provided (i) such cash and/or Permitted Investments are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (ii) such Liens extend solely to the account in which such cash and/or Permitted Investments are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged, (iii) the satisfaction or discharge of such Indebtedness is permitted hereunder and (iv) such satisfaction or discharge is consummated within a reasonable period after the incurrence of such Lien or within the time period required or permitted under the applicable Indebtedness;

(16) (A) Liens on cash and investments thereof and proceeds therefrom in connection with any escrow arrangements (or similar arrangements) in respect of the Notes, the Unsecured Notes and any other Indebtedness issued in connection with the Transactions, and (B) Liens on cash and investments thereof and proceeds therefrom in connection with any other Indebtedness (1) funded into escrow pursuant to customary escrow arrangements pending the release thereof or (2) pursuant to customary discharge, redemption or defeasance provisions; and

(17) Liens securing Permitted Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clause (4) of this definition or this clause (17); provided that any such Lien is (A) limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being Refinanced or (B) otherwise constitutes a Permitted Lien hereunder.

35

“Permitted Receivables Factoring” means a factoring transaction pursuant to which the Company or one or more Restricted Subsidiaries (or a combination thereof) sells (on a non-recourse basis, other than Standard Securitization Undertakings) Receivables (and Related Security) for cash consideration to a Person or Persons (other than to an Affiliate).

“Permitted Receivables Financing” means a Permitted Receivables Securitization, a Permitted Governmental Receivables Program or a Permitted Receivables Factoring.

“Permitted Receivables Securitization” means transactions (other than pursuant to a Permitted Governmental Receivables Program or Permitted Receivables Factoring) pursuant to which the Company or one or more of the Restricted Subsidiaries (or a combination thereof) realizes cash proceeds in respect of Receivables and Related Security by selling or otherwise transferring such Receivables and Related Security (on a non-recourse basis with respect to the Company and the Restricted Subsidiaries, other than Standard Securitization Undertakings) to one or more Receivables Subsidiaries, and such Receivables Subsidiary or Receivables Subsidiaries realize cash proceeds in respect of such Receivables and Related Security.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or a Restricted Subsidiary, issued in exchange for, or the Net Cash Proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), Indebtedness of the Company or such Restricted Subsidiary, as the case may be, that is permitted by this Indenture to be Refinanced; provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus all refinancing expenses incurred in connection therewith, including any related fees and expenses, make-whole amounts, original issue discount, unpaid accrued interest and premium thereon);

(2) the average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to (and the maturity of such Permitted Refinancing Indebtedness is no earlier than) that of the Indebtedness being Refinanced;

(3) if the Indebtedness being Refinanced is subordinated in right of payment to any of the Notes Obligations, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Notes Obligations on terms at least as favorable, taken as a whole, to the Holders as those contained in the documentation governing the Indebtedness being Refinanced;

(4) no Permitted Refinancing Indebtedness shall have different obligors than the Indebtedness being Refinanced; and

(5) any Liens securing such Permitted Refinancing Indebtedness are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secured) the Indebtedness being Refinanced.

36

“Permitted Reorganization” means any reorganizations, contributions, distributions, Investments, liquidations, transfers, consolidations, dispositions and other activities related to tax planning, in each case with respect to and involving the Company and the Restricted Subsidiaries; provided that, after giving effect thereto, the aggregate value of the Collateral, and the security interest of the Notes Parties therein, taken as a whole, is not materially impaired, and the Company and the Restricted Subsidiaries shall be in compliance with the provisions of Sections 3.14 and 3.15.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pro Forma Basis” or “pro forma effect” means, for purposes of determining the Consolidated Total Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Applicable Total Net Leverage Ratio or the Consolidated Cash Interest Expense Coverage Ratio as of any date, that such calculation shall give pro forma effect to all Permitted Acquisitions, the Acquisition, all issuances, incurrences or assumptions of Indebtedness (with any such Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms), all sales, transfers or other dispositions of any Capital Stock in a Subsidiary or all or substantially all the assets of a Subsidiary or division or line of business of a Subsidiary outside the ordinary course of business (and any related prepayments or repayments of Indebtedness), any Sale pursuant to clauses (11) and (12) of the definition of “Asset Dispositions” and all Subsidiary Designations (each, a “Specified Transaction”), in each case that have occurred during (or, if such calculation is being made for the purpose of determining whether any proposed acquisition will constitute a Permitted Acquisition, any Subsidiary Designation may be made or whether any other transaction under Article III may be consummated, since the beginning of) the four consecutive fiscal quarter period of the Company most recently ended on or prior to such date as if they occurred on the first day of such four consecutive fiscal quarter period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness if such Hedging Agreement has a remaining term in excess of 12 months).

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

“Rating Agencies” means Standard & Poor’s Ratings Group, Inc., Moody’s Investors Service, Inc. and Fitch Inc. or if one or more of Standard & Poor’s Ratings Group, Inc., Moody’s Investors Service, Inc. or Fitch Inc. shall not make a rating on the Notes publicly available, a nationally recognized statistical Rating Agency or agencies, as the case may be, selected by the Company which shall be substituted for such of Standard & Poor’s Ratings Group, Inc., Moody’s Investors Service, Inc. or Fitch Inc., as the case may be, that ceased to make a rating for the Notes.

“Receivable” means an Account owing to the Company or any Restricted Subsidiary (before its transfer to a Receivables Subsidiary or to another Person), whether now existing or hereafter arising, together with all cash collections and other cash proceeds in respect of such Account, including all yield, finance charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

37

“Receivables Financing Debt” means, as of any date with respect to any Permitted Receivables Financing, the amount of the outstanding uncollected Receivables subject to such Permitted Receivables Financing that would not be returned, directly or indirectly, to the Company or the Issuer, if all such Receivables were to be collected at such date and such Permitted Receivables Financing were to be terminated at such date.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary that does not engage in any activities other than participating in one or more Permitted Receivables Securitizations and activities incidental thereto; provided that (a) such Restricted Subsidiary does not have any Indebtedness other than Indebtedness Incurred pursuant to a Permitted Receivables Securitization owed to financing parties (including the Company or the applicable seller of Receivables) supported by Receivables and Related Security and (b) neither the Company nor any Subsidiary Guarantor Guarantees any Indebtedness or other obligation of such Restricted Subsidiary, other than Standard Securitization Undertakings.

“Record Date” for the interest, if any, payable on any applicable Interest Payment Date means April 1 or October 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Related Business” means any business in which the Company or any of the Subsidiaries was engaged on the Issue Date and any business related, ancillary or complimentary to such business.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees, members, managers, advisors, representatives and controlling persons of such Person and such Person’s Affiliates.

“Related Security” means, with respect to any Receivables subject to a Permitted Receivables Financing, all assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables, including all collateral securing such Receivables, all contracts and all Guarantees or other obligations in respect of such Receivables, and all proceeds of such Receivables.

“Responsible Officer” means, with respect to any Person, the chief financial officer, chief executive officer, president, principal accounting officer, treasurer, controller, vice president or secretary thereof, as applicable and any Person performing similar functions, as applicable.

“Restricted Investment” means any Investment other than (i) a Permitted Investment or (ii) an Investment by a Receivables Subsidiary.

“Restricted Notes Legend” means the Private Placement Legend set forth in clause (A) of Section 2.1(c) or the Regulation S Legend set forth in clause (B) of Section 2.1(c), as applicable.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

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“Restricted Property” means any “Operating Property” or “shares of capital stock or Debt issued by any Restricted Subsidiary and owned by the Company or any Restricted Subsidiary,” in each case within the meaning of the Senior Notes Indentures.

“Restricted Subsidiary” means any Subsidiary of the Company, other than an Unrestricted Subsidiary. The term “Restricted Subsidiary” includes the Issuer.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sale” means any sale, transfer, lease or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction.

“Scheme” means an English law governed scheme of arrangement effected under part 26 of the Act to be proposed by the Target to the Target Shareholders to implement the Acquisition as contemplated by the Scheme Documents.

“Scheme Circular” means a circular (including any supplementary circular) issued by the Target addressed to the Target Shareholders containing, inter alia, the details of the Acquisition, the Scheme and the notices convening the Court Meeting and the Target General Meeting.

“Scheme Court Order” means the order of the Court sanctioning the Scheme pursuant to Section 899 of the Act.

“Scheme Documents” means each of the Scheme Circular, the Scheme Court Order, the Scheme Resolutions and any other document sent to the Target Shareholders in relation to the terms and conditions of the Scheme and the Scheme Court Order and any other document designated in writing as a Scheme Document by the Company.

“Scheme Effective Date” means the date on which a copy of the Scheme Court Order is duly filed on behalf of the Target with the Companies Registrar and the Scheme becomes effective in accordance with section 899 of the Companies Act.

“Scheme Resolutions” means the resolutions of the Target referred to and substantially in the form set out in the Scheme Circular and to be considered at the Court Meeting and the Target General Meeting.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Notes” means the Existing Senior Notes and the Unsecured Notes.

“Senior Notes Indentures” means the Existing Senior Notes Indenture and the Unsecured Notes Indenture.

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“Senior Secured Credit Facilities” means the $520.0 million tranche A term loan facility, the $648.0 million tranche B term loan facility, the $843.0 million tranche C term loan facility, the $925.0 million multi-currency revolving credit facility, and the $570.0 million specified incremental revolving facility, each pursuant to the Credit Agreement.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Facilities Secured Parties (in their capacities as such), (ii) the Notes Secured Parties and (iii) the Additional First Lien Secured Parties (in their capacities as such) that is subject to the Pari Passu Intercreditor Agreement that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Credit Facilities Obligations, (ii) the Notes Obligations and (iii) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Document, the holders of which are be represented under the Pari Passu Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives or Collateral Agents on behalf of such holders) hold or purport to hold a valid security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold or purport to hold a valid security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold or purport to hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have or purport to have a valid security interest in such Collateral at such time.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities made by the Company or any of the Restricted Subsidiaries in connection with a Permitted Receivables Financing that are customary for Permitted Receivables Financings of the same type; provided that Standard Securitization Undertakings shall not include any Guarantee of any Indebtedness or collectability of any Receivables.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

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“Subsidiary” means any subsidiary of the Company, including the Issuer.

“Subsidiary Designation” means (a) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (b) any designation of an Unrestricted Subsidiary as a Restricted Subsidiary, in each case in accordance with the definition of “Unrestricted Subsidiary” and the other requirements set forth in this Indenture.

“Subsidiary Guarantor” means any Restricted Subsidiary that is not the Issuer or an Excluded Subsidiary.

“Target” means Dowlais Group plc, a company under the laws of England and Wales with registered number 14591224, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

“Target Credit Agreement” means Senior Term and Revolving Facilities Agreement dated as of February 22, 2023, among the Target, G.K.N. Industries Limited, the lenders party thereto, HSBC Bank plc, as agent, and the other parties party thereto, and shall include any amendment, refinancing or replacement thereof.

“Target General Meeting” means the general meeting of the shareholders of the Target (and any adjournment thereof) to be convened in connection with the Scheme for the purpose of considering, and, if thought fit, approving the shareholder resolutions necessary to enable the Target to implement the Acquisition by means of a Scheme.

“Target Group Notes Parties” means the subsidiaries of the Target required to become Subsidiary Guarantors following the Scheme Effective Date (if it occurs).

“Target Indebtedness Refinancing” means (a) the repayment in full of all Indebtedness outstanding under the Target Credit Agreement and the termination of all commitments, guarantees and security interests thereunder and in respect thereof and (b) the repurchase or redemption in full or in part of the Target Notes and the termination of all guarantees and security interests in respect thereof.

“Target Notes” means the senior notes of G.K.N. Industries Limited issued pursuant to the Note Purchase Agreement dated October 30, 2024, among Delta, G.K.N. Industries Limited, the guarantors from time to time party thereto and the purchasers party thereto, and shall including any refinancing or replacement thereof.

“Target Shareholders” means the holders of Target Shares.

“Target Shares” means the ordinary shares of the capital of the Target.

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“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) imposed by any governmental authority, and includes all liabilities, penalties and interest with respect to such amounts.

“Testing Transaction” means (x) a Permitted Acquisition or other Investment by the Company or any Restricted Subsidiary where the consummation of such Permitted Acquisition or other Investment is not conditioned on the availability of, or on obtaining, third party financing, (y) the repayment, repurchase or refinancing of Indebtedness or Disqualified Stock with respect to which a notice of prepayment (or similar notice), which may be conditional, has been delivered and (z) any transaction described in clauses (1) or (2) of the definition of Restricted Payment.

“Transaction Costs” means all fees and expenses (including premiums and original issue discount) incurred by the Company, the Issuer or any Restricted Subsidiary in connection with the Transactions.

“Transactions” means, collectively, (a) the execution, delivery and performance by each Notes Party of the Notes Documents to which it is to be a party, the issuance of the Notes and the use of the proceeds thereof, (b) the issuance of the Unsecured Notes and the use of the proceeds thereof, (c) the funding of the Tranche C Term Loans (as defined in the Credit Agreement) into escrow or otherwise and the availability of the Specified Incremental Revolving Commitments (as defined in the Credit Agreement), in each case, under the Credit Agreement, (d) the consummation of the Acquisition (including the transactions necessary to effectuate the Acquisition) and the transactions contemplated by the Scheme Documents, (e) the consummation of the Target Indebtedness Refinancing, and (f) the payment of the Transaction Costs.

“Treasury Rate” means the yield to maturity at the date of redemption of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the date of redemption or, if such statistical release is no longer published, any publicly available source for similar market data) most nearly equal to the period from the redemption date to October 15, 2028; provided, however, that if the period from the redemption date to October 15, 2028 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the remaining term of the Notes to October 15, 2028 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means, when used with respect to the Trustee or the Notes Collateral Agent, any officer within the corporate trust department of the Trustee or the Notes Collateral Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or the Notes Collateral Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

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“Trustee” means the party named as such in this Indenture, acting in its capacity as trustee hereunder, until a successor replaces it and, thereafter, means such successor.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided that, if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the personal property security laws of any jurisdiction other than the State of New York, “UCC” or “Uniform Commercial Code” means those personal property security laws as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority and for the definitions related to such provisions.

“Unrestricted Cash” means unrestricted cash and cash equivalents of the Company or any of the Restricted Subsidiaries and not controlled by or subject to any Lien or other preferential arrangement in favor of any creditor (other than Liens created under the First Lien Documents and Liens constituting Permitted Encumbrances of the type referred to in clause (7) of the definition of such term).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Company in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Company may at any time designate (i) any Restricted Subsidiary (other than the Issuer) as an Unrestricted Subsidiary or (ii) any Unrestricted Subsidiary as a Restricted Subsidiary only if:

(1) immediately before and after such designation, no Event of Default shall have occurred and be continuing or would immediately result from such designation;

(2) immediately after giving effect to such designation, the Company and its Restricted Subsidiaries would be able to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Interest Expense Coverage Ratio test or the Consolidated Total Net Leverage Ratio test, in each case, set forth in Section 3.3(a);

(3) at the time of such designation, such Subsidiary or any of its subsidiaries is not (and, thereafter, any Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary if it is) a “restricted subsidiary” or a “guarantor” (or any similar designation) for any Designated Indebtedness; and

(4) such Restricted Subsidiary or any of its subsidiaries does not own any Capital Stock or Indebtedness of, or hold any Lien on any property of, the Company, the Issuer or any other Subsidiary (other than (x) any subsidiary of such Restricted Subsidiary and (y) any Unrestricted Subsidiary).

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The designation of any Subsidiary as an Unrestricted Subsidiary will constitute an Investment by the parent company of such Subsidiary therein at the date of designation (in an amount equal to the fair market value (as determined by the Company in good faith) of the net assets of such parent company’s investment therein) and, for the avoidance of doubt, must comply with Section 3.4 (which may, for the avoidance of doubt, be pursuant to the definition of Permitted Investments). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the Incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary, and the making of an Investment by such Subsidiary in any Investments of such Subsidiary, in each case existing at such time, and, for the avoidance of doubt, must comply with Sections 3.3, 3.4 and 3.5 (which may, for the avoidance of doubt, be pursuant to the definition of Permitted Investments).

Prior to any such designation made in accordance with this definition, the Company shall deliver to the Trustee a certificate of a Financial Officer certifying that the designation satisfies the applicable conditions set forth in this definition, including reasonably detailed calculations demonstrating compliance with clause (2) above.

“Unsecured Notes” means the Issuer’s 7.750% Senior Notes due 2033, issued on the date hereof.

“Unsecured Notes Escrow Account” means the escrow account to be established pursuant to the Escrow Agreement into which the Issuer will deposit or cause to be deposited an amount of cash in U.S. dollars equal to the gross proceeds from the sale of $600 million aggregate principal amount of the Unsecured Notes and additional amounts on the issue date of the Unsecured Notes and from time to time thereafter to prefund interest on $600 million aggregate principal amount of the Unsecured Notes.

“Unsecured Notes Indenture” means the indenture, dated as of October 3, 2025, among the Issuer, the Company, the other Guarantors from time to time party thereto and the Unsecured Notes Trustee, pursuant to which the Unsecured Notes will be issued.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

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“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Restricted Subsidiary.

SECTION 1.2.         Other Definitions.

Term	Defined in
Actual knowledge	Section 7.2(g)
Additional Guarantor Supplemental Indenture	Section 3.10
Additional Notes	Section 2.1
Affiliate Transactions	Section 3.8
Agent Members	Section 2.1(d)(iii)
Asset Disposition Offer	Section 3.7(d)
Asset Disposition Offer Amount	Section 3.7(e)
Asset Disposition Offer Period	Section 3.7(e)
Asset Disposition Purchase Date	Section 3.7(e)
Authenticating Agent	Section 2.2
Builder Amount	Section 3.4(a)(iv)(B)
CERCLA	Section 11.4(o)
Change of Control Offer	Section 3.9(a)
Change of Control Payment Date	Section 3.9(c)(ii)(2)
Change of Control Purchase Price	Section 3.9
Company	Preamble
covenant defeasance option	Section 8.1(b)
Defaulted Interest	Section 2.13
Definitive Note Legend	Section 2.1(c)
Depositary	Section 1.1
DTC	Section 2.1(c)
ERISA	Section 2.1(c)
Escrow Agent	Section 12.1(a)
Escrow Agreement	Section 12.1
Escrow Conditions	Section 12.2(a)(iii)
Escrow Officer’s Certificate	Section 12.2
Escrow Outside Date	Section 12.2(b)
Escrow Release	Section 12.2
Escrow Release Date	Section 12.2
Escrowed Property	Section 12.1(b)
Event of Default	Section 6.1
Excess Proceeds	Section 3.7(d)
Fixed Amounts	Section 1.3(c)
Foreign Collateral	Section 11.4(r)
Global Note Legend	Section 2.1(c)
Global Notes.	Section 2.1(a)(ii)

Guarantor Obligations	Section 10.1
Guarantors	Preamble
Incurrence Based Amounts	Section 1.3(c)
Indebtedness	Section 1.1
Indenture	Preamble
Initial Notes	Recitals
Issuer	Preamble
Issuer Order	Section 2.2
Junior Debt	Section 3.4(a)(iii)
legal defeasance option	Section 8.1(b)
Note Register	Section 2.3
Notes	Recitals
Notes Collateral Agent	Preamble
Notice of Default.	Section 6.1(a)(xi)
Paying Agent	Section 2.3
payment default	Section 6.1(a)(vi)(A)
Private Placement Legend	Section 2.1(c)
Redemption Date	Section 5.4
Registrar	Section 2.3
Regulation S Global Note	Section 2.1(a)(ii)
Regulation S Legend	Section 2.1(c)
Regulation S Notes	Section 2.1(a)(ii)
Reinstatement Date	Section 3.11(b)
Restricted Definitive Note	Section 2.6(c)(i)(1)
Restricted Global Note	Section 2.6(a)
Restricted Payment	Section 3.4(a)(iv)
Rule 144A Global Note	Section 2.1(a)(ii)
Rule 144A Notes	Section 2.1(a)(ii)
Secured Notes Escrow Account	Section 12.1
Security Document Order	Section 11.4(k)
Special Interest Payment Date	Section 2.13(a)
Special Mandatory Redemption	Section 5.8
Special Mandatory Redemption Date	Section 5.8
Special Mandatory Redemption Price	Section 5.8
Special Record Date	Section 2.13(a)
Special Termination Date	Section 5.8
Standard Securitization Undertakings	Section 1.1
Subsequent Transaction	Section 1.5(b)
Subsidiary Guarantors	Preamble
Successor Company	Section 4.1(a)(i)
Successor Guarantor	Section 4.3
Successor Issuer	Section 4.2(a)(i)
Suspended Covenants	Section 3.11
Suspension Date	Section 3.11
Suspension Period	Section 3.11(b)
Trustee	Preamble

TT Election	Section 1.5(b)
TT Test Date	Section 1.5(b)
Unrestricted Definitive Note	Section 2.6(d)(iii)
Unrestricted Global Note	Section 2.6(b)
Unsecured Notes Trustee	Section 12.1

SECTION 1.3.         Terms Generally; Fixed Amounts and Incurrence Based Amounts. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(b)            Unless the context requires otherwise:

(i)             any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(ii)            any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), unless otherwise expressly stated to the contrary;

(iii)           any reference herein to any Person shall be construed to include such Person’s successors and assigns;

(iv)           the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Indenture in its entirety and not to any particular provision hereof;

(v)            all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Indenture; and

(vi)           the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(c)            With respect to any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that does not require compliance with a financial ratio or test (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that does require compliance with a financial ratio or test (including the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Applicable Total Net Leverage Ratio and the Consolidated Total Net Leverage Ratio) (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to such Incurrence Based Amounts. Notwithstanding anything to the contrary in this Indenture, for purposes of determining whether any transaction or action is permitted under any covenant set forth under Article III of this Indenture, the Issuer may rely on more than one basket or exception within a covenant (including, for the avoidance of doubt, related definitions) and the Issuer may divide and classify such transaction or action within the applicable covenant (including, for the avoidance of doubt, related definitions) in any manner that complies with the terms of this Indenture, and may later divide and reclassify any such transaction or action so long as the transaction or action (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable baskets and exceptions within such covenant (including, for the avoidance of doubt, related definitions) as of the date of such reclassification (it being understood that such classification or reclassification shall be subject to all the applicable terms and parameters of such exceptions and baskets).

SECTION 1.4.         Accounting Terms; GAAP. Except as otherwise expressly provided in this Indenture, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (a) the Issuer may, at its option, elect to eliminate the effect of any change occurring after the Issue Date in GAAP or in the application thereof on the operation of any provision of this Indenture (other than the provisions of Section 3.2), regardless of whether any such election is made before or after such change in GAAP or in the application thereof, and in such case GAAP shall be interpreted for purposes of this Indenture or the applicable provision(s) hereof (in each case, other than the provisions of Section 3.2) on the basis of GAAP as in effect and applied immediately before such change shall have become effective, unless and until such election shall have been rescinded by the Issuer and (b) notwithstanding any other provision contained in this Indenture, all terms of an accounting or financial nature used in this Indenture shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Company or any Subsidiary at “fair value”, as defined therein.

SECTION 1.5.         Testing Transactions. (a) With respect to any period during which any Specified Transaction occurs, for purposes of determining the Consolidated Total Net Leverage Ratio, the Applicable Total Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Cash Interest Expense Coverage Ratio, calculations with respect to such period shall be made on a Pro Forma Basis.

(b)            In connection with any action being taken in connection with a Testing Transaction, for purposes of (i) determining compliance with any provision of this Indenture which is subject to a Default or an Event of Default qualifier (including any representation and warranty related thereto) or which requires the calculation of any financial ratio or test, including the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Applicable Total Net Leverage Ratio and the Consolidated Total Net Leverage Ratio or (ii) testing availability under baskets set forth in this Indenture (including baskets subject to Default or Event of Default conditions), at the option of the Issuer (and if the Issuer elects to exercise such option, such option shall be exercised on or prior to the date of the definitive agreements, notice of prepayment (or similar notice) or declaration of the applicable Restricted Payment or Permitted Investment, in each case with respect to such Testing Transaction) (any such election, an “TT Election”) the date of such determination shall be deemed to be the date the definitive agreements, declaration or notice for such Testing Transaction are entered into, made or delivered, as applicable (the “TT Test Date”), and if, after giving effect to the Testing Transaction (and the other transactions to be entered into in connection therewith) on a Pro Forma Basis, the Issuer would have been permitted to take such action on the relevant TT Test Date in compliance with such ratio, test or basket (and any related representations, warranties, requirements and conditions), such ratio, test or basket (and any related representations, warranties, requirements and conditions) shall be deemed to have been complied with (or satisfied). For the avoidance of doubt, if the Issuer has made a TT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the TT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations. If the Issuer has made a TT Election for any Testing Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of Permitted Investments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Issuer, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness or any other action or transaction (each, a “Subsequent Transaction”) following the relevant TT Test Date and prior to the earlier of the date on which such Testing Transaction is consummated or the date that the definitive agreement or irrevocable notice for such Testing Transaction is terminated or expires without consummation of such Testing Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Indenture, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis (i) assuming such Testing Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (ii) assuming such Testing Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated.

(c)            For purposes of determining compliance with, or determinations under, any provision of this Indenture which requires the calculation of any financial ratio or test, including the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Applicable Total Net Leverage Ratio and the Consolidated Total Net Leverage Ratio following the Issue Date and prior to the Scheme Effective Date, for purposes of determining whether any relevant action or transaction is permitted under this Indenture, any such ratio or test shall be required to be satisfied on a Pro Forma Basis (i) assuming the Acquisition and the other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (ii) assuming the Acquisition and the other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof (including amounts held in escrow)) have not been consummated.

SECTION 1.6.         Divisions. For all purposes under the Notes Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.

SECTION 1.7.         Exchange Rates; Currency Equivalents. Any amount specified in this Indenture (other than with respect to amounts payable on the Notes Obligations and related affirmative obligations of the Issuer or the Guarantors) to be in U.S. dollars shall also include the equivalent of such amount in any currency other than U.S. dollars, such equivalent amount to be determined at the Exchange Rate; provided if any basket is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.

ARTICLE II

The Notes

SECTION 2.1.         Form, Dating and Terms. (a) The Initial Notes issued on the date hereof shall be in an aggregate principal amount of $850,000,000, in substantially the form of Exhibit A hereto. In addition, the Issuer may from time to time issue additional 6.375% Senior Secured Notes due 2032 in substantially the form of Exhibit A hereto and having identical terms and conditions as the Initial Notes, other than issue date, issue price and, in certain circumstances, the date from which interest will accrue (the “Additional Notes”), subject to compliance with Sections 3.3 and 3.5. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

With respect to any Additional Notes, the Issuer shall set forth in (i) a Board Resolution and (ii) (A) an Officer’s Certificate or (B) one or more indentures supplemental hereto, the following information:

(i)            the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(ii)           the issue price and the issue date of such Additional Notes.

In authenticating and delivering Additional Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon, in addition to the Opinion of Counsel and Officer’s Certificate required by Section 13.2, an Opinion of Counsel as to the due authorization, execution, delivery, validity and enforceability of such Additional Notes.

Any Additional Notes will be part of the same issue as the Initial Notes and will be treated as one class with the Initial Notes, including for purposes of waivers, redemptions, offers to purchase and voting; provided that, in the event that any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such non-fungible Additional Notes will be issued with separate CUSIP and ISIN numbers so that they are distinguishable from the Initial Notes. Holders of the Initial Notes and the Additional Notes shall vote and consent together as one class on all matters to which such Holders are entitled to vote or consent, and none of the Holders of the Initial Notes or the Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

Initial Notes and any Additional Notes offered and sold in reliance on Rule 144A (the “Rule 144A Notes”) shall initially be issued in the form of a permanent global Note substantially in the form of Exhibit A, including appropriate legends as set forth in Section 2.1(c) (the “Rule 144A Global Note”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Transfers between participants in DTC will be effected under DTC’s procedures.

Initial Notes and any Additional Notes offered and sold in reliance on Regulation S under the Securities Act (“Regulation S Notes”) shall initially be issued in the form of a permanent global Note substantially in the form of Exhibit A, including appropriate legends as set forth in Section 2.1(c) (the “Regulation S Global Note”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Transfers between participants in Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme will be effected in the ordinary way under the rules and operating procedures of those systems.

The Rule 144A Global Note and the Regulation S Global Note are sometimes collectively herein referred to as the “Global Notes.” The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture or a supplemental indenture hereto, as applicable, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The principal of (and premium, if any) and interest on the Notes shall be payable at the office of the Paying Agent or any office or agency of the Issuer maintained for such purpose in The City of New York, or at such other office or agency of the Issuer as may be maintained for such purpose in the continental United States. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Issuer shall make all payments in respect of any Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof.

The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and in Section 2.1(c). The Issuer and the Trustee shall approve the form of the Notes and any notation, endorsement or legend on them. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

(b)            Denominations. The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

(c)            Restrictive Legends. (A) Each Rule 144A Global Note shall bear the following legend (the “Private Placement Legend”) on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THE NOTES CONSTITUTES THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (B) (i) THE ACQUISITION AND HOLDING OF THIS SECURITY BY SUCH HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS, AND (ii) NONE OF THE ISSUER, THE INITIAL PURCHASERS, THE GUARANTORS OR ANY OF THEIR RESPECTIVE AFFILIATES IS ACTING, OR WILL ACT, AS A FIDUCIARY WITH RESPECT TO SUCH HOLDER’S DECISION TO PURCHASE OR HOLD THE NOTES.

(B) Each Regulation S Global Note shall bear the following legend (the “Regulation S Legend”) on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THE NOTES CONSTITUTES THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (B) (i) THE ACQUISITION AND HOLDING OF THIS SECURITY BY SUCH HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS, AND (ii) NONE OF THE ISSUER, THE INITIAL PURCHASERS, THE GUARANTORS OR ANY OF THEIR RESPECTIVE AFFILIATES IS ACTING, OR WILL ACT, AS A FIDUCIARY WITH RESPECT TO SUCH HOLDER’S DECISION TO PURCHASE OR HOLD THE NOTES.

(C) The Global Notes, whether or not an Initial Note, shall bear the following legend (the “Global Note Legend”) on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(D) Each Definitive Note shall bear the following legend (the “Definitive Note Legend”) on the face thereof:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(d)            Book-Entry Provisions.

(i)             This Section 2.1(d) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depositary.

(ii)            Each Global Note initially shall (x) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (y) be delivered to the Trustee as custodian for such Depositary and (z) bear legends as set forth in Section 2.1(c).

(iii)           Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(iv)           The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(v)            In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.1(e) to beneficial owners who are permitted under this Indenture to hold Definitive Notes, the Trustee shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

(vi)           In connection with the transfer of an entire beneficial interest in a Global Note pursuant to Section 2.1(e) to beneficial owners who are permitted under this Indenture to hold Definitive Notes, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(vii)          Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (A) the Holder of such Global Note (or its agent) or (B) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(e)            Definitive Notes. Except as provided in this Section 2.1(e) and in Section 2.6(h), owners of beneficial interests in Global Notes shall not be entitled to receive Definitive Notes. In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depositary notifies the Issuer that (A) it is unwilling or unable to continue as depositary for such Global Note or (B) the Depositary has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing.

(f)             Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(d)(v) or (vi) shall, except as otherwise provided by Section 2.6(c) or Section 2.6(f), bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.1(c).

(g)            In connection with the exchange of a portion of a Definitive Note for a beneficial interest in a Global Note, the Trustee shall cancel such Definitive Note, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.

SECTION 2.2.         Execution and Authentication. At least one Officer shall sign the Notes on behalf of the Issuer by manual, facsimile or electronic transmission signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee authenticates the Note. The manual, facsimile or electronic transmission signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture. A Note shall be dated the date of its authentication.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $850,000,000 and (2) subject to the terms of this Indenture, Additional Notes, in each case upon a written order of the Issuer signed by an Officer of the Issuer (the “Issuer Order”). Such Issuer Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Additional Notes.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

In case the Issuer or any Guarantor, pursuant to Article IV, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer or such Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Order of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

SECTION 2.3.         Registrar and Paying Agent. The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Issuer shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the continental United States. The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”). The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.

The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of each such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.6. The Issuer, the Company or any of its domestically incorporated Wholly-Owned Restricted Subsidiaries may act as Paying Agent, Registrar or transfer agent.

The Issuer initially appoints the Trustee as Registrar and Paying Agent for the Notes. The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee.

SECTION 2.4.         Paying Agent To Hold Money in Trust. By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, if any, or interest when due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, or interest on the Notes and shall notify the Trustee in writing of any default by the Issuer or any Guarantor in making any such payment. If the Issuer, the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Issuer, the Company or any of its Subsidiaries) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5.         Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer, on its own behalf and on behalf of each of the Guarantors, shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.6.         Transfer and Exchange.

(a)            Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Global Note bearing the Restricted Notes Legend (a “Restricted Global Note”) may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the Registrar receives the following:

(i)             if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (1) thereof; and

(ii)            if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (2) thereof.

(b)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in a Global Note not bearing the Restricted Notes Legend (an “Unrestricted Global Note”) or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the Registrar receives the following:

(i)             if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (1) thereof;

(ii)            if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof; and

(iii)           in each such case set forth in this clause (b), an Opinion of Counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (b) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to clause (b) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)            If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Registrar of the following documentation:

(1)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note bearing the Restricted Notes Legend (a “Restricted Definitive Note”), a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (2)(a) thereof;

(2)            if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (1) thereof;

(3)            if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (2) thereof;

(4)            if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(a) thereof;

(5)            if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(ii) thereof; or

(6)            if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(c) thereof, the Trustee, upon notice of receipt of such documentation by the Registrar, shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.1(d)(v) hereof, and the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Agent Member. The Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)            Notwithstanding Section 2.6(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(1)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Restricted Notes Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (1)(b) thereof;

(2)            if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Restricted Notes Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof; and

(3)            in each such case set forth in this clause (ii), an Opinion of Counsel in form reasonably acceptable to the Trustee and the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act.

(iii)            If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and make available for delivery (upon receipt of an authentication order in accordance with Section 2.2 hereof) to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Agent Members. The Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall not bear the Restricted Notes. A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Definitive Note bearing the Restricted Notes Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Note bearing the Restricted Notes Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)            If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(1)            if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (2)(b) thereof;

(2)            if such Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (1) thereof;

(3)            if such Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (2) thereof;

(4)            if such Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(a) thereof;

(5)            if such Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(b) thereof; or

(6)            if such Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(c) thereof, the Trustee, upon notice of receipt of such documentation by the Registrar, shall cancel the Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (1) above, the appropriate Restricted Global Note and, in the case of clause (2) above, the Rule 144A Global Note, and, in the case of clause (3) above, the Regulation S Global Note.

(ii)            A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(1)            if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (1)(c) thereof;

(2)            if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof; and

(3)            in each such case set forth in this clause (ii), an Opinion of Counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)            A Holder of a Definitive Note not bearing the Restricted Notes Legend (an “Unrestricted Definitive Note”) may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

(iv)           If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clauses (d)(ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to clauses (d)(ii) or (iii) above.

(e)            Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.6(e).

(i)            Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

(1)            if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (1) thereof;

(2)            if the transfer will be made pursuant to Rule 903 or Rule 904 of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (2) thereof; and

(3)            if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by Item (3) thereof, if applicable.

(ii)            Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(1)            if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (1)(b) thereof;

(2)            if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof; and

(3)            in each such case set forth in this clause (ii), an Opinion of Counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

(iii)           A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

(f)            Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing a Restricted Notes Legend, the Registrar shall deliver Notes that do not bear a Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing a Restricted Notes Legend, the Registrar shall deliver only Notes that bear such Restricted Notes Legend unless there is delivered to the Registrar, if requested by the Registrar, an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(g)            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(h)            Obligations with Respect to Transfers and Exchanges of Notes. (i) To permit registrations of transfers and exchanges, the Issuer shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s request.

(ii)            No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require the Holder to pay a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 3.7, 3.9 or 5.7).

(iii)            The Registrar shall not be required to register the transfer or exchange of any Note for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase Notes and ending at the close of business on the day of such mailing, (2) 15 Business Days before an Interest Payment Date and ending on such Interest Payment Date or (3) 15 Business Days before the day of any selection of Notes for redemption under Section 5.3 hereof.

(iv)           Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(v)            All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(i)             No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes, or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j)            Affiliate Holders. Any Note or beneficial interest in a Global Note transferred to an affiliate (such term as used in this clause (h) having the meaning given Rule 405 under the Securities Act) of the Issuer or evidencing a Note that has been acquired by an affiliate in a transaction or chain of transactions not involving any public offering registered under the Securities Act shall, until one year after the last date on which either the Issuer or any affiliate of the Issuer was an owner of such Note, be in the form of a Definitive Note and bear the Private Placement Legend.

SECTION 2.7.         Reserved.

SECTION 2.8.         Reserved.

SECTION 2.9.         Replacement Notes. If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by an officer of the Issuer, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.10.       Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding in the event the Issuer or an Affiliate of the Issuer holds the Note except that the Issuer or an Affiliate of the Issuer shall not obtain voting rights with respect to such Note.

If a Note is replaced pursuant to Section 2.9, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.11.      Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Issuer for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes.

SECTION 2.12.       Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return to the Issuer all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such cancellation to the Issuer. The Issuer may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation.

At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the Global Note and on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

SECTION 2.13.       Payment of Interest; Defaulted Interest. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3.

Interest (including post-petition interest on any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) will accrue at a rate equal to the then applicable interest rate on the Notes to the extent lawful. Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular Record Date by virtue of having been such Holder. Any such defaulted interest, together with the interest thereon as provided herein (together, “Defaulted Interest”) shall be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a)            The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Issuer shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Issuer shall promptly notify the Trustee of such Special Record Date, and the Issuer may request that the Trustee, in the name and at the expense of the Issuer, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 13.1, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)            The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

Notwithstanding the foregoing, if any such Interest Payment Date (other than an Interest Payment Date at maturity) would otherwise be a day that is not a Business Day, then the interest payment shall be postponed to the next succeeding Business Day (except if such Business Day falls in the next succeeding calendar month, then interest shall be paid on the immediately preceding Business Day). If the maturity date of the Notes is a day that is not a Business Day, all payments to be made on such day shall be made on the next succeeding Business Day, with the same force and effect as if made on the maturity date. In either of such cases, no additional interest shall be payable as a result of such delay in payment.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.14.      Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.15.      CUSIP Numbers and ISINs. The Issuer in issuing the Notes may use “CUSIP” numbers and ISINs (in each case if then generally in use). The Trustee shall not be responsible for the use of CUSIP numbers and ISINs and the Trustee makes no representation as to their correctness as printed on any Note or notice to Holders. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP numbers and ISINs.

ARTICLE III

Covenants

SECTION 3.1.          Payment of Notes. The Issuer shall promptly pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

Interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal will accrue at a rate equal to the then applicable interest rate on the Notes to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 3.2.        SEC Reports. (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, if not filed electronically with the SEC through EDGAR (or any successor system), the Issuer will provide to the Trustee and the registered Holders of the Notes, within 15 days of the time periods specified in the relevant forms:

(i)            all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such Forms (but, notwithstanding anything to the contrary in this covenant, without any requirement at any time to provide separate financial statements of any Subsidiary of the Issuer, including as may be required by Rules 3-10, 3-16 13-01 or 13-02 of Regulation S-X of the Exchange Act), including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s independent registered public accounting firm; and

(ii)            all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports;

provided that, so long as the Company is a Guarantor of the Notes and is permitted by the provisions of the Exchange Act, the reports, information and other documents required to be filed and provided as described hereunder may, at the Issuer’s option, be filed by and be those of the Company rather than the Issuer; provided further that the Company shall include in such report, information or other document consolidating information that explains in reasonable detail the differences between the information relating to the Company, on the one hand, and the information relating to the Issuer and its subsidiaries on a standalone basis, on the other hand.

(b)            If any Subsidiary of the Company has been designated as an Unrestricted Subsidiary, then the quarterly and annual financial information required by this Section 3.2 will include a reasonably detailed presentation, either in the financial statements or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(c)            The requirement for the Issuer to provide information may be satisfied by filing such reports, documents and information with the SEC or by posting such reports, documents and information on its website, in each case, within the time periods specified by this Section 3.2; provided, however, that the Company will (upon request) provide one copy of the foregoing to the Trustee. To the extent not satisfied by the foregoing, the Issuer and the Guarantors will agree that they will make available to the Holders and to prospective investors, upon the request of Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(d)            The Company will also hold a quarterly conference call for the Holders of the Notes to discuss financial information for the previous quarter. The conference call will be following the last day of each fiscal quarter of the Company and not later than ten Business Days from the time that the Company distributes the financial information as set forth in clause (1) above. Prior to the conference call, the Company shall file a Current Report on Form 8-K or issue a press release announcing the time and date of such conference call and providing instructions for holders of Notes, securities analysts and prospective investors to obtain access to such call. For the avoidance of doubt, the Company may satisfy the requirements of this Section 3.2(d) by holding the conference call required above within the time period required as part of any earnings call of the Company in accordance with past practice.

(e)            The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their respective covenants under the Indenture (as to which the Trustee will be entitled to receive certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or any website under the Indenture, or participate in any conference calls.

SECTION 3.3.        Limitation on Indebtedness. (a) The Company and the Issuer will not, and will not permit any other Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company and the Restricted Subsidiaries may Incur Indebtedness if, immediately after giving effect to the Incurrence thereof and the application of the proceeds therefrom, either (x) the Consolidated Cash Interest Expense Coverage Ratio for the Company and the Restricted Subsidiaries, is not less than 2.00 to 1.00 or (y) the Consolidated Total Net Leverage Ratio for the Company and its Restricted Subsidiaries does not exceed 3.00 to 1.00, in each case, calculated on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter of the Company prior to the date of Incurrence; provided further, that the aggregate outstanding principal amount of Indebtedness Incurred by Non-Guarantor Subsidiaries shall not exceed (i) prior to the Scheme Effective Date, the greater of (x) $300.0 million and (y) 5.25% of Consolidated Total Assets and (ii) from and after the Scheme Effective Date, the greater of (x) $585.0 million and (y) 5.25% of Consolidated Total Assets, in each case, as of the last day of the most recently ended fiscal quarter of the Company prior to the date of Incurrence.

(b)            The provisions of Section 3.3(a) shall not apply to the Incurrence of the following Indebtedness:

(i)             Indebtedness owing to the Company or another Restricted Subsidiary; provided that (x) such Indebtedness is otherwise an Investment not prohibited by Section 3.4 and (y) if such Indebtedness is owed by a Notes Party to a non-Notes Party, such Indebtedness is subordinated to the Indebtedness under the Notes Documents and pledged to the Notes Collateral Agent;

(ii)            Guarantees of Indebtedness of the Company or a Restricted Subsidiary, if such Guarantees are otherwise an Investment not prohibited by Section 3.4;

(iii)            (A) Indebtedness of the Company and its Restricted Subsidiaries under the Credit Facilities up to an aggregate outstanding principal amount (when aggregated with the aggregate principal amount of Permitted Refinancing Indebtedness Incurred under clause (B) of this clause (iii)) not to exceed the sum of (1) $1,975 million plus (2) the greater of (x) $800.0 million and (y) 50% of Consolidated EBITDA as of the last day of the most recently ended period of four consecutive fiscal quarters of the Company, calculated on a Pro Forma Basis plus (3) an additional amount, so long as, immediately after giving effect to the Incurrence of such additional amount (but without giving effect to any amount Incurred simultaneously in reliance on clause (2) above) and the application of the proceeds therefrom, but without netting the proceeds thereof,

(I) if such additional amount is secured by Liens that rank (or are intended to rank) on an equal priority basis (but without regard to control of remedies) with the Liens securing the First Lien Obligations, the Consolidated First Lien Net Leverage Ratio, calculated on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter, is equal to or less than 1.50 to 1.00; and

(II) if such additional amount is secured by Liens that rank (or are intended to rank) junior to the Liens securing the First Lien Obligations, the Consolidated Secured Net Leverage Ratio, calculated on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter, is equal to or less than 2.50 to 1.00; and

(B)            any Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to clause (A) above; provided that any Indebtedness Incurred under this clause (iii) shall be required to be first Incurred against availability under subclause (A)(1) prior to being Incurred against availability under any other subclause of this clause (iii).

(iv)           Indebtedness of the Issuer evidenced by the Notes offered hereby and of the Guarantors evidenced by the Note Guarantees relating to the Notes offered hereby (and Permitted Refinancing Indebtedness in respect thereof);

(v)            Indebtedness of the Issuer evidenced by the Unsecured Notes offered hereby and of the Guarantors evidenced by the guarantees relating to the Unsecured Notes offered hereby (and Permitted Refinancing Indebtedness in respect thereof);

(vi)           (A) the Existing Senior Notes outstanding on the Issue Date and any Permitted Refinancing Indebtedness Incurred to refinance any such Existing Senior Notes (it being understood and agreed that, for purposes of this Section 3.3, any Indebtedness that is Incurred for the purpose of repurchasing or redeeming any Existing Senior Notes (or any Permitted Refinancing Indebtedness in respect thereof) shall, if otherwise meeting the requirements set forth above and in the definition of the term “Permitted Refinancing Indebtedness”, be deemed to be Permitted Refinancing Indebtedness in respect of the Existing Senior Notes (or such Permitted Refinancing Indebtedness), and shall be permitted to be Incurred and be in existence, notwithstanding that the proceeds of such Permitted Refinancing Indebtedness shall not be applied to make such repurchase or redemption of the Existing Senior Notes (or such Permitted Refinancing Indebtedness) immediately upon the Incurrence thereof, if the proceeds of such Permitted Refinancing Indebtedness are retained and applied to repay the Existing Senior Notes or such Permitted Refinancing Indebtedness in accordance with clause (15) under the definition of “Permitted Liens” and (B) other Indebtedness existing as of the Issue Date and any Permitted Refinancing Indebtedness Incurred to refinance any such Indebtedness;

(vii)          (A) Indebtedness of the Company or any Restricted Subsidiary Incurred to finance the acquisition, construction, lease or improvement of any fixed or capital assets, including Capitalized Lease Obligations and any Indebtedness assumed by the Company or any Restricted Subsidiary in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that such Indebtedness is incurred prior to or within 360 days after such acquisition or lease or the completion of such construction or improvement, and (B) Permitted Refinancing Indebtedness in respect of Indebtedness incurred or assumed pursuant to clause (A) above; provided further that the aggregate outstanding principal amount of Indebtedness incurred pursuant to this clause (vii) shall not exceed (1) prior to the Scheme Effective Date, the greater of (x) $312.5 million and (y) 4.50% of Consolidated Total Assets and (2) from and after the Scheme Effective Date, the greater of (x) $630.0 million and (y) 4.50% of Consolidated Total Assets, in each case, as of the last day of the most recently ended fiscal quarter of the Company prior to the date of Incurrence;

(viii)         (A) Indebtedness of any Person (other than an Unrestricted Subsidiary) that becomes a Restricted Subsidiary (or of any Person (other than an Unrestricted Subsidiary) not previously a Restricted Subsidiary that is merged or consolidated with or into the Company or a Restricted Subsidiary in a transaction permitted under this Indenture) on or after the Issue Date (including as a result of the consummation of the Acquisition), or Indebtedness of any Person (other than an Unrestricted Subsidiary) that is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets by the Company or such Restricted Subsidiary in a Permitted Acquisition or as a result of the consummation of the Acquisition; provided that (x) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired and (y) except in connection with any such Indebtedness assumed as a result of the consummation of the Acquisition, immediately after giving effect to the assumption of such Indebtedness, (1) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Interest Expense Coverage Ratio test or the Consolidated Total Net Leverage Ratio test, in each case, set forth in Section 3.3(a), (2) the Consolidated Cash Interest Expense Coverage Ratio for the Company and the Restricted Subsidiaries would not be lower than such ratio was immediately prior to the assumption of such Indebtedness or (3) Consolidated Total Net Leverage Ratio for the Company and its Restricted Subsidiaries would not be higher than such ratio was immediately prior to the assumption of such Indebtedness, in the case of each of clauses (1), (2) and (3), calculated on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter of the Company prior to the date of Incurrence and (B) Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to clause (A) above;

(ix)           other Indebtedness of any Foreign Subsidiary; provided that the aggregate principal amount of Indebtedness permitted by this clause (ix) (other than Indebtedness owing by a Foreign Subsidiary to another Foreign Subsidiary) shall not exceed (A) prior to the Scheme Effective Date, the greater of (x) $750.0 million and (y) 7.75% of Consolidated Total Assets and (B) from and after the Scheme Effective Date, the greater of (x) $1,045.0 million and (y) 7.75% of Consolidated Total Assets, in each case, as of the last day of the most recently ended fiscal quarter of the Company prior to the date of Incurrence;

(x)            Receivables Financing Debt attributable to any Permitted Receivables Financing; provided that the aggregate principal amount of Indebtedness permitted by this clause shall not exceed the sum of (A)(1) prior to the Scheme Effective Date, the greater of (x) $312.5 million and (y) 4.50% of Consolidated Total Assets and (2) from and after the Scheme Effective Date, the greater of (x) $630.0 million and (y) 5.75% of Consolidated Total Assets, in each case, as of the last day of the most recently ended fiscal quarter of the Company prior to the date such Indebtedness is incurred plus (B) solely in respect of Receivables Financing Debt of Foreign Subsidiaries, (1) prior to the Scheme Effective Date, the greater of (x) $312.5 million and (y) 4.50% of Consolidated Total Assets and (2) from and after the Scheme Effective Date, the greater of (x) $630.0 million and (y) 5.75% of Consolidated Total Assets, in each case, as of the last day of the most recently ended fiscal quarter of the Company prior to the date such Indebtedness is incurred;

(xi)            Indebtedness owed to any Person (including obligations in respect of letters of credit, bank guarantees and similar instruments for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(xii)           Indebtedness owed to any Person (including obligations in respect of letters of credit, bank guarantees and similar instruments for the benefit of such Person) in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations (other than in respect of other Indebtedness), in each case provided in the ordinary course of business;

(xiii)          Indebtedness owed in respect of any overdrafts and related liabilities arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfers of funds; provided that such Indebtedness shall be repaid in full within five Business Days of the Incurrence thereof;

(xiv)         Indebtedness of the Company or any Restricted Subsidiary in the form of purchase price adjustments, earnouts, non-competition agreements or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition any or Investment not prohibited by Section 3.4;

(xv)          [reserved];

(xvi)         other Indebtedness not to exceed (A) prior to the Scheme Effective Date, the greater of (x) $395.0 million and (y) 6.0% of Consolidated Total Assets and (B) from and after the Scheme Effective Date, the greater of (x) $835.0 million and (y) 6.0% of Consolidated Total Assets, in each case, as of the last day of the most recently ended fiscal quarter of the Company prior to the date of Incurrence;

(xvii)        intercompany Indebtedness owing to the Company or a Restricted Subsidiary incurred in order to effect the consummation of the Transactions;

(xviii)       Indebtedness the proceeds of which have been deposited into escrow pursuant to customary escrow arrangements pending the release thereof; provided, for the avoidance of doubt, that any release of such proceeds from escrow shall be constitute a new Incurrence of such Indebtedness at the time of such release and must at such time separately be permitted under this Section 3.3;

(xix)          Indebtedness under Hedging Obligations; provided, however, that such Hedging Agreements are entered into in the ordinary course of business (and not for speculative purposes);

(xx)           Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions Incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company and its Restricted Subsidiaries;

(xxi)          Indebtedness of the Company or any of its Restricted Subsidiaries to the extent the proceeds of such Indebtedness are deposited with the Trustee and used to defease, covenant defease or discharge the Notes pursuant to Section 8.1 or 8.2;

(xxii)         Indebtedness of the Company or any of its Restricted Subsidiaries to any present, future or former officers, directors, employees and consultants of the Company and its Restricted Subsidiaries, their respective Affiliates, estates, spouses, former spouses, other immediate family member, successor, executor, administrator, heir, legatee or distributee of any of the foregoing, in each case to finance the purchase or redemption of Capital Stock of the Company to the extent permitted by Section 3.4(b)(ii) upon termination, disability or death.

(c)            For the avoidance of doubt, for purposes of determining whether any transaction or action is permitted under this Section 3.3, the Company and the Restricted Subsidiaries, as applicable, may rely on more than one basket or exception within this Section 3.3 and may divide and classify such transaction or action within this Section 3.3 in any manner that complies with the terms set forth in this Section 3.3, and may later divide and reclassify any such transaction or action so long as the transaction or action (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable baskets and exceptions within such covenant as of the date of such reclassification (it being understood that such classification or reclassification shall be subject to all the applicable terms and parameters of such exceptions and baskets); provided that Indebtedness under the Credit Agreement will be treated as Incurred under Section 3.3(b)(iv) and may not later be reclassified.

SECTION 3.4.         Limitation on Restricted Payments. (a) The Company and the Issuer will not, and will not permit any other Restricted Subsidiaries to, declare or make, or agree to (or incur any obligation, contingent or otherwise) to pay or make, directly or indirectly:

(i)            any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock in the Company, the Issuer or any other Restricted Subsidiary, except:

(A)           the Company may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its Capital Stock permitted under this Indenture; and

(B)            any Restricted Subsidiary may declare and pay dividends or make other distributions with respect to its Capital Stock, ratably to the holders of such Capital Stock;

(ii)            any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock in the Company, the Issuer or any other Restricted Subsidiary or any option, warrant or other right to acquire any such Capital Stock in the Company, the Issuer or any other Restricted Subsidiary, except:

(A)           the Company may repurchase its Capital Stock (1) upon the exercise of stock options if such Capital Stock represents a portion of the exercise price of such options or (2) in connection with withholdings or similar taxes payable by any future, present or former employee, director or officer;

(iii)           any voluntary payment or other distribution (whether in cash, securities or other property) of or in respect of any Indebtedness that is subordinated in right of payment to the Notes Obligations or that is secured by a Lien on the Collateral that is junior to the Liens on the Collateral securing the Notes Obligations (any such Indebtedness, “Junior Debt”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the repayment, repurchase, redemption, retirement, acquisition, cancellation or termination of any Junior Debt, except:

(A)           any refinancing of Junior Debt with Permitted Refinancing Indebtedness; and

(B)           regularly scheduled payments of principal or interest; and

(iv)            make any Restricted Investment; (all such payments and other actions referred to in clauses (1) through (4) (other than any exception thereto) shall be referred to as a “Restricted Payment”), unless, at the time of and after giving effect to such Restricted Payment:

(A)           no Event of Default shall have occurred and be continuing; and

(B)           the aggregate amount of all Restricted Payments previously or concurrently made under this clause (B), together with the aggregate amount of all Investments previously or concurrently made under subclause (ii) of clause (15) of the definition of “Permitted Investments”, would not exceed the sum of, without duplication (the “Builder Amount”):

1.            $350.0 million; plus

2.            50% of Consolidated Net Income of the Company and the Restricted Subsidiaries for the period (taken as one period) beginning on January 1, 2013, to the end of the Company’s most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 3.2; plus

3.            the Net Cash Proceeds from any sale or issuance of Capital Stock (other than Disqualified Stock) of the Company to the extent such Net Cash Proceeds are received by the Company and any issuance of Indebtedness after the Issue Date that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) prior to the applicable date of determination; plus

4.            [reserved]; plus

5.            to the extent not otherwise included in Consolidated Net Income, the aggregate amount of cash returns to the Company or any Restricted Subsidiary in respect of investments made pursuant to clause (15) of the definition of “Permitted Investments”; plus

6.            [reserved]; plus

7.            an amount equal to the aggregate amount received by the Company or any Restricted Subsidiary in cash (and the fair market value (as determined in good faith by the Issuer) of property other than cash received by the Company or any Restricted Subsidiary after the Issue Date from (A) the sale (other than to the Company or any Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or (B) any dividend or other distribution by an Unrestricted Subsidiary).

provided, however, that if the Builder Amount calculated under this definition at such time shall be less than zero, then the Builder Amount at such time shall be deemed to be zero for all purposes of this Indenture.

(b)            Notwithstanding Section 3.4(a):

(i)            the Company may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Company in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock in the Company;

(ii)            the Company or the Issuer may, in the ordinary course of business, repurchase, retire or otherwise acquire for value Capital Stock (including any restricted stock or restricted stock units) held by any present, future or former employee, director, officer or consultant (or any Affiliate, spouse, former spouse, other immediate family member, successor, executor, administrator, heir, legatee or distributee of any of the foregoing) of the Company or any of its Restricted Subsidiaries pursuant to any employee, management or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of the Company or any Restricted Subsidiary;

(iii)           the Issuer may make Restricted Payments to the Company the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers;

(iv)           the Company may make any Restricted Payment in an amount not to exceed (A)(1) prior to the Scheme Effective Date, $400.0 million and (2) from and after the Scheme Effective Date, the greater of (x) $400.0 million and (y) 3.50% of Consolidated Total Assets, minus (B) the sum at such time of Investments previously or concurrently made under clause (16) under the definition of “Permitted Investments”, so long as at the time thereof and after giving effect thereto, no Event of Default shall have occurred and be continuing;

(v)            the Company may make other Restricted Payments (A) in an aggregate amount not to exceed (1) prior the Scheme Effective Date, $95.0 million and (2) from and after the Scheme Effective Date, $200.0 million, for any fiscal year of the Company (and any unused amounts in any fiscal year commencing with the fiscal year ending December 31, 2025 may be carried over solely to the immediately succeeding fiscal year (it being understood that such amount may not be subsequently carried over to further succeeding fiscal years)) so long as at the time thereof and after giving effect thereto, no Event of Default shall have occurred and be continuing and (B) so long as at the time thereof and after giving effect thereto (1) no Default shall have occurred and be continuing and (2) the Consolidated Total Net Leverage Ratio, calculated on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter of the Company, shall not exceed 2.00 to 1.00;

(vi)           [reserved];

(vii)          Restricted Payments made in connection with the consummation of the Transactions in an aggregate amount not to exceed (A) prior to the Scheme Effective Date, $25.0 million and (B) from and after the Scheme Effective Date, $55.0 million;

(viii)         prior to the Escrow Release Date, repayments by any Restricted Subsidiary of loans and advances made by the Company or any other Notes Party;

(ix)           subject to any applicable subordination agreement, payments of intercompany Indebtedness made in connection with a Permitted Reorganization;

(x)            any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or any of its Restricted Subsidiaries made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to Section 3.3 and constitutes Permitted Refinancing Indebtedness;

(xi)           dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision;

(xii)          the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Junior Debt at a purchase price not greater than 101% of the principal amount of such Junior Debt in the event of a Change of Control in accordance with provisions similar to those in Section 3.9; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made a Change of Control Offer and has completed the repurchase of all Notes validly tendered for payment in connection with such Change of Control Offer;

(xiii)         so long as no Default or Event of Default exists or would occur, payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets that complies with the covenant described under Article IV.

(c)            For the avoidance of doubt, for purposes of determining whether any transaction or action is permitted under this Section 3.4, the Company and the Restricted Subsidiaries, as applicable, may rely on more than one basket or exception within this covenant and may divide and classify such transaction or action within this covenant in any manner that complies with the terms set forth in this covenant, and may later divide and reclassify any such transaction or action so long as the transaction or action (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable baskets and exceptions within such covenant as of the date of such reclassification (it being understood that such classification or reclassification shall be subject to all the applicable terms and parameters of such exceptions and baskets).

(d)            As of the Issue Date, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the requirements of this Indenture, including the last sentence of the definition of “Unrestricted Subsidiary”. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the parent company of such Subsidiary therein at the date of designation in an amount equal to the fair market value (as determined by the Company in good faith) of the net assets of such parent company’s investment therein. Such designation will be permitted only if a Restricted Payment in such amount is permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the Incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary, and the making of an Investment by such Subsidiary in any Investments of such Subsidiary, in each case existing at such time. Such designation will be permitted only if Indebtedness, Liens and Investments, as applicable, in such respective amounts is permitted at such time. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

SECTION 3.5.        Limitation on Liens. (a) The Company and the Issuer will not, and will not permit any other Restricted Subsidiary to, Incur or permit to exist any Lien (other than Permitted Liens) on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof.

(b)            The Company and the Issuer will not, and will not permit any other Restricted Subsidiary to, Incur or permit to exist any Indebtedness (other than the Notes Obligations or Indebtedness under Section 3.3(b)(iii) secured by a Lien (whether or not a Permitted Lien) on any Restricted Property that would utilize any of the Lien Basket Amount under any of the Senior Notes Indentures (that permits Liens on Restricted Property without equally and ratably securing the Senior Notes).

SECTION 3.6.         Limitation on Restrictions on Distributions from Restricted Subsidiaries. (a) The Company and the Issuer will not, and will not permit any other Restricted Subsidiary (other than a Receivables Subsidiary) to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits or restricts:

(i)             the ability of any Notes Party to create, incur or permit to exist any Lien upon any of its property or assets to secure any of the Notes Obligations or any refinancing or replacement thereof; or

(ii)            the ability of any Restricted Subsidiary (other than the Issuer) to pay dividends or other distributions with respect to any of its Capital Stock or to make or repay loans or advances to the Company or any other Notes Party or to Guarantee Indebtedness of the Company or any other Notes Party.

(b)            The restrictions in Section 3.6(a) shall not apply to:

(i)             (A) restrictions imposed by law or any Notes Document or (B) restrictions imposed or contemplated by any Scheme Document;

(ii)            restrictions existing on the Issue Date, including in the Credit Facilities Documents and the Senior Notes Indentures;

(iii)           customary restrictions contained in agreements relating to the sale of a Restricted Subsidiary or of any assets of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary or assets that are to be sold and such sale is permitted under this Indenture;

(iv)           solely in the case of Section 3.6(a)(i), restrictions imposed by any agreement relating to (A) secured Indebtedness permitted under this Indenture if such restrictions apply only to the property or assets securing such Indebtedness or (B) Receivables sold pursuant to any Permitted Receivables Financing;

(v)            solely in the case of Section 3.6(a)(i), customary provisions in leases and other contracts restricting the assignment thereof;

(vi)           restrictions on asset transfers and dividends by any Foreign Subsidiary that are imposed by the terms of any local financing for such Foreign Subsidiary, including government incentives and grants;

(vii)          restrictions on cash, other deposits or net worth or similar restrictions imposed by Persons under contracts entered into in the ordinary course of business and not supporting Indebtedness for whose benefit such cash, other deposits or net worth or similar restrictions exist;

(viii)         (A) restrictions existing with respect to the Target or any of its subsidiaries on the Scheme Effective Date or (B) any restriction with respect to a Person pursuant to an agreement relating to any Capital Stock of such Person or Indebtedness Incurred by such Person in effect on or before the date on which such Person became a Restricted Subsidiary or was acquired by, merged into or consolidated with the Company or any of its Restricted Subsidiaries (other than Capital Stock issued or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by, merged into or consolidated with the Company or in contemplation of the transaction) and outstanding on such date; provided, in each case, that (1) such restrictions were not entered into or imposed in contemplation of such acquisition, (2) such restriction shall not extend to any Person or the assets or property of the Company or any of its other Restricted Subsidiaries other than the Person and its Subsidiaries or the assets and property so acquired and (3) in the case of Indebtedness, such Indebtedness was permitted to be Incurred pursuant to this Indenture;

(ix)            any customary provisions in joint venture agreements relating to joint ventures and other similar agreements entered into in the ordinary course of business; provided, that if such joint venture is a Restricted Subsidiary, such provisions will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the Notes (as reasonably determined by the Company); and

(x)             restrictions imposed by any amendment, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (ix) above; provided that (A) such restrictions, taken as a whole, reflect “market” terms as of the applicable date or (B) such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing are, in the good faith judgment of the Issuer, no more restrictive in any material respect with respect to such restrictions, taken as a whole, than those in effect under such agreements prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing thereof.

SECTION 3.7.        Limitation on Asset Dispositions. (a) The Company and the Issuer will not, and will not permit any other Restricted Subsidiary to, make any Asset Disposition, unless:

(i)             the Company, the Issuer or such other Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value of the assets subject to such Asset Disposition (as determined in good faith by the Company); and

(ii)            at least 75% of the consideration from such Asset Disposition received by the Company, the Issuer and the other Restricted Subsidiaries shall be in the form of cash or Cash Equivalents; provided that:

(1)            any consideration in the form of Permitted Investments that are disposed of for cash consideration within 90 days after such Asset Disposition shall be deemed to be cash consideration for purposes of this clause (ii) in an amount equal to the amount of such cash consideration so received in respect of such Permitted Investment disposition within such 90 days;

(2)            any liabilities (as shown on the Company’s, the Issuer’s or such other Restricted Subsidiary’s most recent balance sheet (or in the footnotes thereto) provided pursuant to the covenant described under Section 3.2) of the Company, the Issuer or such other Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Notes Obligations, that are assumed by the transferee with respect to the applicable Asset Disposition and for which the Company, the Issuer and all other Restricted Subsidiaries shall have been validly released by all applicable creditors in writing shall be deemed to be cash consideration for purposes of this clause (ii) in an amount equal to the liabilities so assumed;

(3)            any Designated Non-Cash Consideration received by the Company, the Issuer or such other Restricted Subsidiary in respect of such Asset Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (3) that is at that time outstanding, not in excess of (A) prior to the Scheme Effective Date, the greater of (x) $50.0 million and (y) 1.00% of Consolidated Total Assets and (B) from and after the Scheme Effective Date, the greater of (x) $110.0 million and (y) 1.00% of Consolidated Total Assets, in each case, as of the last day of the most recently ended fiscal quarter of the Company at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being as determined in good faith by the Company (and being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash consideration for purposes of this clause (ii).

(b)            Any Net Cash Proceeds received by the Company, the Issuer or any other Restricted Subsidiary from any Asset Disposition may:

(i)             in the case of any Asset Disposition of Collateral, be (A) reinvested in assets useful in the Company’s, the Issuer’s or another Restricted Subsidiary’s business or (B) used to prepay, repay or repurchase any First Lien Obligations (and, in the case of revolving obligations, to correspondingly reduce commitments with respect thereto); provided that in order to prepay, repay or repurchase any First Lien Obligations other than the Notes, the Issuer must equally and ratably prepay, repay or repurchase (or offer to prepay, repay or repurchase) the Notes either, at the Issuer’s option, pursuant to Section 5.1, through open market purchases (at a purchase price at 100% of the principal amount thereof (or, if different, the accreted value thereof) plus accrued but unpaid interest, if any) or by making an offer in accordance with the procedures set forth below for an Asset Disposition Offer to Holders to purchase their Notes at 100% of the principal amount thereof (or, if different, the accreted value thereof) plus accrued but unpaid interest, if any; or

(ii)            in the case of any Asset Disposition of assets not constituting Collateral, be applied (A) as provided in the immediately preceding clause (1) above or (B) to permanently reduce any Indebtedness constituting Indebtedness of a Non-Guarantor Subsidiary or to permanently reduce any unsubordinated Indebtedness of the Company or any Guarantor (in each case owing to a Person other than the Company or any Affiliate of the Company) (and, in the case of revolving obligations, to correspondingly reduce commitments with respect thereto).

(c)            Pending the application of Net Cash Proceeds in accordance with Section 3.7(b) or in an Asset Disposition Offer as described in Section 3.7(d), the Company may temporarily reduce Indebtedness or otherwise invest such Net Cash Proceeds in any manner (other than to make a Restricted Payment) that is not prohibited by this Indenture.

(d)            Any Net Cash Proceeds from Asset Dispositions that are not applied or reinvested in accordance with the second paragraph of this covenant within twelve months following receipt thereof (or, in the case of a reinvestment for which the Company, the Issuer or another Restricted Subsidiary has, within such twelve months, entered into a legally binding commitment to reinvest such Net Cash Proceeds, six months following the last day of such twelve month period) will be deemed to constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds (A) prior to the Scheme Effective Date, $125.0 million and (B) from and after the Scheme Effective Date, $265.0 million, the Issuer will be required to make an offer (“Asset Disposition Offer”) to purchase, on a pro rata basis, Notes from all Holders and, if the Issuer elects, to purchase other First Lien Obligations from the holders thereof, in an aggregate principal amount equal to the amount of Excess Proceeds. The offer price in any Asset Disposition Offer will be equal to 100% of the principal amount (or, if different, the accreted value) of the applicable Indebtedness, plus accrued and unpaid interest to the date of purchase, and will be payable in cash.

(e)            Notice of each Asset Disposition Offer will be sent to DTC or mailed to Holders (with a copy to the Trustee). The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). If the aggregate principal amount (or accreted value, as applicable) of the Notes and other First Lien Obligations tendered into such Asset Disposition Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased in accordance with the procedures set forth in this Indenture and the applicable procedures of DTC. No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Issuer will purchase the principal amount of Notes required to be purchased pursuant to this covenant (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes validly tendered in response to the Asset Disposition Offer. If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid on such Asset Disposition Purchase Date to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Disposition Offer. On or before the Asset Disposition Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes or portions of Notes validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes validly tendered and not properly withdrawn, in each case in denominations of $1,000 (except that no Note will be purchased in part if the remaining principal amount would be less than $2,000). The Issuer or the paying agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Notes an amount equal to the purchase price of the Notes validly tendered and not properly withdrawn by such holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon delivery of an Officer’s Certificate from the Issuer, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof.

(f)            Upon completion of each Asset Disposition Offer, the amount of Excess Proceeds will be reset at zero. Any Excess Proceeds that remain after consummation of an Asset Disposition Offer may be used for any purpose not otherwise prohibited by this Indenture (and, for the avoidance of doubt, such remaining amount shall not be added to any subsequent Excess Proceeds for any purpose under this Indenture).

(g)            The Company and the Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.7, the Company, the Issuer and the other Restricted Subsidiaries will comply with the applicable securities laws and regulations and will not be deemed to have breached obligations of the Company, the Issuer and the other Restricted Subsidiaries described under this covenant in the Indenture.

SECTION 3.8.         Limitation on Affiliate Transactions. (a) The Company and the Issuer will not, and will not permit any of the other Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (“Affiliate Transactions”) involving aggregate value in excess of (1) prior to the Scheme Effective Date, $15.0 million and (2) from and after the Scheme Effective Date, $30.0 million, except:

(i)             at prices and on terms and conditions not materially less favorable to the Company, the Issuer or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; and

(ii)            in the event such Affiliate Transaction involves an aggregate consideration in excess of (1) prior to the Scheme Effective Date, $35.0 million and (2) from and after the Scheme Effective Date, $75.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Issuer and by a majority of the members of the Board of Directors of the Issuer having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determine that such Affiliate Transaction satisfies the criteria in Section 3.8(a)(i)).

(b)            The provisions of Section 3.8(a) shall not apply to:

(i)             transactions between or among the Company, the Issuer and their respective Restricted Subsidiaries;

(ii)            [reserved];

(iii)           [reserved];

(iv)           any Restricted Payments permitted by Section 3.4 (including, for the avoidance of doubt, any Permitted Investments);

(v)            fees, compensation and other benefits paid to, and customary indemnity and reimbursement provided on behalf of, officers, directors and employees of any Notes Party in the ordinary course of business;

(vi)           any employment agreement entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business;

(vii)          any Permitted Receivables Financing;

(viii)         transactions and agreements in existence on the Issue Date and any amendment thereto that is not disadvantageous to the Holders in any material respect;

(ix)            [reserved];

(x)             [reserved];

(xi)            any Permitted Reorganization and the Transactions;

(xii)           the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary; provided that such transaction was not entered into in contemplation of such designation or redesignation, as applicable;

(xiii)          transactions existing at the time the applicable Person becomes a Restricted Subsidiary or consolidates or merges with or into the Company or any Restricted Subsidiary; provided that such transactions were not entered into in contemplation of the acquisition of such Person or such consolidation or merger, as the case may be;

(xiv)          transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries; provided that as determined in good faith by the Company, such transactions are on terms, taken as a whole, that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(xv)          any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights in connection therewith or any contribution to the Capital Stock of the Company or any of its Restricted Subsidiaries.

SECTION 3.9.         Change of Control. (a) Upon the occurrence of a Change of Control, unless the Issuer has exercised its right to redeem all of the Notes pursuant to Section 5.1, the Issuer will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part of each Holder’s Notes at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

(b)            Within 30 days following any Change of Control, the Issuer will

(c)            (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

(ii)            send, by first-class mail or deliver electronically, with a copy to the Trustee, a notice to each registered Holder stating:

(1)             that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the Indenture and that all Notes timely tendered will be accepted for payment;

(2)             the Change of Control Purchase Price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 10 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)             the circumstances and relevant facts regarding the Change of Control; and

(4)             the procedures that Holders of the Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(d)            The Issuer shall comply with the requirements of Rule 14e of the Exchange Act, and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the terms of the Notes or this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Notes or this Indenture by virtue of such compliance.

(e)            On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i)            accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii)           deposit with the paying agent an amount equal to the Change of Control Purchase Price in respect of all Notes or portions thereof properly tendered; and

(iii)           deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

(f)            The Paying Agent will promptly mail to each registered Holder of Notes properly tendered the Change of Control Purchase Price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided that each such new Note will be in a principal amount of $2,000 or larger integral multiples of $1,000.

(g)            The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(h)            The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture and all other provisions of this Indenture and the terms of the Notes applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption for all of the outstanding Notes has been given pursuant to this Indenture unless and until there is a default in payment of the applicable redemption price, plus accrued and unpaid interest to the proposed redemption date. Notwithstanding anything to the contrary herein, a Change of Control Offer may, at the Issuer’s discretion, be made in advance of a Change of Control and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

SECTION 3.10.         Future Subsidiary Guarantors. (a) The Company will cause (i) each of its Restricted Subsidiaries that is formed or acquired following the Issue Date and that meets the definition of Subsidiary Guarantor and (ii) each of its Restricted Subsidiaries that was not a Subsidiary Guarantor as of the Issue Date but subsequently becomes a Subsidiary Guarantor (including upon the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary or upon any Excluded Subsidiary ceasing to constitute an Excluded Subsidiary) to, in each case, within 60 days thereafter, execute and deliver to the Trustee a supplemental indenture, substantially in the form of Exhibit C (an “Additional Guarantor Supplemental Indenture”), pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior first-priority secured basis and all other obligations under this Indenture.

(b)            Each Restricted Subsidiary that becomes a Subsidiary Guarantor on or after the Issue Date shall also as promptly as practicable thereafter satisfy the requirements in the Collateral Documents, this Indenture and the provisions of Sections 3.14 and 3.15.

SECTION 3.11.       Effectiveness of Covenants. (a) Following the first day (the “Suspension Date”): (i) the Notes have an Investment Grade Rating from at least two of the Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture, (A) the Company, the Issuer and the Restricted Subsidiaries shall not be subject to Sections 3.3, 3.4, 3.6, 3.7, 3.8, 3.10, 3.14, 3.15, 4.1(a)(iv) and 4.2(a)(iv) (collectively, the “Suspended Covenants”), (B) the amount of Excess Proceeds from Asset Dispositions shall be reset at zero and (C) the Issuer may elect to release any or all of the Collateral from the Liens securing the Notes and the Note Guarantees.

(b)            If at any time the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency such that the Notes do not have an Investment Grade Rating from at least two of the Rating Agencies or if a Default or Event of Default occurs and is continuing (any such time, the “Reinstatement Date”), then (i) the Suspended Covenants shall be reinstated (solely with respect to future events) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture) and (ii) for the avoidance of doubt, any obligations to grant further Note Guarantees pursuant to Section 3.10 shall be reinstated (and, within 60 days after the Reinstatement Date, any Restricted Subsidiary that would have been required during the period of time between the Suspension Date and the Reinstatement Date (the “Suspension Period”) to execute an Additional Guarantor Supplemental Indenture and become a Guarantor of the Notes shall execute an Additional Guarantor Supplemental Indenture) and (iii) any Collateral that was released from Liens securing the Notes and the Note Guarantees, as well as any Collateral acquired since the Suspension Date or owned by a new Subsidiary Guarantor, shall be restored and pledged to secure the Notes and the Note Guarantees in accordance with the Collateral Documents and this Indenture, including the provisions of Section 3.14 and 3.15, in each case, unless and until the Notes subsequently attain an Investment Grade Rating from at least two of the Rating Agencies and no Default or Event of Default is in existence.

(c)            In no event shall any action taken or omitted to be taken by the Company or any Restricted Subsidiary with respect to the Suspended Covenants during the Suspension Period give rise to a Default or Event of Default under this Indenture; provided that (i) with respect to Investments or Restricted Payments made on or after the Reinstatement Date, the amount of Investments and Restricted Payments made will be calculated as though the covenant described in Section 3.4 (for the avoidance of doubt, including the related definition of Permitted Investments) had been in effect prior to, but not during, the Suspension Period, (ii) all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred or issued pursuant to Section 3.3(b)(vi)(B), (iii) any Affiliate Transaction entered into on or after the Reinstatement Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to Section 3.8(b)(viii) and (iv) any encumbrance or restriction on the ability of any Restricted Subsidiary to take any action described in Section 3.6(a) that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to Section 3.6(b)(ii).

(d)            During the Suspension Period, the Company and the Restricted Subsidiaries will continue to be subject to Section 3.5 and, to the extent Section 3.5 or the definitions therein refer to one or more Suspended Covenants, such covenant or definition shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the Suspension Period (but, for the avoidance of doubt, solely for purposes of Section 3.5). In addition, during the Suspension Period, the Company may not designate any Subsidiaries as Unrestricted Subsidiaries or any Unrestricted Subsidiaries as Restricted Subsidiaries pursuant to this Indenture.

(e)            The Company shall send written notice to the Trustee upon the commencement of any Suspension Period or the occurrence of any Reinstatement Date; provided that the failure to so notify the Trustee shall not be a default under this Indenture. The Trustee shall have no duty to monitor the ratings of the Notes, shall not be deemed to have any knowledge of the ratings of the Notes, and shall have no duty to notify Holders if the Notes achieve or are downgraded from an Investment Grade Rating by any of the Rating Agencies.

SECTION 3.12.        Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a statement of the Company signed by a Responsible Officer of the Company to the effect that a review of the Notes Parties’ activities during such year and the Notes Parties’ performance under this Indenture and the terms of the Notes has been made, and, to the knowledge of the signatories based on such review, the Notes Parties have complied with all conditions and covenants of this Indenture or, if any Notes Party is in default, specifying such default.

SECTION 3.13.        Statement by Officer as to Default. The Company shall deliver to the Trustee, within 30 days after the knowledge thereof, written notice of any Event of Default or any event which, with notice or the lapse of time or both, would constitute an Event of Default under Section 6.1(a)(i), (ii), (iii), (iv), (v), (vi), (ix), (x) or (xi), which shall include their status and what action the Company is taking or proposing to take in respect thereof.

SECTION 3.14.        Further Assurances. (a) Each of the Company and the Issuer will, and will cause each Subsidiary Guarantor to, execute and deliver to the Notes Collateral Agent any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Notes Collateral Agent may reasonably request, to cause the Collateral Requirement to be and remain satisfied at all times or otherwise to effectuate the provisions of the Notes Documents, all at the expense of the Notes Parties, and will provide the Notes Collateral Agent with such information regarding the Collateral as the Notes Collateral Agent may reasonably request.

(b)            This Section 3.14 shall not apply during any Collateral Release Period.

SECTION 3.15.        After Acquired Property. (a) If any material assets (including any land and buildings or any interest therein having an aggregate book value or purchase price exceeding $50.0 million, other than Excluded Assets) are acquired by any Notes Party after the Issue Date (other than assets constituting Collateral under the Collateral Agreement that become subject to the Lien of the Collateral Agreement upon acquisition thereof), the Issuer will notify the Notes Collateral Agent thereof, and, unless none of the Credit Agreement (so long as such facility is in place and secured) or any other First Lien Obligations will be secured by such asset, the Company and the Issuer will cause such assets to be subjected to a Lien securing the Notes and the Note Guarantees (in the same manner as Collateral under the Collateral Agreement secures the Notes and the Note Guarantees) and will take, and cause the Notes Parties to take, such actions as shall be necessary or reasonably requested by the Notes Collateral Agent to cause the requirements in the Collateral Agreement and this Indenture to be satisfied with respect to such assets, all at the expense of the Notes Parties.

(b)            This Section 3.14 shall not apply during any Collateral Release Period.

SECTION 3.16.       Post-Closing Matters. Each of the Company and the Issuer will, and will cause each Subsidiary Guarantor to, deliver to Notes Collateral Agent, in form reasonably satisfactory to the Notes Collateral Agent, each of the following items on or before the dates specified with respect to such items:

(a)            Within 60 days after the Scheme Effective Date, the Target Group Notes Parties shall have executed and delivered to the Trustee and the Notes Collateral Agent (i) an Additional Guarantor Supplemental Indenture in accordance with Section 3.10, (ii) a supplement or joinder to the Collateral Agreement and (iii) such legal opinions and customary corporate deliverables and certificates in connection therewith as may be reasonably requested by the Trustee or the Notes Collateral Agent;

(b)            Within 60 days after the Issue Date or, with respect to the Target Group Notes Parties, the Scheme Effective Date, the Notes Collateral Agent shall have received, in connection with the Liens granted to the Notes Collateral Agent on the Intellectual Property by the Notes Parties, intellectual property security agreements for filing with the United States Patent and Trademark Office and the United States Copyright Office, as applicable;

(c)            Within 60 days after the Issue Date or, with respect to the Target Group Notes Parties, the Scheme Effective Date, the Notes Collateral Agent shall have received certificates of insurance and related endorsements from an insurance broker evidencing the insurance required to be maintained by the terms of this Indenture; and

(d)            Within 90 days after the Issue Date or, with respect to the Target Group Notes Parties, the Scheme Effective Date, the Notes Parties shall have complied with the applicable requirements set forth in clause (e) of the definition of “Collateral Requirement”.

SECTION 3.17.       Impairment of Security Interest. Subject to the rights of the holders of Permitted Liens, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Holders.

SECTION 3.18.       Maintenance of Properties; Insurance. The Company and the Issuer will, and will cause each of the other Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are reasonable and prudent, as well as such insurance as is required by any Collateral Document.

ARTICLE IV

Successor Company and Successor Guarantor

SECTION 4.1.         When Company May Merge or Otherwise Dispose of Assets. (a) The Company shall not merge into or consolidate with any other Person, or permit any other Person to merger into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or a series of transactions) all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, in one or more related transactions, unless:

(i)             if other than the Company, the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation, limited liability company or partnership organized and existing under the laws of the United States of America, any State of the United States of America, the District of Columbia or any other territory thereof; provided that there shall be an obligor or a co-obligor that is a corporation;

(ii)           the Successor Company (if other than the Company) assumes pursuant to a supplemental indenture or other documentation instruments, executed and delivered to the Trustee and the Notes Collateral Agent, as applicable, in forms reasonably satisfactory to the Trustee and the Notes Collateral Agent, as applicable, all of the obligations of the Company under the Notes, the Note Guarantees, this Indenture, the Escrow Agreement and the Collateral Documents (as applicable) and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Company, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(iii)           immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(iv)           immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(A)           the Successor Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Interest Expense Coverage Ratio test or the Consolidated Total Net Leverage Ratio test, in each case, set forth in Section 3.3(a);

(B)           the Consolidated Cash Interest Expense Coverage Ratio for the Successor Company would not be lower than such ratio of the Company and the Restricted Subsidiaries was immediately prior to such transactions; or

(C)           the Consolidated Total Net Leverage Ratio for the Successor Company would not be higher than such ratio of the Company and the Restricted Subsidiaries was immediately prior to such transactions; and

(v)            the Company will have delivered to the Trustee and Notes Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture and such other documents (if any) comply with this Indenture and, if any supplement to any Collateral Document is required in connection with such transaction, that such supplement complies with the applicable provisions of this Indenture and the Collateral Documents.

(b)            Notwithstanding Sections 4.1(a)(iii) and (iv), any Restricted Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Issuer or a Guarantor so long as no Capital Stock of the Restricted Subsidiary is distributed to any Person other than the Issuer or a Guarantor.

(c)            The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Collateral Documents (as applicable), but, in the case of a lease of all or substantially all its assets, the predecessor Company shall not be released from its obligations under this Indenture and the Collateral Documents.

(d)            For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 4.2.         When Issuer May Merge or Otherwise Dispose of Assets. (a) The Issuer shall not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transactions or in a series of transactions) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries, taken as a whole, in one or more related transactions, unless:

(i)             if other than the Issuer, the resulting, surviving or transferee Person (the “Successor Issuer”) shall be a corporation, limited liability company or partnership organized and existing under the laws of the United States of America, any State of the United States of America, the District of Columbia or any other territory thereof; provided that there shall be an obligor or a co-obligor that is a corporation;

(ii)            the Successor Issuer (if other than the Issuer) assumes pursuant to a supplemental indenture or other documentation instruments, executed and delivered to the Trustee and the Notes Collateral Agent, as applicable, in forms reasonably satisfactory to the Trustee and the Notes Collateral Agent, as applicable, all of the obligations of the Issuer under the Notes, the Notes Guarantees, this Indenture, the Escrow Agreement and the Collateral Documents (as applicable) and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Issuer, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

(iii)           immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(iv)           immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(A)           the Successor Issuer would be able to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Interest Expense Coverage Ratio test or the Consolidated Total Net Leverage Ratio test, in each case, set forth in Section 3.3(a);

(B)            the Consolidated Cash Interest Expense Coverage Ratio for the Company and the Restricted Subsidiaries would not be lower than such ratio of the Company and the Restricted Subsidiaries was immediately prior to such transactions; or

(C)            the Consolidated Total Net Leverage Ratio for the Company and the Restricted Subsidiaries would not be higher than such ratio of the Company and the Restricted Subsidiaries was immediately prior to such transactions;

(v)            each Guarantor (unless it is the other party to the transactions above, in which case clause (i) shall apply with respect to such Guarantor) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes and its obligations under the Collateral Documents shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by such Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; and

(vi)           the Issuer shall have delivered to the Trustee and the Notes Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture and other documents (if any) comply with this Section 4.2 and, if any supplement to any Collateral Document is required in connection with such transaction, that such supplement shall comply with the applicable provisions of this Indenture and the Collateral Documents.

(b)            Notwithstanding Sections 4.2(a)(iii) and (iv):

(i)             any Restricted Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Issuer or a Guarantor so long as no Capital Stock of the Restricted Subsidiary is distributed to any Person other than the Issuer or a Guarantor, and

(ii)            the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in another jurisdiction to realize tax or other benefits, so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby; provided that, in the case of a Restricted Subsidiary that merges into the Issuer, the Issuer shall not be required to comply with the preceding clause (vi).

(c)            The Successor Issuer shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Collateral Documents (as applicable), but, in the case of a lease of all or substantially all its assets, the predecessor Issuer shall not be released from its obligations under this Indenture and the Collateral Documents.

(d)            For purposes of this Section 4.2, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

SECTION 4.3.         When a Subsidiary Guarantor May Merge or Otherwise Dispose of Assets. (a) The Company shall not permit any Subsidiary Guarantor to merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of such Subsidiary Guarantor and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person (other than to the Issuer or another Guarantor), unless, if such entity remains a Subsidiary Guarantor, (i) the resulting, surviving or transferee Person (the “Successor Guarantor”) shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States of America, the District of Columbia or any other territory thereof; (ii) the Successor Guarantor, if other than such Subsidiary Guarantor, expressly assumes in writing by supplemental indenture (and other applicable documents), executed and delivered to the Trustee and the Notes Collateral Agent, as applicable, in form satisfactory to the Trustee and the Notes Collateral Agent, as applicable, all the obligations of such Subsidiary Guarantor under the Note Guarantee, this Indenture and the Collateral Documents (as applicable) and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (iv) the Company shall have delivered to the Trustee and Notes Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture and other applicable documents (if any) comply with this Indenture and, if any supplement to any Collateral Document is required in connection with such transaction, that such supplement complies with the applicable provisions of this Indenture and the Collateral Documents.

(b)           A Successor Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, a Subsidiary Guarantor under this Indenture and the Collateral Documents (as applicable), but, in the case of a lease of all or substantially all its assets, a Subsidiary Guarantor shall not be released from its obligations under this Indenture and the Collateral Documents.

(c)           For purposes of this Section 4.3, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of a Subsidiary Guarantor, which properties and assets, if held by the a Subsidiary Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of such Subsidiary Guarantor on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Subsidiary Guarantor.

SECTION 4.4.         The Transactions. Notwithstanding Sections 4.1, 4.2 and 4.3, nothing in this Article IV shall prohibit any of the Transactions.

ARTICLE V

Redemption of Notes

SECTION 5.1.         Optional Redemption. (a) On and after October 15, 2028, the Issuer shall be entitled at its option to redeem all or a portion of the Notes at the following redemption prices (expressed in percentages of principal amount of the Notes to be redeemed on the Redemption Date), plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

Period	Redemption price
2028	103.188%
2029	101.594%
2030 and thereafter	100.000%

(b)            The Issuer may on any one or more occasions prior to October 15, 2028, redeem up to 40% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with an amount of cash not greater than the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 106.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date (subject to the right of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that:

(i)            at least 60% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and

(ii)           the redemption occurs within 90 days after the closing of such Equity Offering.

At any time prior to October 15, 2028, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100.000% of the principal amount thereof plus the Applicable Premium, plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). The Company shall calculate the Applicable Premium and the Trustee shall have no duty to confirm or verify such calculation.

(c)           Notwithstanding anything to the contrary in this Article V, in connection with any tender offer for the Notes (including a Change of Control Offer or an Asset Disposition Offer), if Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior written notice, given not more than 30 days following such purchase date, to redeem (with respect to the Issuer) or purchase (with respect to a third party) all Notes that remain outstanding following such purchase at a price equal to the highest price paid to each other Holder in such tender offer (which may be less than par) plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date or purchase date, as applicable.

SECTION 5.2.         Election to Redeem; Notice to Trustee of Optional Redemptions. If the Issuer elects to redeem Notes pursuant to Section 5.1, the Issuer shall furnish to the Trustee, at least 2 Business Days before the notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 5.4 (or such shorter time period as the Trustee may agree), an Officer’s Certificate setting forth (a) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (b) the Redemption Date, (c) the principal amount of the Notes to be redeemed and (d) the redemption price or, if not then ascertainable, the manner of calculation thereof; provided that, notwithstanding anything herein to the contrary, no Opinion of Counsel shall be required in connection with such redemption or the delivery of such notice of redemption in accordance with Section 5.5. The Issuer shall, upon request from the Trustee from time to time, deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 5.3.

SECTION 5.3.         Selection by Trustee of Notes To Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis to the extent applicable or by lot or by such method as the Trustee shall deem fair and appropriate; provided that if the Notes are represented by global notes, interests in the Notes shall be selected for redemption or purchase by DTC in accordance with its standard procedures therefor, which may be on a pro rata pass-through distribution of principal basis to the extent available under DTC’s procedures; provided, further, that no Notes of less than $2,000 can be redeemed or repurchased in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note in accordance with Section 5.7.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 5.4.         Notice of Redemption. (a) Except with respect to a Special Mandatory Redemption pursuant to Section 5.8, the Issuer shall provide a notice of redemption to each Holder whose Notes are to be redeemed (with a copy to the Trustee) not less than 10 nor more than 60 days prior to a date fixed for redemption (a “Redemption Date”), mailed by first class mail or delivered in accordance with the applicable procedures of DTC; provided that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article VIII or if the redemption is subject to one or more conditions precedent in accordance with Section 5.4(c). At the Issuer’s request, the Trustee shall give notice of redemption in the Issuer’s name and at the Issuer’s expense.

(b)           All notices of redemption shall state:

(i)            the Redemption Date,

(ii)           the redemption price or, if not then ascertainable, the manner of calculation thereof, and that accrued but unpaid interest on redeemed notes to but excluding the Redemption Date will be paid,

(iii)          in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(iv)          that, unless the Issuer defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) shall cease to accrue on and after said date,

(v)           if applicable, the place or places where such Notes are to be surrendered,

(vi)          the name and address of the Paying Agent, and that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price,

(vii)         the CUSIP number and ISIN, and that no representation is made as to the accuracy or correctness of the CUSIP number and ISIN, if any, listed in such notice or printed on the Notes,

(viii)        the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the Notes are to be redeemed, and

(ix)           the conditions precedent, if any, applicable to such redemption. If such redemption or notice is subject to the satisfaction of one more conditions precedent, the notice shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered) as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived, or at any time in the Issuer’s discretion if the Issuer reasonably believe that any or all of such conditions will not be satisfied or waived, in each case by the redemption date or by the redemption date as so delayed.

(c)           Any redemption of the Notes may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, including the completion or occurrence of an Equity Offering or other transaction or event (or series of related transactions or events). If a redemption is subject to the satisfaction of one or more conditions precedent, notice of such redemption may be given in connection with the related Equity Offering, transaction or event, as the case may be, and prior to the completion or the occurrence thereof.

SECTION 5.5.         Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Notes which are to be redeemed on that date.

SECTION 5.6.         Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption Date) (except as provided for in Section 5.4(c)), and from and after such date (unless the Issuer shall default in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

If a Redemption Date is on or after an interest Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, shall be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Notes shall be subject to redemption by the Issuer.

SECTION 5.7.         Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Paying Agent maintained for such purpose pursuant to Section 2.3 (with, if the Issuer so requires in the notice of redemption, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note at the expense of the Issuer, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered; provided that each such new Note shall be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Issuer Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

SECTION 5.8.         Special Mandatory Redemption. (a)  Upon the earliest of (i) the date on which the Issuer notifies the Escrow Agent and the Trustee in writing that it has determined in its sole discretion that the Escrow Conditions cannot be satisfied, (ii) the end of the day on the Escrow Outside Date, if the Escrow Officer’s Certificate has not been delivered by such time and (iii) the date on which the Issuer notifies the Escrow Agent and the Trustee in writing that (A) the Issuer will not pursue the consummation of the Acquisition and/or (B) the Scheme lapses or is terminated (such earliest date, the “Special Termination Date”), the Issuer will be required to redeem all of the Notes (the “Special Mandatory Redemption”) on the third Business Day after the Special Termination Date (the “Special Mandatory Redemption Date”) at a price equal to the initial issue price of the Notes plus accrued and unpaid interest, if any, to but excluding the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).

(b)            If a Special Termination Date occurs, the Issuer will deliver or cause to be delivered notice of a Special Mandatory Redemption to the Trustee and the Escrow Agent, and mailed by first-class mail to each Holder’s registered address, or delivered in accordance with DTC, as applicable, no later than one Business Day following the Special Termination Date. Such notice will provide that all of the Notes shall be redeemed in accordance with the terms of this Indenture on the Special Mandatory Redemption Date. In connection with such Special Mandatory Redemption, the Escrow Agent will release funds from the Secured Notes Escrow Account to the Trustee, and the Trustee shall pay such amounts to the Paying Agent for further disbursement to the Holders of the Notes. Upon the Special Mandatory Redemption, the Notes will cease to bear interest and all rights under this Indenture and the Notes shall terminate.

(c)            On the Special Mandatory Redemption Date, upon written instruction of the Issuer, the Trustee will pay to (or at the direction of) the Issuer any Escrowed Property in the Secured Notes Escrow Account that is in excess of the Special Mandatory Redemption Price, plus any outstanding fees and expenses of the Trustee and the Escrow Agent.

ARTICLE VI

Defaults and Remedies

SECTION 6.1.         Events of Default. (a) Each of the following is an event of default (an “Event of Default”):

(i)            default in any payment of interest on any Note when the same becomes due, and such default continues for a period of 30 days;

(ii)           default in the payment of the principal of or premium, if any, on any Note when the same becomes due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(iii)          the Issuer or any Guarantor fails to comply with its obligations under Article IV or the Issuer fails to comply with Sections 3.9 or 5.8;

(iv)          the Company, the Issuer or any Restricted Subsidiary fails to comply for 30 days (or 180 days, in the case of obligations under Section 3.2) after notice as provided below with any of its obligations under Sections 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15 and 3.16 and Article IV (in each case, other than matters that would constitute an Event of Default under Section 6.1(a)(iii));

(v)           the Company, the Issuer or any Restricted Subsidiary fails to comply for 60 days after notice as provided below with its other agreements (except as provided in clauses (a)(i) through (a)(iv) of this Section 6.1) contained in this Indenture or under the Notes and the Collateral Documents;

(vi)          the Company, the Issuer or any Restricted Subsidiary defaults under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company, the Issuer or any other Restricted Subsidiary (or the payment of which is guaranteed by the Company, the Issuer or any other Restricted Subsidiary), other than Indebtedness owed to the Company, the Issuer or any Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(A)           is caused by a failure to pay principal on such Indebtedness at its stated maturity or due date (after giving effect to any applicable grace periods) (“payment default”); or

(B)            results in the acceleration by the holders of such Indebtedness prior to its stated final, maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated (after giving effect to any applicable grace periods), aggregates to (A) prior to the Scheme Effective Date, at least $125.0 million or (B) from and after the Scheme Effective Date, at least $265.0 million;

(vii)         the Company, the Issuer or a Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)           commences a voluntary case or proceeding with respect to itself;

(B)            consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C)            consents to the appointment of a Custodian of it or for substantially all of its property; or

(D)            makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(viii)        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)           is for relief against the Company, the Issuer or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in an involuntary case;

(B)            appoints a Custodian of the Company, the Issuer or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, for any substantial part of its property; or

(C)            orders the winding up or liquidation of the Company, the Issuer or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;

(ix)           failure by the Company, the Issuer or any Restricted Subsidiary to pay final and non-appealable judgments aggregating in excess of (A) prior to the Scheme Effective Date, $125.0 million or (B) from and after the Scheme Effective Date, $265.0 million (in each case, net of any amounts that are covered by insurance issued by a reputable and creditworthy insurance company), which judgments are not paid, discharged or stayed for a period of 30 days after such judgment becomes final;

(x)           the Note Guarantee(s) of (A) the Company or (B) any Subsidiary Guarantor that is a Significant Subsidiary or a group of Subsidiary Guarantors which collectively (as of the latest audited consolidated financial statements for the Company) would constitute a Significant Subsidiary, in each case, ceases to be in full force and effect or is declared null and void or the Company or any such Subsidiary Guarantor denies that it has any further liability under its Note Guarantee to the Holders, or has given notice to such effect (other than by reason of the termination of this Indenture or the release of such Note Guarantee in accordance with this Indenture), and such condition shall have continued for a period of 30 days after notice is given as specified in this Indenture; and

(xi)           unless all of the Collateral has been released from Liens in accordance with the provisions of the Collateral Documents, (x) default by the Issuer or any Guarantor in the performance of the Collateral Documents which adversely affects the enforceability, validity, perfection or priority of the Liens securing the Notes on a material portion of the Collateral, (y) the repudiation or disaffirmation by the Issuer or any Guarantor of its material obligations under the Collateral Documents or (z) the determination in a judicial proceeding that the Collateral Documents are unenforceable or invalid against the Issuer or any Guarantor party thereto for any reason with respect to a material portion of the Collateral and, in the case of any event described in subclauses (x) through (z), such default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Collateral Documents or otherwise cured within 60 days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Notwithstanding the foregoing, a default under clauses (iv), (v) or (xi) of this Section 6.1(a) shall not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified in clause (iv), (v) or (xi) of this Section 6.1(a) after receipt of such notice. Such written notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

SECTION 6.2.         Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(a)(vii) or (viii) with respect to the Issuer) occurs and is continuing, the Trustee by notice (in writing specifying the Event of Default and stating that such notice is a Notice of Default) to the Issuer, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Issuer and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest shall, subject to Section 6.4, be immediately due and payable. In the event of a declaration of acceleration of the Notes because an Event of Default set forth in Section 6.1(a)(vi) above has occurred and is continuing, such declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.1(a)(vi) shall be remedied or cured by the Company, the Issuer or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default specified in Section 6.1(a)(vii) or (viii) with respect to the Issuer or the Company occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

SECTION 6.3.         Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture, the Note Guarantees or the Collateral Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.4.         Waiver of Past Defaults. Holders may waive past defaults with the consent of the principal amount of outstanding Notes required by Section 9.2. The Holders of a majority in principal amount of the outstanding Notes may rescind any acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 6.5.         Control by Majority. Subject to the Collateral Documents, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Notes Collateral Agent or of exercising any trust or power conferred on the Trustee or the Notes Collateral Agent. However, the Trustee and the Notes Collateral Agent, as the case may be, may refuse to follow any direction that conflicts with law or this Indenture, the Notes, the Note Guarantees or the Collateral Documents, or that the Trustee or the Notes Collateral Agent determines is unduly prejudicial to the rights of any other Holder (provided, however, that neither the Trustee nor the Notes Collateral Agent shall have an affirmative duty to make a determination as to whether any direction is unduly prejudicial to the rights of any other holder) or that would involve the Trustee or Notes Collateral Agent in personal liability. Prior to taking any action under this Indenture, each of the Trustee and the Notes Collateral Agent shall be entitled to indemnity or security reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

SECTION 6.6.         Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i)            the Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

(ii)           the Holders of at least 25% in outstanding principal amount of the Notes have made a written request to the Trustee to pursue the remedy;

(iii)          such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(iv)          the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v)           the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Notwithstanding the foregoing, in no event may any Holder enforce any Lien of the Notes Collateral Agent pursuant to the Collateral Documents.

SECTION 6.7.         Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium (if any) or interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8.         Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.6.

SECTION 6.9.         Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, Notes Collateral Agent and the Holders allowed in any judicial proceedings relative to the Issuer, the Company and its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and Notes Collateral Agent and, in the event that the Trustee and Notes Collateral Agent shall consent to the making of such payments directly to the Holders, to pay to the Trustee and Notes Collateral Agent any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee or Notes Collateral Agent, its agents and its counsel, and any other amounts due the Trustee under Section 7.6. Nothing in this Indenture will be deemed to empower the Trustee or Notes Collateral Agent to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.       Priorities. Subject to the terms of the Collateral Documents, the Trustee shall pay out any money or property received by it, whether pursuant to the foreclosure or other remedial provisions contained in the Collateral Documents or otherwise, in the following order:

First: to the Trustee and the Notes Collateral Agent (including any predecessor trustee or collateral agent), their agents and attorneys for amounts due to them under the Note Documents (including, without limitation, Section 7.6);

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Issuer or, to the extent the Trustee receives any amount for any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section.

SECTION 6.11.       Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Company or the Issuer, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Notes.

ARTICLE VII

Trustee

SECTION 7.1.         Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and the Collateral Documents, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use in the conduct of such Person’s own affairs under the same circumstances; provided that if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture, the Notes, the Note Guarantees and the Collateral Documents at the request or direction of any of the Holders unless such Holders have offered the Trustee indemnity or security reasonably satisfactory to the Trustee against loss, liability or expense.

(b)           Except during the continuance of an Event of Default:

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Collateral Documents and no implied covenants or obligations shall be read into this Indenture or any Collateral Document against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, the Notes, the Note Guarantees or the Collateral Documents, as applicable. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Notes, the Note Guarantees or the Collateral Documents, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Delivery of any reports, information and documents to the Trustee, including pursuant to Section 3.2, is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants pursuant to Article III (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

(c)           The Trustee may not be relieved from liability for its own bad faith, its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers unless it is proved that the Trustee was acting in bad faith or grossly negligent or with willful misconduct in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(e)           Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)            No provision of this Indenture, the Notes, the Note Guarantees or the Collateral Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g)           Every provision of this Indenture and the Collateral Documents relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(h)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security, prefunding or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

(i)            In the absence of bad faith, gross negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the use or application of any money by any Paying Agent other than the Trustee.

SECTION 7.2.         Rights of Trustee. (a) The Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, judgement, bond or any other paper or document or electronic communication believed by it to be genuine and to have been signed, presented or sent by the proper Person or Persons, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein. The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the acts or omissions of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute bad faith, willful misconduct or gross negligence.

(e)            The Trustee may consult with counsel or other professionals of its selection, and the advice or opinion of such counsel or professionals shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder or under the Notes, the Note Guarantees or the Collateral Documents in good faith and in accordance with the advice or opinion of such counsel or professionals.

(f)            The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgement, bond, debenture, note, other evidence of indebtedness or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein. The Trustee shall not be bound to make any investigation into any statement, warranty or representation, or the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document made or in connection with this Indenture or any other Collateral Document; moreover, the Trustee shall not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Collateral Document, (ii) the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (iii) the value or sufficiency of any Collateral, (iv) the satisfaction of any condition set forth in any Collateral Document or (v) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture, any other Collateral Document or any other agreement, instrument or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)           The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) during any period it is serving as Registrar and Paying Agent for the Notes, any Event of Default occurring pursuant to Sections 6.1(a)(i) and 6.1(a)(ii), or (ii) any Default or Event of Default of which a Trust Officer shall have (x) received written notification at the corporate trust office of the Trustee and such notice references the Notes and this Indenture or (y) obtained “actual knowledge.” “Actual knowledge” shall mean the actual fact or statement of knowing by a Trust Officer without independent investigation with respect thereto. Nothing herein shall require the Trustee to provide a notice to the Issuer in accordance with clauses (iv), (v) or (xi) of Section 6.1(a) of the Indenture absent a direction from Holders of a majority in principal amount of the Notes then outstanding (subject to the Trustee’s rights to be indemnified hereunder).

(h)           In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including, as Notes Collateral Agent), and each agent, custodian and other Person employed to act hereunder; provided, however, after the occurrence and during the continuance of an Event of Default, only the Trustee, in its capacity as such, shall be subject to the prudent person standard.

(j)            The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(k)            Permissive rights of the Trustee to do things enumerated in this Indenture or in the other Note Documents shall not be construed as a duty.

(l)            The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture or the other Note Documents arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(m)          Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Issuer, the Company or any Guarantor, or any of their respective directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party.

(n)           The Trustee shall not be bound to make any investigation into (i) the performance of or compliance with any of the covenants or agreements set forth herein, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture or any other agreement, instrument or document.

(o)           The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(p)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer (and money held in trust by the Trustee need not be segregated from other funds except to the extent required by law).

SECTION 7.3.         Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 7.9. In addition, the Trustee shall be permitted to engage in transactions with the Issuer; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

SECTION 7.4.         Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Note Guarantees, the Escrow Agreement or the Collateral Documents, it shall not be accountable for the Issuer’s use of the Notes or the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.

SECTION 7.5.         Notice of Defaults. If a Default occurs and is continuing and is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder, with a copy to the Notes Collateral Agent, notice of the Default within 90 days after the Trustee obtains actual knowledge thereof. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a Trust Officer of the Trustee in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.6.         Compensation and Indemnity. The Issuer shall pay to the Trustee and the Notes Collateral Agent from time to time such compensation for its services as the parties shall agree in writing from time to time. The Trustee’s and the Notes Collateral Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the Notes Collateral Agent upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee and the Notes Collateral Agent in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s and the Notes Collateral Agent’s agents, counsel, accountants and experts. The Issuer shall indemnify the Trustee and the Notes Collateral Agent or any predecessor of either the Trustee and the Notes Collateral Agent in each of its capacities hereunder (including Paying Agent, and Registrar), and each of their officers, directors, employees, counsel and agents, against any and all loss, liability or expense (including, but not limited to, reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under the Notes, the Note Guarantees and the Collateral Documents, including the costs and expenses of enforcing this Indenture (including this Section 7.6), the Notes, the Note Guarantees and the Collateral Documents and of defending itself against any claims (whether asserted by any Holder, the Issuer or otherwise). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend third-party claims and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the Notes Collateral Agent through its own bad faith, willful misconduct or gross negligence.

To secure the Issuer’s payment obligations in this Section, the Trustee and the Notes Collateral Agent shall have a lien prior to the Notes on all money or property held or collected by the Trustee and the Notes Collateral Agent other than money or property held in trust to pay principal of and interest on particular Notes. The right of the Trustee and the Notes Collateral Agent to receive payment of any amounts due under this Section 7.6 shall not be subordinate to any other liability or indebtedness of the Issuer.

The Issuer’s payment obligations pursuant to this Section and any lien arising hereunder shall survive the discharge of this Indenture and the resignation or removal of the Trustee and the Notes Collateral Agent. When the Trustee and the Notes Collateral Agent incurs expenses after the occurrence of a Default specified in Section 6.1(a)(vii) or (viii) with respect to the Issuer, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.7.         Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Issuer and the Trustee in writing and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(i)            the Trustee fails to comply with Section 7.7;

(ii)           the Trustee is adjudged bankrupt or insolvent;

(iii)          a receiver or other public officer takes charge of the Trustee or its property; or

(iv)          the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Notes may petition, at the Issuer’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.9, unless the Trustee’s duty to resign is stayed, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Issuer’s obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.

SECTION 7.8.         Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.9.         Eligibility; Disqualification. The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent filed annual report of condition.

SECTION 7.10.       Limitation on Duty of Trustee in Respect of Collateral. (a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which they accord their own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b)            The Trustee shall not have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Notes, the Note Guarantees or the Collateral Documents by the Issuer, the Guarantors or any other Person.

ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.1.         Discharge of Liability on Notes; Defeasance. (a) When (i) (x) the Issuer delivers to the Trustee all authenticated Notes (other than Notes replaced pursuant to Section 2.9 and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer) for cancellation or (y) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable whether at maturity or upon redemption pursuant to Article V hereof, or shall become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption pursuant to Article V and the Issuer or any Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders cash in U.S. dollars, U.S. Government Obligations or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and such deposit shall not result in a breach or violation of, or constitute a default under, any material instrument (other than this Indenture) to which the Issuer is a party or by which the Issuer is bound; (iii) the Issuer has paid or caused to be paid all sums payable to the Trustee and the Notes Collateral Agent under this Indenture, the Notes Documents and the Notes; (iv) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be, and (v) the Issuer has delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect.

(b)           Subject to Sections 8.1(c) and 8.2, the Issuer at its option and at any time may terminate (i) all the obligations of the Issuer and any Guarantor under the Notes, this Indenture and the Collateral Documents (“legal defeasance option”) or (ii) the obligations of the Issuer and any Guarantor under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.14, 3.15, 3.16, 3.17, 3.18 and 4.2(a)(iv) and the Collateral Documents and the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants or provisions shall no longer constitute a Default or an Event of Default under Section 6.1(a)(iii) (only with respect to Section 4.2(a)(iv)), 6.1(a)(iv) (only with respect to such covenants), 6.1(a)(v) (only with respect to such covenants), 6.1(a)(vi), 6.1(a)(vii) (only with respect to Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary), Section 6.1(a)(viii) (only with respect to Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary) and Section 6.1(a)(ix) (clause (ii) being referred to as the “covenant defeasance option”), but except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.1(a)(iii) (only with respect to Section 4.2(a)(iv)), 6.1(a)(iv) (only with respect to the covenants subject to such covenant defeasance), 6.1(a)(v) (only with respect to the covenants subject to such covenant defeasance), 6.1(a)(vi), 6.1(a)(vii) (only with respect to Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary), 6.1(a)(viii) (only with respect to Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the latest audited financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary), 6.1(a)(ix), 6.1(a)(x) or 6.1(a)(xi) or because of the failure of the Issuer to comply with Section 4.2(a)(iv).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c)           Notwithstanding the provisions of Sections 8.1(a) and (b), the Issuer’s obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.9, 2.10, 2.11, 2.12, 3.1, 6.7, 6.8, 7.1, 7.2, 7.6, 7.7, 8.1(b) (with respect to legal defeasance), 8.3, 8.4, 8.5 and 8.6 shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 6.7, 7.6, 8.4 and 8.5 shall survive.

SECTION 8.2.         Conditions to Defeasance. The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(i)            the Issuer shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations or a combination of cash in U.S. dollars and U.S. Government Obligations, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes issued hereunder on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

(ii)           in the case of legal defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(iii)          in the case of covenant defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the respective outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(iv)          such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer, the Company or any of its Restricted Subsidiaries is a party or by which the Issuer, the Company or any of its Restricted Subsidiaries is bound;

(v)           the Issuer shall deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(vi)          the Issuer shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

SECTION 8.3.         Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

SECTION 8.4.         Repayment to Issuer. Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Order any money or U.S. Government Obligations held by it as provided in this Article VIII which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect legal defeasance or covenant defeasance, as applicable; provided that the Trustee shall not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this paragraph.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors.

SECTION 8.5.         Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.6.         Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer and each Guarantor under this Indenture, the Notes, the Note Guarantees and the Collateral Documents shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuer or the Guarantors have made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

SECTION 9.1.         Without Consent of Holders. This Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Escrow Agreement may be amended or supplemented by the Issuer, the Guarantors, the Trustee, the Notes Collateral Agent (as applicable) and the Escrow Agent (solely with respect to the Escrow Agreement) without notice to or consent of any Holder:

(i)            to cure any ambiguity, omission, defect or inconsistency;

(ii)           to comply with (a) Article IV in respect of the assumption by a Successor Issuer of an obligation of the Issuer under this Indenture, the Notes and the Collateral Documents and (b) Article IV and Article X in respect of the assumption by a Person of the obligations of a Guarantor under its Note Guarantee, this Indenture, the Notes and the Collateral Documents;

(iii)          to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(iv)          to issue Additional Notes in accordance with this Indenture, to add Guarantees with respect to the Notes or to release a Guarantor from its obligations under its Note Guarantee or this Indenture in accordance with the applicable provisions of this Indenture;

(v)           add additional property or assets as Collateral to secure the Notes and the Note Guarantees;

(vi)          to release Liens in favor of the Notes Collateral Agent in the Collateral as provided in Section 11.2 or otherwise in accordance with this Indenture and the Collateral Documents;

(vii)         to add to the covenants of the Issuer or any Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer or any Guarantor;

(viii)        to make any change that does not adversely affect the rights of any Holder in any material respect;

(ix)          comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act of 1939, as amended;

(x)            provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture; or

(xi)           conform the text of this Indenture, the Notes, the Note Guarantees, the Collateral Documents or the Escrow Agreement to any provision of the “Description of Secured Notes” section of the Offering Memorandum, to the extent that such provision in the “Description of Secured Notes” is intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees, the Collateral Documents or the Escrow Agreement, as evidenced by an Officer’s Certificate of the Company.

A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Note shall not be rendered invalid by such tender.

SECTION 9.2.         With Consent of Holders. This Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Escrow Agreement may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Any past default or compliance with the provisions of this Indenture, the Notes, the Note Guarantees or the Collateral Documents may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each Holder of an outstanding Note affected, an amendment, supplement or waiver may not:

(i)            reduce the principal amount of Notes whose Holders must consent to an amendment;

(ii)           reduce the rate of or extend the time for payment of interest on any Note;

(iii)          reduce the principal of or extend the Stated Maturity of any Note;

(iv)          waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes issued hereunder (except a rescission of acceleration of the Notes issued hereunder by the Holders of at least a majority in aggregate principal amount of the Notes issued hereunder with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(v)           reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may or shall be redeemed or repurchased in accordance with Section 3.9 or Section 5.1, whether through an amendment or waiver of provisions in the covenants or otherwise;

(vi)          make any Note payable in money other than that stated in the Note;

(vii)         impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(viii)        make any change in the amendment provisions in this Section 9.2;

(ix)           modify the Note Guarantees of the Company or any Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary in any manner, taken as a whole, materially adverse to the Holders;

(x)           provide for or permit (A) subordination in right of payment of the Notes to any other obligation or (b) subordination of Liens on all or substantially all of the Collateral granted to the Notes Collateral Agent under the Collateral Documents for the benefit of the Holders; or

(xi)           make any material change to the provisions of Section 5.8 or Article XII or to the Escrow Agreement.

In addition, any amendment, supplement or waiver that has the effect of (a) releasing all or substantially all of the Collateral, taken as a whole, from the Liens of the Collateral Documents or (b) releasing the Company or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture, other than, in each case, in accordance with this Indenture and the Collateral Documents, shall require the consent of the Holders of at least two-thirds in principal amount of Notes then outstanding.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Note shall not be rendered invalid by such tender.

SECTION 9.3.         Effect of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. After an amendment or waiver becomes effective, it shall bind every Holder unless it makes a change described in clauses (i) through (x) of Section 9.2, in which case the amendment, supplement or waiver or other action shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Notes. An amendment or waiver made pursuant to Section 9.2 shall become effective upon receipt by the Trustee of the requisite number of written consents.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.4.         Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Issuer may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.5.         Trustee To Sign Amendments. The Trustee and Notes Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not, in the sole determination of the Trustee or Notes Collateral Agent, adversely affect the rights, duties, liabilities or immunities of the Trustee or Notes Collateral Agent, as applicable. If it does, the Trustee or Notes Collateral Agent, as applicable, may but need not sign it. In signing any amendment, supplement or waiver pursuant to this Article IX, the Trustee and the Notes Collateral Agent shall be entitled to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon, in addition to the documents referenced in Section 13.2, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.3). Notwithstanding the foregoing, no Opinion of Counsel shall be required for the Trustee or Notes Collateral Agent to execute any amendment or supplement adding a new Guarantor under this Indenture and applicable Collateral Documents.

ARTICLE X

Note Guarantee

SECTION 10.1.       Note Guarantee. Subject to the provisions of this Article X, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes, to the extent lawful, and to the Trustee and Notes Collateral Agent the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Notes and all other obligations of the Issuer under this Indenture and the Notes (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.6) and the Collateral Documents (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Guarantor agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article X notwithstanding any extension or renewal of any Guarantor Obligation.

Each Guarantor waives (to the extent lawful) presentation to, demand of, payment from and protest to the Issuer of any of the Guarantor Obligations and also waives (to the extent lawful) notice of protest for nonpayment. Each Guarantor waives (to the extent lawful) notice of any default under the Notes or the Guarantor Obligations.

Each Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

Except as set forth in Section 4.3, Section 10.2 and Article VIII, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent lawful) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other person under this Indenture, the Notes, the Collateral Documents or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes, the Collateral Documents or any other agreement; (d) the release of any security held by any Holder or the Notes Collateral Agent for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (g) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor agrees that its Note Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Note Guarantee in compliance with Section 4.3, Section 10.2 and Article VIII. Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee or the Notes Collateral Agent, forthwith pay, or cause to be paid, in cash, to the Trustee, the Notes Collateral Agent or the Trustee or Notes Collateral Agent on behalf of the Holders, as the case may be, an amount equal to the unpaid amount of such Guarantor Obligations then due and owing.

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Note Guarantee.

Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee, Notes Collateral Agent or the Holders in enforcing any rights under this Section.

Neither the Issuer nor the Guarantors shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof and any such notation shall not be a condition to the validity of any Guarantee. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit D) evidences the Note Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 10.2.       Limitation on Liability; Termination, Release and Discharge. (a) Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

(b)           A Note Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and each Subsidiary Guarantor and its obligations under the Note Guarantee and this Indenture shall be released and discharged, upon:

(i)            the consummation of any transaction or related series of transactions permitted by this Indenture and the other Notes Documents as a result of which such Subsidiary Guarantor ceases to be a Subsidiary of the Company (including as a result of the liquidation or dissolution of such Subsidiary or a merger or consolidation of such Subsidiary and the Company or another Subsidiary, in each case in accordance with the terms of this Indenture and the other Notes Documents) or becomes an Excluded Subsidiary;

(ii)           the release or discharge of such Subsidiary Guarantor as a guarantor under the Credit Agreement while such facility is in place (for the avoidance of doubt, not including release upon any repayment or termination of the Credit Agreement) (provided such Subsidiary Guarantor is substantially concurrently released or discharged as a guarantor under any other Designated Indebtedness, if applicable);

(iii)          the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture; or

(iv)          the exercise by the Issuer of its legal defeasance option or covenant defeasance option or the discharge of the Issuer’s obligations under this Indenture, in each case pursuant to the provisions of Article VIII hereof;

(c)           The release of a Guarantor from its Note Guarantee and its obligations under this Indenture in accordance with the provisions of this Section 10.2 shall not preclude the future applications of Section 3.11 to such Person.

SECTION 10.3.       Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Note Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Issuer or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee, Notes Collateral Agent and the Holders and each Guarantor shall remain liable to the Trustee, Notes Collateral Agent and the Holders for the full amount guaranteed by such Guarantor hereunder.

SECTION 10.4.       No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee, Notes Collateral Agent or any Holder against the Issuer or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee, Notes Collateral Agent or any Holder for the payment of the Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee, Notes Collateral Agent and the Holders by the Issuer on account of the Guarantor Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee, Notes Collateral Agent and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.

ARTICLE XI

Collateral and Security

SECTION 11.1.       The Collateral. (a) The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Note Guarantees thereof when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent lawful), if any, on the Notes and the Note Guarantees thereof and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Issuer set forth in Section 7.6 and Section 8.6 herein, and the Notes and the Note Guarantees thereof and the Collateral Documents, shall be secured by Liens as provided in the Collateral Documents which the Issuer and the Guarantors, as the case may be, have entered into simultaneously with the execution of this Indenture and shall be secured by all Collateral Documents hereafter delivered as required or permitted by this Indenture and the Collateral Documents.

(b)           The Issuer and the Guarantors hereby agree that the Notes Collateral Agent shall hold the Collateral in trust for the benefit of all of the Notes Secured Parties, in each case pursuant to the terms of the Collateral Documents and the Notes Collateral Agent is hereby authorized to execute and deliver the Collateral Documents.

(c)           Each Holder, by its acceptance of any Notes and the Note Guarantees thereof, consents and agrees to the terms of the Collateral Documents and the Pari Passu Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure), as the same may be in effect or as may be amended from time to time in accordance with their terms, and authorizes and directs each of the Trustee and the Notes Collateral Agent to perform its obligations and exercise its rights under the Collateral Documents in accordance therewith.

(d)           The Trustee and each Holder, by accepting the Notes and the Note Guarantees thereof, acknowledges that, as more fully set forth in the Collateral Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all Notes Secured Parties, and that the Lien of this Indenture and the Collateral Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Collateral Documents and actions that may be taken thereunder.

SECTION 11.2.       Release of Liens on the Collateral. (a) The Liens for the benefit of the Notes Secured Parties on the Collateral shall automatically and without any need for any further action by any Person be released:

(i)            in whole or in part, upon the election of the Issuer following the Suspension Date pursuant to Section 3.11;

(ii)           in whole upon:

(A)           satisfaction and discharge of this Indenture as set forth in Section 8.1(a); or

(B)            a legal defeasance or covenant defeasance of this Indenture as set forth in Section 8.1(b); or

(C)            payment in full of the principal of and accrued and unpaid interest and premium, if any, of the Notes Obligations;

(iii)          in part, with respect to any Collateral owned by a Subsidiary Guarantor upon the consummation of any transaction or related series of transactions permitted by or required under this Indenture and the other Notes Documents as a result of which such Subsidiary Guarantor:

(A)            ceases to be a Subsidiary of the Company (including as a result of the liquidation or dissolution of such Subsidiary Guarantor or a merger or consolidation of such Subsidiary Guarantor and another Subsidiary where the surviving Person is not and is not required by the Notes Documents to become a Guarantor, in each case in accordance with the terms of this Indenture); or

(B)            becomes an Excluded Subsidiary in accordance with the terms of this Indenture;

(iv)          in part, with respect to any Collateral upon (a) any sale or other transfer by any Guarantor of such Collateral that is permitted under this Indenture to a transferee that is not a Guarantor or (b) such Collateral becoming an Excluded Asset; and

(v)           in whole or in part, pursuant to an amendment in accordance with Article IX.

(b)           If the Issuer shall have delivered to the Trustee and the Notes Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions to release under this Section 11.2 have been complied with, then in connection with such release of any Liens of the Notes Collateral Agent in all or any portion of the Collateral pursuant to this Indenture or any of the Collateral Documents, the Trustee shall, or shall cause the Notes Collateral Agent to, promptly execute, deliver or acknowledge all documents, instruments and releases necessary to release, reconvey to the Issuer and/or the Guarantors, as the case may be, such Collateral or otherwise give effect to, evidence or confirm such termination or release in accordance with the directions of the Issuer and/or the Guarantor, as the case may be.

(c)           The release of any Collateral from the terms of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent such Collateral is released pursuant to this Indenture or upon termination of this Indenture. The Trustee and each of the Holders each acknowledge and direct the Trustee and the Notes Collateral Agent that a release of Collateral or a Lien in accordance with the terms of any Collateral Document and this Article XI shall not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture.

(d)           Notwithstanding any provision to the contrary herein, as and when requested by the Issuer or any Guarantor, the Trustee shall instruct the Notes Collateral Agent to execute and deliver Uniform Commercial Code financing statement amendments or releases (which shall be prepared by the Issuer or such Guarantor) solely to the extent necessary to delete property or assets not required to be subject to a Lien under the Collateral Documents from the description of assets in any previously filed financing statements. If requested in writing by the Issuer or any Guarantor, the Trustee shall instruct the Notes Collateral Agent to execute and deliver such documents, instruments or statements (which shall be prepared by the Issuer or such Guarantor) and to take such other action as the Company may request to evidence or confirm that such property or assets not required to be subject to a Lien under the Collateral Documents described in the immediately preceding sentence has been released from the Liens of each of the Collateral Documents.

SECTION 11.3.       Authorization of Actions To Be Taken by the Trustee Under the Collateral Documents. (a) Subject to the provisions of the Collateral Documents, the Pari Passu Intercreditor Agreement and the other provisions of this Indenture, the Trustee may, in its sole discretion and without the consent of the Holders, take, on behalf of the Holders, or direct, on behalf of the Holders, the Notes Collateral Agent to take, all actions it deems necessary or appropriate in order to (i) enforce any of its rights or any of the rights of the Holders under the Collateral Documents and (ii) upon the occurrence and during the continuance of an Event of Default, collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Issuer and the Guarantors hereunder and thereunder. Subject to the provisions of the Collateral Documents, the other provisions of this Indenture and the Pari Passu Intercreditor Agreement, the Trustee and the Notes Collateral Agent shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee or the Notes Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders, the Notes Collateral Agent or the Trustee).

(b)           Neither the Trustee nor the Notes Collateral Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes bad faith, gross negligence or willful misconduct on the part of the Trustee or the Notes Collateral Agent, as applicable, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Neither the Trustee nor the Notes Collateral Agent shall have any responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Collateral Documents or otherwise.

(c)           Where any provision of the Collateral Documents requires that additional property or assets be added to the Collateral, the Issuer and the Company shall, or shall cause the applicable Subsidiary Guarantors to, take any and all actions reasonably required to cause such additional property or assets to be added to the Collateral and to create and maintain a valid and enforceable perfected first-priority security interest in such property or assets (subject to Permitted Liens and other exceptions in the Collateral Documents) in favor of the Notes Collateral Agent for the benefit of the Notes Secured Parties in accordance with and to the extent required under the Collateral Documents.

(d)           The Trustee and the Notes Collateral Agent, in giving any consent or approval under the Collateral Documents, shall be entitled to receive, as a condition to such consent or approval, an Officer’s Certificate to the effect that the action or omission for which consent or approval is to be given does not violate this Indenture or the Collateral Documents, and the Trustee and the Notes Collateral Agent shall be fully protected in giving such consent or approval on the basis of such Officer’s Certificate.

SECTION 11.4.       The Notes Collateral Agent.

(a)           The Issuer and the Guarantors hereby appoint U.S. Bank Trust Company, National Association to act as Notes Collateral Agent, and each Holder, by its acceptance of any Notes and the Guarantees thereof, irrevocably consents and agrees to such appointment. The Notes Collateral Agent shall have the privileges, powers, duties and immunities as set forth in this Indenture and the Collateral Documents. Notwithstanding any provision to the contrary contained elsewhere in this Indenture or the Collateral Documents, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Collateral Documents to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Issuer or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or the Collateral Documents or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)           The Issuer and the Guarantors hereby agree that the Notes Collateral Agent shall hold the Collateral on behalf of and for the benefit of all of the Holders, the Trustee and the Notes Collateral Agent, in each case pursuant to the terms of the Collateral Documents and that the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders, the Notes Collateral Agent and the Trustee, and that the Lien of this Indenture and the Collateral Documents in respect of the Trustee, the Notes Collateral Agent and the Holders is subject to and qualified and limited in all respects by the Collateral Documents and actions that may be taken thereunder. The Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Issuer, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.

(c)           Each Holder, by its acceptance of any Notes and the Guarantees thereof, irrevocably consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms, agrees to the appointment of the Notes Collateral Agent and authorizes and directs the Notes Collateral Agent (i) to enter into the Collateral Documents (including, without limitation, the Pari Passu Intercreditor Agreement), whether executed on or after the Issue Date, and perform its obligations and exercise its rights, powers and discretions under the Collateral Documents in accordance therewith, (ii) make the representations of the Holders set forth in the Collateral Documents (including, without limitation, the Pari Passu Intercreditor Agreement), and (iii) bind the Holders on the terms as set forth in the Collateral Documents (including, without limitation, the Pari Passu Intercreditor Agreement).

(d)           The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder or under any Collateral Documents to which it is a party, except for its own bad faith, gross negligence or willful misconduct. The Notes Collateral Agent shall have no liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have acted in bad faith or with willful misconduct or been grossly negligent in ascertaining the pertinent facts.

(e)           The Notes Collateral Agent shall be entitled to seek, and shall be fully justified in failing or refusing to take any action under this Indenture or the Collateral Documents unless it shall first receive, the advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes (or the Holders of at least two-thirds in aggregate principal amount of Notes, as applicable) as it determines and, if it so requests, it shall first be indemnified to its reasonable satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Except as otherwise provided in the Collateral Documents or this Indenture, the Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or the Collateral Documents in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders. If the Notes Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any action, the Notes Collateral Agent shall be entitled to refrain from taking such action unless and until the Notes Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(f)            The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested, in accordance with this Indenture or the Collateral Documents, by the Trustee or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 11.4), subject to the terms of the Collateral Documents. The Notes Collateral Agent shall not be charged with knowledge of the occurrence of any Default or Event of Default under this Indenture or any other agreement unless a Trust Officer of the Notes Collateral Agent shall have actual knowledge thereof.

(g)           Except as otherwise explicitly provided herein or in the Collateral Documents, neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

(h)           If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article VII, the Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent such proceeds to be applied by the Notes Collateral Agent pursuant to the terms of this Indenture and the Collateral Documents.

(i)            Neither the Trustee nor the Notes Collateral Agent shall have any obligation whatsoever to any of the Holders or to the Trustee, in the case of the Notes Collateral Agent, to assure that the Collateral exists or is owned by the Issuer or any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Issuer’s or any Guarantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the value, genuineness, validity, ownership, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture or any Collateral Document other than to exercise such rights, authorities and powers pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes or as otherwise provided in the Collateral Documents. Further to the foregoing and notwithstanding anything to the contrary in this Indenture or in any Collateral Document, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the Collateral Documents (including without limitation the filing or continuation of any Uniform Commercial Code financing or continuation statements or similar documents or instruments), nor shall the Notes Collateral Agent be responsible for, or make any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby.

(j)            The Notes Collateral Agent shall exercise reasonable care in the custody of any Collateral in its possession or control or any income thereon. The Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody of Collateral in its possession if the Collateral is accorded treatment substantially equal to that which they accord similar property held for its own benefit and shall not be liable or responsible for any loss or diminution in value of any of the Collateral, including, without limitation, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Notes Collateral Agent in good faith. The Notes Collateral Agent shall be permitted to use overnight carriers to transmit possessory collateral and shall be not liable for any items lost or damages in transmit.

(k)           Upon the receipt by the Notes Collateral Agent of a written request of the Issuer signed by a Responsible Officer (a “Security Document Order”), the Notes Collateral Agent is hereby authorized to execute and enter into (including by joinder agreement), and shall execute and enter into, without the further consent of any Holder or the Trustee, any Collateral Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 11.4, (ii) instruct the Notes Collateral Agent to execute and enter into (including by joinder agreement) such Collateral Document and (iii) certify that all covenants and conditions precedent, if any to the execution and delivery of the Collateral Document have been compiled with; provided that in no event shall the Notes Collateral Agent be required to enter into a Collateral Document that it determines adversely affects the rights, duties, liabilities or immunities of the Notes Collateral Agent. The Holders, by their acceptance of the Notes, hereby authorize and direct the Notes Collateral Agent to execute such Collateral Documents.

(l)            Upon receipt by the Notes Collateral Agent of a Security Document Order, the Notes Collateral Agent is hereby authorized to execute and enter into (including by joinder agreement), and shall execute and enter into, without the further consent of any Holder or the Trustee, any other applicable intercreditor agreement. Such Security Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Security Document referred to in this Section 11.4, (ii) certify that such intercreditor agreement complies with the terms of this Indenture and the Note Documents and that all covenants and conditions precedent, if any, under this Indenture and the other Note Documents to such execution and delivery have been complied with and (iii) instruct the Notes Collateral Agent to execute and enter into the Pari Passu Intercreditor (including by joinder agreement) such intercreditor agreement; provided that in no event shall the Notes Collateral Agent be required to enter into Pari Passu Intercreditor and or any other intercreditor agreement if it determines that such document adversely affects the rights, duties, liabilities or immunities of the Notes Collateral Agent. The Holders, by their acceptance of the Notes, authorize and direct the Notes Collateral Agent to execute such agreements and the Notes Collateral Agent shall be entitled to conclusively rely on such Security Document Order.

(m)          The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents and to the extent not prohibited under the Pari Passu Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

(n)           In acting under this Indenture or any other Note Document, the Notes Collateral Agent shall have all the rights, privileges, protections, immunities and benefits provided to the Notes Collateral Agent hereunder and in the Note Documents as well as the rights, privileges, protections, immunities and benefits afforded to the Trustee (including its rights to be compensated, reimbursed and indemnified under Section 7.06). For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Notes Collateral Agent hereunder, including, without limitation, its right to be indemnified prior to taking action, shall survive the satisfaction, discharge or termination of this Indenture or its earlier termination, resignation or removal of the Collateral Agent, in such capacity.

(o)           Notwithstanding anything to the contrary contained in this Indenture or the Collateral Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(p)           The parties hereto and the Holders hereby agree and acknowledge that neither the Notes Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Collateral Documents, the Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Notes Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Notes Collateral Agent’s or the Trustee’s sole discretion may cause the Notes Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Notes Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, the Notes Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Notes Collateral Agent nor the Trustee shall be liable to the Issuer, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Notes Collateral Agent’s or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Notes Collateral Agent or the Trustee) other than the Issuer or the Guarantors, subject to the terms of the Collateral Documents, a majority in interest of Holders shall direct the Notes Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Notes Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.

(q)            Neither the Trustee nor the Notes Collateral Agent shall be under any obligation to effect or maintain insurance or to renew any policies of insurance or to make any determination or inquire as to the sufficiency of any policies of insurance carried by the Issuer or any Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.

(r)            In no event shall the Notes Collateral Agent be required to execute and deliver any landlord lien waiver, estoppel or collateral access letter, or any account control agreement or any instruction or direction letter delivered in connection with such document that the Notes Collateral Agent determines adversely affects its rights, duties, liabilities or immunities or otherwise subjects it to personal liability, including without limitation agreements to indemnify any contractual counterparty; provided that nothing in this clause (r) shall be implied as imposing any such obligation on the Issuer, or any Guarantor to obtain any such landlord lien waiver, estoppel or collateral access letter, or any account control agreement.

(s)            Neither the Notes Collateral Agent nor the Trustee shall have any responsibility or liability for the actions or omissions of the Credit Facilities Collateral Agent or the First Lien Bridge Collateral Agent (each, as defined in the Pari Passu Intercreditor Agreement) or any other “Controlling Collateral Agent” under the Pari Passu Intercreditor Agreement, nor shall the Trustee or Notes Collateral Agent be obligated at any time to indemnify any person in connection with the exercise of any remedy under the Collateral Documents.

(t)            The Notes Collateral Agent may resign at any time by notice to the Trustee and the Issuer, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. The Notes Collateral Agent may be removed by the Issuer at any time, upon thirty days written notice to the Notes Collateral Agent. If the Notes Collateral Agent resigns or is removed under this Indenture, the Issuer shall appoint a successor collateral agent. If no successor collateral agent is appointed and has accepted such appointment within 30 days after the Notes Collateral Agent gave notice of resignation or was removed, the retiring Notes Collateral Agent may (at the expense of the Issuer), at its option, appoint a successor Notes Collateral Agent or petition a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring or removed Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation or removal hereunder, the provisions of this Section 11.4 (and Section 7.06) shall continue to inure to its benefit and the retiring or removed Notes Collateral Agent shall not by reason of such resignation or removal be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

(u)           If the Notes Collateral Agent consolidates, mergers, converts into or transfers all or substantially all of its corporate trust business to another corporation, such successor corporation without any further act shall be the successor Notes Collateral Agent.

ARTICLE XII

Escrow Matters

SECTION 12.1.       Secured Notes Escrow Account. (a)  Concurrently with the issuance of the Notes, the Issuer will enter into an escrow agreement (as amended, supplemented or modified from time to time, the “Escrow Agreement”) among the Issuer, the Trustee, U.S. Bank Trust Company, National Association, as trustee for the Unsecured Notes (the “Unsecured Notes Trustee”), and JPMorgan Chase Bank, N.A., as escrow agent (in such capacity, together with its successors, the “Escrow Agent”). Pursuant to the Escrow Agreement, on the Issue Date, the Issuer will deposit (or cause to be deposited) into an escrow account (the “Secured Notes Escrow Account”) (i) an amount of cash in U.S. dollars equal to the gross proceeds of the Notes sold on the Issue Date and (ii) and amount of cash in U.S. dollars equal to the amount of interest that would accrue on the Notes from and including the Issue Date to but excluding October 31, 2025, as calculated by the Issuer in accordance with the terms of the Indenture.

(b)           Unless the Escrow Release Date or a Special Mandatory Redemption has occurred on or prior to such date, no later than the date that is three Business Days prior to the last day of each month beginning with October 31, 2025 and ending with the Escrow Outside Date, the Issuer will deposit or cause to be deposited into the Secured Notes Escrow Account an amount of additional cash in U.S. dollars equal to the interest that would accrue on the Notes from and including the last day of the then-current month to but excluding the last day of the immediately succeeding month, as calculated by the Issuer in accordance with the terms of this Indenture. The initial funds deposited in the Secured Notes Escrow Account, and all other funds, securities, interest, dividends, distributions and other property and payments credited to the Secured Notes Escrow Account (less any property and/or funds paid in accordance with the Escrow Agreement), are referred to, collectively, as the “Escrowed Property.”

(c)           Until the earlier of (i) the Escrow Release Date or (ii) a Special Mandatory Redemption occurs, periodic interest payments due under this Indenture will be paid from the Escrowed Property. Amounts of the Escrowed Property will otherwise be held in the Secured Notes Escrow Account until the earlier of (i) the Escrow Release Date and (ii) a Special Mandatory Redemption Date.

(d)           The Issuer will grant, for the benefit of the Trustee and the Holders of the Notes, a first-priority security interest in the Secured Notes Escrow Account (including the Escrowed Property therein); provided that such security interest will be automatically extinguished on and terminate at the time of the Escrow Release or a Special Mandatory Redemption in accordance with the Escrow Agreement.

SECTION 12.2.       Release of Escrowed Property. (a) Subject to the provisions described above regarding periodic interest payments and the provisions described in Section 5.8, the Issuer will only be entitled to cause the Escrow Agent to release the Escrowed Property (the “Escrow Release” and, the date of such Escrow Release, the “Escrow Release Date”) by delivering to the Escrow Agent and the Trustee on or before the Escrow Outside Date (and not later than 12:00 p.m. New York City time at least two Business Days prior to the Escrow Release Date specified in such Officer’s Certificate (or such later time as is agreed by the Escrow Agent)), an Officer’s Certificate (the “Escrow Officer’s Certificate”) instructing the Escrow Agent to release the escrowed funds and certifying to the effect that:

(i)            all conditions precedent to the Acquisition have been satisfied or waived in accordance with the terms of the Scheme Documents as in effect on the date of the Offering Memorandum, without amendment or waiver in a manner that would be materially adverse to the Holders of the Notes, other than (A) the payment of the consideration to be paid for the Acquisition for which the Escrowed Property is required (but subject to the payment of such consideration using the Escrowed Property), and (B) such other conditions precedent that by their nature are to be satisfied at the time of completion of the Acquisition (but subject to the satisfaction or waiver of such conditions);

(ii)           the Scheme Effective Date has occurred or substantially concurrently with the release of the Escrowed Property will occur; and

(iii)          no Default or Event of Default has occurred and is continuing at the time of, or immediately after giving effect to, the Acquisition (clauses (i), (ii) and (iii), collectively, the “Escrow Conditions”).

(b)            As used herein, “Escrow Outside Date” means the later of (i) June 29, 2026 and (ii) such later date (if any) as the Company and the Target may agree to extend the “Long Stop Date” (as defined in the Co-operation Agreement) in accordance with the Co-operation Agreement. The Issuer will notify the Escrow Agent and the Trustee in writing of any extension of the Escrow Outside Date in accordance with clause (ii) of the immediately preceding sentence.

SECTION 12.3.       Trustee Direction to Execute Escrow Agreement. The Trustee is hereby authorized and directed to execute and deliver the Escrow Agreement, and in connection therewith shall be entitled to all the rights, protections, benefits, immunities and indemnities it has hereunder. The Trustee shall have no duty to monitor the obligations of the Issuer or the Escrow Agent under the Escrow Agreement.

ARTICLE XIII

Miscellaneous

SECTION 13.1.       Notices. (a)         Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by electronic transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Issuer. In each case the notice or communication should be addressed as follows:

if to the Issuer or to any Guarantor:

American Axle & Manufacturing, Inc.
One Dauch Drive
Detroit, Michigan 48211
Email: Chris.May@aam.com
Attention: Chief Financial Officer

With a copy to:

American Axle & Manufacturing Holdings, Inc.
One Dauch Drive
Detroit, Michigan 48211
Email : Shannon.Curry@aam.com
Attention: Treasurer

American Axle & Manufacturing, Inc.
One Dauch Drive
Detroit, Michigan 48211
Email : Matthew.Paroly@aam.com
Attention: General Counsel

if to the Trustee:

U.S. Bank Trust Company, National Association
Global Corporate Trust
535 Griswold Street, Suite 550
Detroit, MI 48226
Email : james.kowalski@usbank.com
Attn: American Axle & Manufacturing, Inc. Administrator

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed or, as to any Global Note registered in the name of DTC or its nominee, in accordance with the applicable procedures of DTC. Copies of any notice or communication to a Holder, if given by the Issuer or Guarantor, will be given to the Trustee at the same time.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by email, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Issuer. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Issuer; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Issuer shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Issuer to the Trustee for the purposes of this Indenture.

SECTION 13.2.       Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee or the Notes Collateral Agent to take or refrain from taking any action under this Indenture or Notes Documents (except in connection with the original issuance of Notes on the date hereof), the Issuer shall furnish to the Trustee or the Notes Collateral Agent, as applicable:

(i)            an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or the Notes Collateral Agent, as applicable, stating that, in the opinion of the signers, all covenants and conditions precedent, if any, provided for in this Indenture and any other applicable Notes Documents relating to the proposed action have been complied with; and

(ii)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Notes Collateral Agent, as applicable, stating that, in the opinion of such counsel, all such covenants and conditions precedent have been complied with.

SECTION 13.3.       Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture or applicable Notes Document shall include:

(i)   a statement that the individual making such certificate or opinion has read such covenant or condition;

(ii)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)   a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)   a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

SECTION 13.4.       When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 13.5.       Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 13.6.       Days Other than Business Days. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is not a Business Day, and no interest shall accrue for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 13.7.       Governing Law. This Indenture, the Notes and the Note Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 13.8.       Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS, THE HOLDERS (BY THEIR ACCEPTANCE OF A NOTE) AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 13.9.       No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Note Guarantees, the Collateral Documents or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 13.10.     Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11.     Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 13.12.     Variable Provisions. The Issuer initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Notes.

SECTION 13.13.     Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.14.     Direction by Holders to Enter into Collateral Documents. By accepting a Note, each Holder is deemed to have authorized and directed the Trustee and the Notes Collateral Agent, as applicable, to (i) enter into the Collateral Documents, (ii) bind the Holders on the terms set forth in the Collateral Documents and (iii) perform and observe their obligations under the Collateral Documents.

SECTION 13.15.     Force Majeure. In no event shall the Trustee or the Notes Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder or under any Notes Document arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and the Notes Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.16.     USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and the Trust Officers, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they shall provide the Trustee and the Trust Officers with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

SECTION 13.17.     Pari Passu Intercreditor Agreement. By accepting a Note, each Holder agrees that it shall be bound by and shall take no actions contrary to the provisions of the Pari Passu Intercreditor Agreement.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

American Axle & Manufacturing, Inc.,

by	/s/ Shannon J. Curry
	Name:	Shannon J. Curry
	Title:	Vice President & Treasurer

American Axle & Manufacturing Holdings, Inc.,

by	/s/ Shannon J. Curry
	Name:	Shannon J. Curry
	Title:	Vice President & Treasurer

Each of the Subsidiaries Listed on Schedule 1 hereto,

by	/s/ Shannon J. Curry
	Name:	Shannon J. Curry
	Title:	Vice President & Treasurer

[Signature Page to Indenture]

U.S. Bank TRUST COMPANY, National Association, as Trustee and NOTES COLLATERAL AGENT

by	/s/ James Kowalski
	Name:	James Kowalski
	Title:	Vice President

[Signature Page to Indenture]

SCHEDULE 1

Subsidiary Guarantors

AAM Casting Corp.

AAM International Holdings, Inc.

AAM North America, Inc.

AAM Mexico Holdings LLC

AAM Powder Metal Components, Inc.

AccuGear, Inc.

ASP Grede Intermediate Holdings LLC

ASP HHI Holdings, Inc.

Auburn Hills Manufacturing, Inc.

Colfor Manufacturing, Inc.

HHI FormTech, LLC

Impact Forge Group, LLC

Jernberg Industries, LLC

MD Investors Corporation

Metaldyne M&A Bluffton, LLC

Metaldyne Performance Group Inc.

Metaldyne Powertrain Components, Inc.

Metaldyne Sintered Ridgway, LLC

Metaldyne SinterForged Products, LLC

MSP Industries Corporation

Oxford Forge, Inc.

Punchcraft Machining and Tooling, LLC

Tekfor, Inc

EXHIBIT A

[FORM OF FACE OF NOTE]

[Applicable Restricted Notes Legend]
[Depository Legend, if applicable]

A-1

No. [ ]	Principal Amount $[ ], as revised by the Schedule of Increases or Decreases in the Global Note attached hereto CUSIP NO. ISIN NO.

AMERICAN AXLE & MANUFACTURING, INC.

6.375% Senior Secured Note due 2032

American Axle & Manufacturing, Inc., a Delaware corporation, promises to pay to [                             ], or registered assigns, the initial principal amount set forth on the Schedule of Increases or Decreases in the Global Note attached hereto, as revised by the Schedule of Increases or Decreases in the Global Note attached hereto, on October 15, 2032.

Interest Payment Dates: April 15 and October 15.

Record Dates: April 1 and October 1.

Additional provisions of this Note are set forth on the other side of this Note.

American axle & manufacturing, Inc.,

by

Name:
Title:

by

Name:
Title:

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trustee’s certificate of authentication

U.S. Bank TRUST COMPANY, national association

as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:

Authorized Signatory	Date:

A-3

[FORM OF REVERSE SIDE OF NOTE]

6.375% Senior Secured Note due 2032

1.	Interest

American Axle & Manufacturing, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest (including post-petition interest on any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) will accrue at a rate equal to the then applicable interest rate on the Notes to the extent lawful. Interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal will accrue at a rate equal to the then applicable interest rate on the Notes to the extent lawful. The Issuer shall pay interest semiannually in arrears on April 15 and October 15 of each year, with the first interest payment to be made on April 15, 2026. Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from October 3, 2025. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment

By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Issuer shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Issuer shall pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the April 1 and October 1 next preceding the Interest Payment Date even if Notes are cancelled, repurchased or redeemed after the Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by the transfer of immediately available funds to the accounts specified by the Depositary. The Issuer shall make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof.

3.	Paying Agent and Registrar

Initially, U.S. Bank Trust Company, National Association, duly organized and existing under the laws of the United States of America and having a corporate trust office at 535 Griswold Street, Suite 550, Detroit, MI 48226 (“Trustee”), shall act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Issuer or any of its domestically incorporated Wholly-Owned Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

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4.	Indenture

The Issuer issued the Notes under an Indenture dated as of October 3, 2025 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are senior secured obligations of the Issuer. This Note is one of the 6.375% Senior Secured Notes due 2032 referred to in the Indenture. The Notes include (i) the Initial Notes and (ii) if and when issued, any Additional Notes.

5.	Guarantee

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Notes and all other amounts payable by the Issuer under the Indenture, the Notes and the Collateral Documents when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have unconditionally guaranteed (and future guarantors, together with the Guarantors, shall unconditionally Guarantee), jointly and severally, such obligations on a senior, secured basis pursuant to the terms of the Indenture.

6.	Security

The Initial Notes and Additional Notes are treated as a single class of securities under the Indenture and shall be secured by first-priority Liens and security interests, subject to Permitted Liens and certain other exceptions, in the Collateral on the terms and conditions set forth in the Indenture and the Collateral Documents. The Notes Collateral Agent holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Collateral Documents. Each Holder, by accepting this Note, is deemed to have authorized and directed the Trustee and the Notes Collateral Agent to enter into the Collateral Documents as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and to perform their obligations and exercise their rights thereunder in accordance therewith.

7.	Redemption

(a) At any time prior to October 15, 2028, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). The Company shall calculate the Applicable Premium and the Trustee shall have no duty to confirm or verify such calculation.

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(c)  On or after October 15, 2028, the Issuer will be entitled to redeem all or a portion of the Notes at the following redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

Period	Redemption Price
2028	103.188%
2029	101.594%
2030 and thereafter	100.000%

(d)  On or prior to October 15, 2028, the Issuer may on any one or more occasions redeem up to 40% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with an amount of cash not greater than the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 106.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but excluding the applicable Redemption Date (subject to the right of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that

(i) at least 60% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and

(ii) the redemption occurs within 90 days after the closing of such Equity Offering.

Notice of any redemption pursuant to clause (d) may be given prior to the completion of such Equity Offering.

Any redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(e)  Any redemption pursuant to clauses (a) through (d) of this paragraph 7 shall be made pursuant to the provisions of Sections 5.1 through 5.7 of the Indenture.

(f)  The Notes are subject to Special Mandatory Redemption provisions as provided in Section 5.8 of the Indenture.

8.	Put Provisions

(a)  If a Change of Control occurs, unless the Issuer has exercised its right to redeem all of the Notes under Section 5.1 of the Indenture, each Holder shall have the right to require the Issuer to repurchase all or any part (in integral multiples of $1,000 except that no Note may be tendered in part if the remaining principal amount would be less than $2,000) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest thereon, if any, to but excluding the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

A-6

(b)  In the event of an Asset Disposition that requires the purchase of Notes pursuant to Section 3.7(c) of the Indenture, the Issuer shall be required to make an offer to purchase, on a pro rata basis, Notes from all Holders and, if the Issuer elects, to purchase other First Lien Obligations from the holders thereof, in an aggregate principal amount equal to the amount of Excess Proceeds. The offer price in any Asset Disposition Offer will be equal to 100% of the principal amount (or, if different, the accreted value) of the applicable Indebtedness, plus accrued and unpaid interest, if any, to the date of purchase (subject to the rights of Holders of record on any Record Date to receive payments of interest on the related Interest Payment Date), and will be payable in cash. Holders of Notes that are the subject of an offer to purchase will receive an Asset Disposition Offer from the Issuer prior to any related purchase date and may elect to have such Note purchased pursuant to such offer by completing the form entitled “Option of Holder To Elect Purchase” attached hereto, or transferring its interest in such Note by book-entry transfer, to the Issuer or a Paying Agent at the address specified in the notice at least three Business Days before the Asset Disposition Purchase Date.

9.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of principal amount of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes for a period beginning 15 Business Days before an Interest Payment Date and ending on such Interest Payment Date.

10.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of the principal of or premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

12.	Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.	Amendment; Waiver

The Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Escrow Agreement may be amended or supplemented, and past defaults or non-compliance with the provisions of the Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Escrow Agreement may be waived, in each case, under certain circumstances as described in the Indenture.

A-7

14.	Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes then outstanding may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.	Trustee Dealings with the Issuer

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

A director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

17.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) signs the certificate of authentication on the other side of this Note manually, by facsimile or by electronic transmission.

18.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

A-8

19.	CUSIP Numbers and ISINs

The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

20.	Successor Entity

When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and all other conditions of the Indenture are satisfied, the predecessor entity will be released from those obligations.

21.	Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuer shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

American Axle & Manufacturing, Inc.
One Dauch Drive
Detroit, Michigan 48211
Attention: General Counsel

A-9

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint _________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature
Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) must be guaranteed by an eligible guarantor institution meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Dated:	NOTICE: To be executed by an executive officer

A-10

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE

The initial principal amount of the Note shall be $ [______]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

A-11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 3.7 or 3.9 of the Indenture, check the box:

☐	☐
3.7	3.9

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.7 or 3.9 of the Indenture, state the amount in principal amount (must be in denominations of integral multiples of $1,000): $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. .

A-12

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

American Axle & Manufacturing, Inc.

One Dauch Drive

Detroit, Michigan 48211

Email: Chris.May@aam.com

Attention: Chief Financial Officer

U.S. Bank Trust Company, National Association

535 Griswold Street, Suite 550

Detroit, MI 48226

Email: james.kowalski@usbank.com

Attn: American Axle & Manufacturing, Inc. Administrator

Re: American Axle & Manufacturing, Inc. 6.375% Senior Secured Notes due 2032

Reference is hereby made to the Indenture, dated as of October 3, 2025 (the “Indenture”), between American Axle & Manufacturing, Inc., as issuer (the “Issuer”), its parent, American Axle & Manufacturing Holdings, Inc. (the “Company”), certain subsidiaries of the Company from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”), owns and proposes to transfer the Note[s] or interest in such in such Note[s] specified in Annex A hereto, in the principal amount of $            in such Note[s] or interests (the “Transfer”), to                             (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

B-1

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Regulation S Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(i)   ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(ii)  ☐ such Transfer is being effected to the Company or a subsidiary thereof; or

(iii) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(i)       ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

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☐ Check if Transfer is Pursuant to Regulation S. (i) The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 144A, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER

The Transferor owns and proposes to transfer the following:

[CHECK ONE]

☐ a beneficial interest in the:

☐ 144A Global Note (CUSIP                          ), or

☐ Regulation S Global Note (CUSIP                          ); or

☐ a Restricted Definitive Note.

After the Transfer the Transferee will hold:

[CHECK ONE]

☐ a beneficial interest in the:

☐ 144A Global Note (CUSIP                          ), or

☐ Regulation S Global Note (CUSIP                          ), or

☐ Unrestricted Global Note (CUSIP                          ); or

☐ a Restricted Definitive Note; or

☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

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EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

American Axle & Manufacturing, Inc.

One Dauch Drive

Detroit, Michigan 48211

Email: Chris.May@aam.com

Attention: Chief Financial Officer

U.S. Bank Trust Company, National Association

535 Griswold Street, Suite 550

Detroit, MI 48226

Email: james.kowalski@usbank.com

Attn: American Axle & Manufacturing, Inc. Administrator

Re: American Axle & Manufacturing, Inc. 6.375% Senior Secured Notes due 2032

(CUSIP            )

Reference is hereby made to the Indenture, dated as of October, 2025 (the “Indenture”), between American Axle & Manufacturing, Inc., as issuer (the “Issuer”), its parent, American Axle & Manufacturing Holdings, Inc., certain subsidiaries of the Company from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.            Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficiary interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

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☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

[CHECK ONE]

☐ 144A Global Note  ☐ Regulation S Global Note

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

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EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of ___________, among [GUARANTOR] (the “New Guarantor”), AMERICAN AXLE & MANUFACTURING, INC., a Delaware corporation (the “Issuer”), AMERICAN AXLE & MANUFACTURING HOLDINGS, INC., a Delaware corporation (the “Company”) on behalf of itself and the other Guarantors (the “Existing Guarantors”) under the Indenture referred to below, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (the “Trustee”), as trustee and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent (“Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H :

WHEREAS, the Issuer, the Company and the other Guarantors party thereto have heretofore executed and delivered to the Trustee and the Collateral Agent an Indenture dated as of October 3, 2025 (the “Indenture”; capitalized terms used but not defined herein having the meanings assigned thereto in the Indenture), providing for the issuance of its 6.375% Senior Secured Notes due 2032;

WHEREAS, the Indenture permits the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer’s obligations under the New Notes pursuant to a Guarantee on the terms and conditions set forth herein;

WHEREAS, the Guarantee contained in this Supplemental Indenture shall constitute a “Note Guarantee”, and the New Guarantor shall constitute a “Guarantor”, for all purposes of the Indenture;

WHEREAS, pursuant to Section 9.1(ii)(b), the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company, the Issuer and the New Guarantor have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Issuer, the Existing Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.            Agreement to Guaranty. The New Guarantor hereby agrees, jointly and severally with all the existing Guarantors, to unconditionally guarantee the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

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2.            Successors and Assigns. This Supplemental Indenture shall be binding upon the New Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee, the Collateral Agent and the Holders and, in the event of any transfer or assignment of rights by any Holder, the Trustee or the Collateral Agent, the rights and privileges conferred upon that party in the Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

3.            No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture, the Indenture or the Notes shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein and therein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture, the Indenture or the Notes at law, in equity, by statute or otherwise.

4.            Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the New Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the New Guarantor in any case shall entitle the New Guarantor to any other or further notice or demand in the same, similar or other circumstances.

6.            Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of New Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7.            Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9.            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

10.         Trustee and Collateral Agent. The Trustee and the Collateral Agent make no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuer, the Company, the Existing Guarantors and the New Guarantor, and not of the Trustee or the Collateral Agent. The rights, privileges, indemnities and protections afforded the Trustee and the Collateral Agent under the Indenture shall apply to the execution hereof and the transactions contemplated hereunder.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEW GUARANTOR

By:
Name:
Title:

AMERICAN AXLE & MANUFACTURING, INC.

By:
Name:
Title:

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC., on behalf of itself and the other Existing Guarantors

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

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